EXHIBIT 4.3

Execution Version

INGERSOLL-RAND INDUSTRIAL U.S., INC. EMPLOYEE SAVINGS PLAN

Execution Version
TABLE OF CONTENTS
HISTORY OF THE PLAN		1

SECTION 1 DEFINITIONS		3
1.1	"Affiliated Company"	3
1.2	"After-Tax Contribution"	3
1.3	"Alternate Payee"	3
1.4	"Appendix"	3
1.5	"Bargained Participant"	3
1.6	"Before-Tax Contribution"	3
1.7	"Beneficiary"	3
1.8	"Benefit Commencement Date"	4
1.9	"Board"	4
1.10	"Catch-up Contribution"	4
1.11	"Code"	4
1.12	"Committee"	4
1.13	"Company"	4
1.14	"Company Contributions"	4
1.15	"Company Stock"	4
1.16	"Company Stock Fund"	4
1.17	"Compensation"	4
1.18	"Compensation Deferral Limit"	6
1.19	"Contribution Percentage Limit"	6
1.20	"Core Contribution"	6
1.21	"Determination Year"	6
1.22	"Disability" or "Disabled"	7
1.23	"Domestic Subsidiary"	7
1.24	"Effective Date"	7
1.25	"Eligible Employee"	7
1.26	"Employee"	8
1.27	"ERISA"	9
1.28	"Highly Compensated Employee"	9
1.29	"Hour of Service"	9
1.30	"LCN Plan"	10
1.31	"Leave of Absence"	10
1.32	"Limitation Year"	10
1.33	"Look-Back Year"	10
1.34	"Merged Plans"	11
1.35	"Merger"	11
1.36	"Non-highly Compensated Employee"	11
1.37	"Normal Retirement Date"	12
1.38	"Participant"	12
1.39	"Participant Contribution"	12
1.40	"Participating Subsidiary"	12
1.41	"Period of Severance"	12
1.42	"PFS Employee"	12

i

1.43	"Plan"	12
1.44	"Plan Effective Date"	12
1.45	"Plan Year"	12
1.46	"Prior Ingersoll Bargained Savings Plan"	12
1.47	"Prior Ingersoll Savings Plan"	12
1.48	"Prior Plan Benefit"	12
1.49	"Qualified Domestic Relations Order"	12
1.50	"Qualified Nonelective Contribution"	13
1.51	"Retirement Date"	13
1.52	"Rollover Contribution"	13
1.53	"Salary Deferral Agreement"	13
1.54	"Separation Date"	13
1.55	"Service"	14
1.56	"Spouse"	15
1.57	"SSIP"	15
1.58	"Total Account"	16
1.59	"Trustee"	18
1.60	"Trane Merger Employee"	18
1.61	"Trust Fund"	18
1.62	"Valuation Date"	19

SECTION 2 PARTICIPATION		20
2.1	PARTICIPATION REQUIREMENTS	20
2.2	ELECTION TO PARTICIPATE	20
2.3	EFFECTIVE DATE OF ELECTIONS	20
2.4	PARTICIPATION UPON REEMPLOYMENT	20
2.5	TERMINATION OF PARTICIPATION	21
2.6	VETERANS' RIGHTS	21

SECTION 3 PARTICIPANT CONTRIBUTIONS		22
3.1	PARTICIPANT CONTRIBUTIONS	22
3.2	INCREASE OR DECREASE IN RATE OF CONTRIBUTIONS	24
3.3	SUSPENSION AND RESUMPTION OF CONTRIBUTIONS	24
3.4	EFFECTIVE DATE OF ELECTIONS	24
3.5	ROLLOVER CONTRIBUTIONS	24
3.6	MAXIMUM AMOUNT OF SALARY DEFERRAL	25
3.7	CATCH-UP CONTRIBUTIONS	26

SECTION 4 COMPANY CONTRIBUTIONS		27
4.1	COMPANY CONTRIBUTIONS	27
4.2	FORM AND TIMING OF COMPANY CONTRIBUTIONS.	29
4.3	FORFEITURES OF COMPANY CONTRIBUTIONS	29

SECTION 5 INVESTMENT PROVISIONS		30
5.1	DESCRIPTION OF FUNDS	30
5.2	INVESTMENT ELECTION	30
5.3	CHANGE IN INVESTMENT ELECTION	30

5.4	RESPONSIBILITY OF PARTICIPANT IN SELECTING INVESTMENTS	31
5.5	TRANSFER OF FUNDS	31
5.6	STOCK RIGHTS, STOCK DIVIDENDS AND STOCK SPLITS	31
5.7	COMPANY STOCK FUND	31

SECTION 6 VESTING		33
6.1	VESTING OF PARTICIPANT CONTRIBUTIONS	33
6.2	VESTING OF COMPANY CONTRIBUTIONS	33
6.3	FORFEITURES	33

SECTION 7 DISTRIBUTIONS		36
7.1	DISTRIBUTION ON ACCOUNT OF A PARTICIPANT'S SEPARATION DATE	36
7.2	LUMP SUM DISTRIBUTIONS	39
7.3	DISTRIBUTIONS ON DEATH	39
7.4	INVESTMENT OF DEFERRED DISTRIBUTIONS	42
7.5	PROOF OF DEATH	42
7.6	LOAN AS A DISTRIBUTION	42
7.7	DISTRIBUTION TO ALTERNATE PAYEE	42
7.8	NOTICE TO PAYEE	43
7.9	RESTRICTIONS ON DISTRIBUTIONS	44
7.10	ELIGIBLE ROLLOVER DISTRIBUTION	44
7.11	MINIMUM DISTRIBUTION REQUIREMENTS	46

SECTION 8 WITHDRAWALS AND LOANS DURING EMPLOYMENT		51
8.1	DISCRETIONARY WITHDRAWALS	51
8.2	WITHDRAWALS FOR PARTICIPANTS OVER AGE 59½	52
8.3	HARDSHIP WITHDRAWALS	52
8.4	TAXABILITY OF WITHDRAWALS	54
8.5	RESTORATION OF WITHDRAWALS	54
8.6	TIMING OF WITHDRAWALS	55
8.7	LOANS	55
8.8	LOAN CONDITIONS	56

SECTION 9 ADMINISTRATION OF THE PLAN		59
9.1	THE BENEFITS ADMINISTRATION COMMITTEE	59
9.2	ORGANIZATION OF THE COMMITTEE	59
9.3	POWERS OF THE COMMITTEE	59
9.4	RECORDS OF THE COMMITTEE	60
9.5	PROCEDURE FOR CLAIMING BENEFITS UNDER THE PLAN	61
9.6	THE PLAN IS A VOLUNTARY ACT BY THE COMPANY	65
9.7	INDEMNIFICATION	65
9.8	FIDUCIARY INSURANCE	65
9.9	FILINGS WITH THE COMMITTEE	66
9.10	PAYEE UNKNOWN	66
9.11	RELIANCE ON STATEMENTS OF PARTICIPANTS AND BENEFICIARIES	66

9.12	DISTRIBUTION TO MINORS AND INCAPACITATED PAYEES	67

SECTION 10 ADMINISTRATION OF THE TRUST		68
10.1	TRUST AGREEMENT	68
10.2	PROVISIONS OF THE TRUST AGREEMENT	68
10.3	EXCLUSIVE BENEFIT OF PARTICIPANTS	68
10.4	DIRECTIONS OF THE COMMITTEE	68
10.5	COORDINATION OF PLAN AND TRUST AGREEMENT	68
10.6	BENEFITS INVESTMENT COMMITTEE	68
10.7	RETURN OF CONTRIBUTIONS	69

SECTION 11 AMENDMENT, TERMINATION, OR MERGER OF THE PLAN		70
11.1	RIGHT TO AMEND	70
11.2	CHANGES IN PLAN BENEFITS	70
11.3	RIGHT TO TERMINATE	70
11.4	NOTICE OF TERMINATION	70
11.5	TERMINATION OF TRUST	71
11.6	DISCONTINUANCE OF CONTRIBUTIONS	71
11.7	MERGER OF PLANS	71

SECTION 12 MISCELLANEOUS PROVISIONS		72
12.1	GENDER	72
12.2	INVESTMENTS AND EXPENSES	72
12.3	VOTING RIGHTS	72
12.4	STATEMENTS OF ACCOUNTS	72
12.5	NONALIENABILITY OF BENEFITS	73
12.6	TOP HEAVY PROVISIONS	73
12.7	NONDISCRIMINATION LIMITATIONS ON PARTICIPANT CONTRIBUTIONS AND COMPANY MATCHING CONTRIBUTIONS	77
12.8	ACQUISITIONS AND DIVESTITURES	80
12.9	CHANGE IN OPERATIONS	81
12.10	CONSTRUCTION OF PLAN	81
12.11	CHOICE OF FORUM.	82

SECTION 13 MAXIMUM BENEFIT LIMITATIONS UNDER CODE SECTION 415		83
13.1	MAXIMUM BENEFIT.	83
13.2	DEFINITION OF ANNUAL ADDITIONS	83
13.3	SECTION 415 COMPENSATION.	86
13.4	OTHER DEFINITIONS.	89

APPENDIX A LIST OF PARTICIPATING SUBSIDIARIES		92

APPENDIX B PRIOR SERVICE WITH AN AFFILIATED COMPANY PURSUANT TO SECTION 1.52(B)		93

APPENDIX C SPECIAL PROVISIONS TRANE ESOP COMPONENT		95

APPENDIX D SPECIAL PROVISIONS APPLICABLE TO BARGAINED EMPLOYEES COVERED BY THE BARGAINING AGREEMENT WITH ZIMMERMAN HANDLING SYSTEM UAW LOCAL 771	98

v

INGERSOLL-RAND INDUSTRIAL U.S., INC. EMPLOYEE SAVINGS PLAN
HISTORY OF THE PLAN
Ingersoll-Rand Industrial U.S., Inc. hereby establishes the Ingersoll-Rand Industrial U.S., Inc. Employee Savings Plan (the "Plan") to be effective January 1, 2020 (the “Plan Effective Date”).  The Plan is established in order to facilitate systematic savings by Eligible Employees and to provide Eligible Employees with an opportunity to fund their retirement and other specified needs.
The Plan will accept a spin-off of account balances with respect to Employees of the Company and the Participating Subsidiaries and with respect to former employees in the industrial business segment from the Ingersoll-Rand Company Employee Savings Plan (the “Prior Ingersoll Savings Plan”) and the Ingersoll-Rand Company Employee Savings Plan for Bargained Employees (the “Prior Ingersoll Bargained Savings Plan”). The spun-off accounts may include balances attributable to the following plans that merged into the Prior Ingersoll Savings Plan:
•	Ingersoll-Rand Company Savings and Stock Investment Plan
•	ETC 401(k) Plan
•	Integrated Access Systems, Inc. Employee Salary Reduction Plan
•	Nelson Refrigeration Inc. Profit Sharing Plan
•	Falcon Lock 401(k) Plan
•	Security One Systems, Inc. Employee Savings Plan
•	Ingersoll-Rand Company Matching Contribution Plan
•	Trane Savings Plan (other than such participants who are located in Puerto Rico)
For former participants in the Prior Ingersoll Savings Plan and the Prior Ingersoll Bargained Savings Plan whose accounts are transferred to the Plan, the following shall apply:
•
Any deferral election, including an automatic election, in effect under the Prior Ingersoll Savings Plan or the Prior Ingersoll Bargained Savings Plan immediately prior to the Plan Effective Date will continue in effect under the Plan on and after the Plan Effective Date, until revised in accordance with the terms of the Plan.

•
Any Beneficiary designation in effect under the Prior Ingersoll Savings Plan or the Prior Ingersoll Bargained Savings Plan immediately prior to the Plan Effective Date will continue in effect under the Plan on and after the Plan Effective Date, until revised in accordance with the terms of the Plan.

•
A former participant’s account transferred from the Prior Ingersoll Savings Plan or the Prior Ingersoll Bargained Savings Plan shall continue to be invested on and after the Plan Effective Date in the same funds in which it was invested immediately prior to the Plan Effective Date, unless and until transferred in accordance with the terms of the Plan.

•	Contributions made to a Participant’s account under the Plan will be invested on and after the Plan Effective Date in accordance with the Participant’s investment elections in effect under the Prior Ingersoll Savings Plan or the Prior Ingersoll Bargained Savings Plan immediately prior to the Plan Effective Date, unless and until the Participant revises such elections in accordance with the terms of the Plan.
•
Any loan outstanding under the Prior Ingersoll Savings Plan or the Prior Ingersoll Bargained Savings Plan immediately prior to the Plan Effective Date shall continue in effect and be repaid under the Plan in accordance with the terms of the loan in effect prior to such date, provided that the Committee may make such adjustments in the administration of such loans as it may deem to be necessary.

•
On and after the Plan Effective Date, payments shall continue to be made from the account of a former participant in the Prior Ingersoll Savings Plan or the Prior Ingersoll Bargained Savings Plan in accordance with any recurring payment election in effect immediately prior to the Plan Effective Date, unless and until such election is revised in accordance with the terms of the Plan.

This Plan is intended to be a profit-sharing plan which is qualified under section 401(a) of the Internal Revenue Code of 1986, as amended, (the "Code"), which includes a qualified cash-or-deferred arrangement described in Section 401(k) of the Code, which is a plan described in Section 413(b) of the Code (to the extent it covers employees described in such section), and which constitutes an employee pension benefit plan within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974 ("ERISA"), and its terms shall be construed accordingly.

SECTION 1
DEFINITIONS
1.1	"Affiliated Company" means any of the following:

(a)	Any corporation which is a member of a controlled group of corporations which includes the Company, determined under the provisions of Section 414(b) of the Code;
(b)	Any trade or business (whether or not incorporated) which is under common control (as defined in Section 414(c) of the Code) with the Company;
(c)	Any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Company; and
(d)	Any other entity required to be aggregated with the Company pursuant to regulations under Section 414(o) of the Code.
A corporation, trade, or business, or member of an affiliated service group shall be treated as an Affiliated Company only while it is a member of the group.
1.2
"After-Tax Contribution" means a contribution to the Trust Fund made by a Participant which is included in the Participant's gross income for Federal income tax purposes for the year in which such contribution was made.

1.3
"Alternate Payee" means any Spouse, former Spouse, child, or other dependent of a Participant recognized by a Qualified Domestic Relations Order as having a right to receive all, or a portion of, the Participant's nonforfeitable benefits under the Plan.

1.4
"Appendix" means a written supplement to this Plan and made a part hereof. Notwithstanding any other term or provision of this Plan to the contrary, if it conflicts with specific terms or provisions in an Appendix, the Appendix shall control.

1.5
"Bargained Participant" means a Participant who is covered by the terms of the collective bargaining agreement between Ingersoll-Rand Industrial U.S., Inc. and the International Union, United Automobile, Aerospace and Agricultural Implement Workers of America Local #771 (“UAW Local 771”).

1.6
"Before-Tax Contribution" means a contribution to the Trust Fund made on the behalf of a Participant pursuant to a Salary Deferral Agreement and which is not included in the Participant's gross income for Federal income tax purposes for the year in which such contribution was made.

1.7
"Beneficiary" means any person or persons (including a trust established for the benefit of such person or persons), designated by a Participant or by the terms of the Plan as provided in Section 7.3(a), who is or who may become entitled to receive benefits from the Plan.  Any person who is an Alternate Payee shall be considered a Beneficiary for purposes of the Plan.
1.8
"Benefit Commencement Date" means the first Valuation Date following the date on which all events have occurred which entitle the Participant or Beneficiary to a distribution from the Plan in accordance with the provisions of Section 7.

1.9
"Board" means, prior to the effective time of the Merger, the Board of Directors of Ingersoll-Rand plc, and following the effective time of the Merger, the Board of Directors of Gardner Denver Holdings, Inc. or any successor thereto.

1.10
"Catch-up Contribution" means a contribution to the Trust Fund made on behalf of a Participant pursuant to a Salary Deferral Agreement in accordance with Section 414(v) of the Code and Section 3.7 of the Plan.

1.11
"Code" means the Internal Revenue Code of 1986, as amended from time to time.  Reference to a specific provision of the Code shall include such provision, any valid regulation or ruling promulgated thereunder, and any provision of future law that amends, supplements, or supersedes such provision.

1.12	"Committee" means the Benefits Administration Committee appointed as set forth in Section 9.1.

1.13
"Company" means Ingersoll-Rand Industrial U.S., Inc. and any Participating Subsidiary.  As to periods prior to the Effective Date, the term Company shall mean Ingersoll-Rand Company and any Affiliated Company that participated in the Prior Ingersoll Savings Plan or the Prior Ingersoll Bargained Savings Plan.

1.14	"Company Contributions" means the total contributions made by the Company on behalf of a Participant pursuant to Section 4.1.

1.15
"Company Stock" means the ordinary shares of Ingersoll-Rand plc, an Irish Company, which is expected to continue operating the Climate segment of its business following the Merger.  Following the Merger, the term Company Stock shall also refer to ordinary shares of Ingersoll-Rand, Inc. that are distributed to holders of Company Stock in conjunction with the Merger.

1.16	"Company Stock Fund" means an investment fund available under the Plan primarily invested in Company Stock.

1.17
"Compensation" means, subject to the terms of any applicable Appendix, the total amount of salary, commissions, performance-based bonuses (including, but not limited to, the Annual Incentive Matrix Program (AIM) or its successor, sales incentives, gain sharing, cross-selling bonuses and quality production bonuses, but excluding the 2010 Merit Plus Performance Award), and wages, including in each case all overtime pay, shift differential, vacation pay (but excluding wages paid to an Employee for unused vacation), and holiday pay paid to the Employee by the Company during the Plan Year, excluding, however, in each case, all severance pay and termination pay, sign-on bonuses, safety bonuses, patent and spot awards, and career (retention) bonuses.  For the avoidance of doubt, Compensation excludes payments made after termination of employment other than the last regular paycheck.
(a)	Compensation also includes the following:
(i)
in the event an Employee transfers from the employ of the Company to the employ of an Affiliated Company, commissions and bonuses paid by the Company to such former Employee during the Plan Year in which such transfer occurs.

(ii)
contributions made on behalf of an Employee by the Company pursuant to a Salary Deferral Agreement, a salary reduction agreement pursuant to a cafeteria plan established under Section 125 of the Code (including any amounts not available in cash in lieu of health coverage because the Employee is unable to certify that he has other health coverage, provided the Company does not request or collect information regarding the Employee's other health coverage as part of the enrollment process) or amounts contributed or deferred at the election of the Employee and not includible in gross income by reason of Section 132(f)(4) of the Code.

(b)	Compensation does not include other employee benefits, including but not limited to:
(i)	cost-of-living allowances, premiums paid on overseas assignments, profit sharing arrangements, rights under any stock purchase plan, insurance program or any benefits to any Employee thereunder;
(ii)
awards, grants and payments made under incentive stock compensation plans of the Company, including but not limited to stock options, stock awards or grants, stock appreciation rights, dividend equivalents paid on any of the foregoing, any deferred bonus payments under the Management Incentive Unit Plan;

(iii)	fees paid to Employees for services as directors of the Company or subsidiaries;
(iv)	any part of payments which may be made by the Company as a result of its share of employment taxes;
(v)	the value or estimated value of any welfare, pension or retirement rights or benefits whatsoever;
(vi)
any compensation, deferred under the Ingersoll-Rand Industrial U.S., Inc. Executive Deferred Compensation Plan II (Deferral Plan), any Deferral Amounts and Supplemental Contributions (as such terms are defined in the Deferral Plan), or any amounts paid from the Deferred Compensation Account (as such term is defined in the Deferral Plan) or any other account under the Deferral Plan including, but not limited to, amounts paid consisting of such Deferral Amounts and Supplemental Contributions and their earnings;

(vii)	fringe benefits, including wellness incentive awards.
In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, the annual compensation of each Employee taken into account under the Plan shall not exceed the annual compensation limit under Section 401(a)(17)(A) of the Code as adjusted by the Commissioner of Internal Revenue for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code.  The cost of living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined ("Determination Period") beginning in such calendar year.  If a Determination Period consists of fewer than 12 months, the annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the Determination Period, and the denominator of which is 12.
1.18
"Compensation Deferral Limit" means, for any Plan Year for which the Plan does not meet the "safe harbor" requirements of Sections 401(k)(12) and 401(m)(11) of the Code, the maximum percentage of an Employee's Compensation which may be contributed to the Plan pursuant to a Salary Deferral Agreement.  The Committee shall establish the Compensation Deferral Limit for each such Plan Year for the purpose of meeting the nondiscrimination tests of Section 401(k) and Section 401(m) of the Code, and shall apply the limit to such Employees as is necessary to assure compliance with such tests. For purposes of determining whether the Plan meets the “safe harbor” requirements, the portion of the Plan benefiting Bargained Participants is mandatorily disaggregated from the portion of the Plan benefiting non-bargained Participants, as provided under Treasury Regulations Section 1.410(b)-2(b)(7).

1.19
"Contribution Percentage Limit" means for any Plan Year, the maximum percentage (determined in accordance with the provisions of Section 12.7) of an Employee's Compensation which may be contributed to the Plan as Company Matching Contributions and/or Participant After-Tax Contributions under Section 401(m) of the Code.  The Committee shall establish the Contribution Percentage Limit for each Plan Year for the purpose of meeting the nondiscrimination tests of Section 401(m) of the Code, and shall apply the limit to such Employees as is necessary to assure compliance with such tests.

1.20	"Core Contribution" means the nonelective employer contributions made pursuant to Section 4.1(b).

1.21	"Determination Year" means the Plan Year that is being tested for purposes of determining if the Plan meets the applicable nondiscrimination requirements of Sections 401(k) and 401(m).

1.22
"Disability" or "Disabled" as applied to any Employee means any permanent disability as that term is defined in any long-term disability benefit plan or plans maintained by the Company or an Affiliated Company and in which the Employee participates; or in the absence of any such plan in which the Employee participates, Disability means that the Employee:

(a)	has been totally incapacitated by bodily injury or disease so as to be prevented thereby from engaging in any occupation or employment for remuneration or profit,
(b)	such total incapacity shall have continued for a period of six (6) consecutive months, and
(c)	such total incapacity will, in the opinion of a qualified physician, be permanent and continuous during the remainder of such Employee's life.
Disability shall not mean, however, any incapacity which was contracted, suffered or incurred while the Employee was engaged in, or resulted from his having engaged in, a criminal enterprise, or which resulted from his habitual drunkenness or addiction to narcotics, a self-inflicted injury, or service in the armed forces of any country.
The Benefits Administration Committee shall have the right to require the Employee to submit reasonable evidence of such Disability.  Such evidence may include a requirement that the Employee submit to a medical examination from time to time by a qualified physician or physicians selected by the Company.  Medical examination shall not be required more frequently than semi-annually.
1.23	"Domestic Subsidiary" means a company organized under the laws of the United States or any of its states, territories or possessions and which is an Affiliated Company as defined in Section 1.1.

1.24	"Effective Date" with respect to the Plan as herein adopted, means January 1, 2020.

1.25	"Eligible Employee" means an Employee who is:

(a)	an Employee, other than a temporary or seasonal Employee (including an intern), who is employed by a Participating Subsidiary listed in Appendix A; or
(b)
a United States citizen sent by the Company to a foreign country with respect to whom the Company makes a Social Security contribution, whether employed there by the Company, or a Participating Subsidiary; or

(c)
a non-resident alien who is authorized to work in the United States, paid on the U.S. payroll of the Company or a Participating Subsidiary and who is not participating in a retirement plan of the Company or Affiliated Company outside of the U.S. or its territories.  Such non-resident alien shall continue to be an Eligible Employee if he or she is temporarily transferred outside of the U.S. or its territories for less than three (3) years with the intent to return to the U.S. after the transfer provided such non-resident alien remains on the U.S. payroll of the Company or a Participating Subsidiary and does not participate in a retirement plan maintained outside the U.S. or its territories by the Company or an Affiliated Company.  Such non-resident alien shall cease to be an Eligible Employee when the period of transfer exceeds three (3) years.
(d)
Any seasonal or temporary Employee (including an intern) who completes six months of service shall be deemed an Eligible Employee on the first day of the month immediately following the six-month anniversary of such Employee's date of hire, provided the Employee is employed on such date, unless otherwise specifically excluded under Section 1.25(e)(i), (ii), (iii), or (iv).

(e)	The term "Eligible Employee" excludes, however:
(i)
any such person who is a member of a unit of Employees covered by a collective bargaining agreement, unless such agreement with the approval of the Committee provides for the application of the Plan to the Employees in such unit;

(ii)	any such person who is a Leased Employee as defined in Section 1.26;
(iii)	any such person who is a nonresident alien with no income from sources within the United States and not described in subsection (c) above;
(iv)
any other individual who becomes an Employee of Ingersoll-Rand Industrial U.S., Inc. or any Affiliated Company as a result of the acquisition of a subsidiary, division or other operating unit or location prior to the date eligibility for Plan participation is extended to such subsidiary, division, operating unit or location by the Committee as evidenced in the attached Appendix A of this Plan;

(v)	a person employed by the Company with the agreement that such person will work for a period of less than six months; and
(vi)
Notwithstanding the foregoing, Employees covered by the collective bargaining agreement between the Company and the International Union, United Automobile, Aerospace and Agricultural Implements Workers of America Local 771 participate in the Plan.

1.26
"Employee" means any employee currently employed by the Company or an Affiliated Company.  The term "Employee" includes any Leased Employee of the Company within the meaning of Section 414(n)(2) of the Code, without regard to Section 414(n)(5) of the Code.  A "Leased Employee" means any individual who is not an Employee and who provides services for the Company or an Affiliated Company, if (i) such services are provided pursuant to an agreement between the Company and any other person; (ii) such individual has performed such services for the Company on a substantially full-time basis for a period of at least one year; and (iii) such services are performed under the primary direction and control of the Company or an Affiliated Company.

Notwithstanding any provision to the contrary, the Company's classification, as opposed to a classification or reclassification for any reason, whether initiated by a court, governmental agency or otherwise, of an individual's status as an Employee or Eligible Employee for purposes of inclusion or exclusion from participation in the Plan shall be conclusive and binding.
1.27
"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.  Reference to a specific provision of ERISA shall include such provision, any valid regulation or ruling promulgated thereunder, and any provision of future law that amends, supplements, or supersedes such provision.

1.28
"Highly Compensated Employee" for any Plan Year means an individual determined in accordance with Section 414(q) of the Code, and with such rules and regulations as shall be promulgated by the Internal Revenue Service pursuant to such Section, and shall mean an Employee who, at any time during the Determination Year or the Look-Back Year (i) was a 5% owner (as defined in Section 416(i)(1) of the Code) with respect to the Company or any Affiliate, or (ii) earned more than $80,000 of compensation in the Look Back Year only.  For purposes of this Section 1.28, the $80,000 amount is to be indexed at the same time and in the same manner as is the dollar limit applicable to defined benefit plans under Section 415 of the Code ($130,000 for 2020).

For purposes of the foregoing paragraph, a former employee shall be treated as a Highly Compensated Employee if (i) such employee was a Highly Compensated Employee when such employee separated from service, or (ii) such employee was a Highly Compensated Employee at any time after attaining age 55.
Highly Compensated Employee shall, for any Plan Year as determined by the Committee, be determined under the calendar year election method described in Treasury Regulation Section 1.414(q)-1T, Q&A-14(b), which election shall apply to all other plans maintained by the Company or an Affiliate.
For purposes of determining an Employee's compensation under this Section 1.28, compensation shall mean the Employee's "Section 415 Compensation" pursuant to Section 13.3.
1.29	"Hour of Service" means:

(a)	Employees will receive credit for an Hour of Service for each hour they are paid, or entitled to payment, for the performance of duties for the Company or an Affiliated Company during a Plan Year.
(b)
Except to the extent limited by paragraph (d), Employees will receive credit for an Hour of Service for each hour for which they are directly or indirectly paid, or entitled to payment by the Company or an Affiliated Company, on account of a period of time during which no duties are performed (irrespective of whether their employment relationship has terminated) due to and in accordance with procedures regarding vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence.

(c)
Employees will also receive credit for Hours of Service for each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Company or an Affiliated Company, but the same Hours of Service will not be credited both under paragraph (a) or paragraph (b), as the case may be, and under this paragraph (c).  Hours credited under this paragraph (c) shall be credited to the Plan Year to which the award or agreement pertains, rather than to the Plan Year in which the award, agreement or payment is made.

(d)	Notwithstanding paragraph (b),
(i)	No more than 501 Hours of Service will be credited to an Employee under paragraph (b) on account of any single continuous period during which the Employee performs no duties.
(ii)
No Hours of Service will be credited to an Employee for a period during which no duties are performed if payment to the Employee was made or due under a plan maintained solely for the purpose of complying with workers' compensation, unemployment compensation or disability insurance laws.

(iii)	No Hours of Service will be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee or his dependents.
(e)
In the event that payments are made based on periods during which an Employee performs no duties, and which results in the Employee being credited with Hours of Service, such payments shall be made on the basis of units of time. The number of hours that will be credited to the employee shall be the number of regularly scheduled working hours included in the units of time on the basis of which the payment is calculated.

The determination of Hours of Service shall be in accordance with the rules set forth in the United States Department of Labor's Rules and Regulations for Minimum Standards for Employee Pension Benefit Plans, Section 2530.200b-2(b) and (c), which are incorporated herein by this reference.
1.30	"LCN Plan" means the LCN Closers Employees' Profit Sharing Plan.

1.31
"Leave of Absence" means an absence granted in writing by the Company or an Affiliated Company in accordance with the Company's personnel policies or as required by law, uniformly applied to all employees, including but not limited to, absences for reasons of health, education, jury duty, or service in the armed forces of the United States.

1.32	"Limitation Year" means the calendar year.

1.33	"Look-Back Year" means the period of twelve consecutive months immediately preceding the Determination Year.

1.34	"Merged Plans" means the qualified plans listed below:

(a)	Prior Ingersoll Bargained Savings Plan, a portion of which is being spun-off to the Plan;
(b)	Prior Ingersoll Savings Plan, a portion of which is being spun-off to the Plan;
(c)	the following plans that were merged to form the Prior Ingersoll Savings Plan, effective January 1, 2003, to the extent assets spun-off to the Plan include assets attributable to such plans:
(i)	Ingersoll-Rand Company Savings and Stock Investment Plan;
(ii)	Ingersoll-Rand/Thermo King Savings and Stock Investment Plan;
(iii)	Kryptonite Corporation Profit Sharing Plan;
(iv)	Blaw Knox Construction Equipment Corporation Retirement Plan for Salaried Employees;
(v)	National Refrigeration Services, Inc. 401(k) Retirement Savings Plan;
(vi)	Hussmann International, Inc. Retirement Savings Plan;
(vii)	Hussmann International, Inc. Retirement Savings Plan for Salaried Employees;
(viii)	Taylor Industries, Inc. 401(k) Profit Sharing Plan;
(ix)	Perimeter Bobcat P. S. 401-K Plan;
(x)	WHS Refrigeration Systems, Inc. 401(k) Savings Plan;
(d)
Trane Savings Plan, including the ESOP Component of the Trane Savings Plan, which merged into the Prior Ingersoll Savings Plan, to the extent assets spun-off to the Plan include assets attributable to such plan; and

(e)	LCN Closers Employees’ Profit Sharing Plan, which merged into the Prior Ingersoll Savings Plan, to the extent assets spun-off to the Plan include assets attributable to such plan.
1.35
"Merger" means the merger of Ingersoll-Rand U.S. Holdco, Inc., and Charm Merger Sub as described in the Agreement and Plan of Merger by and among Ingersoll-Rand plc, Gardner Denver Holdings, Inc., Ingersoll-Rand U.S. Holdco, Inc., and Charm Merger Sub Inc. Dated as of April 30, 2019.

1.36	"Non-highly Compensated Employee" means an Employee who is not a Highly Compensated Employee.

1.37	"Normal Retirement Date" means the date on which the Employee attains the age of 65.

1.38
"Participant" means an Eligible Employee who participates in the Plan in accordance with the provisions of Section 2.  Participation in the Plan shall cease in accordance with the provisions of Section 2.5.

1.39	"Participant Contribution" means a contribution made by or on behalf of a Participant pursuant to Section 3.1.

1.40	"Participating Subsidiary" means any Domestic Subsidiary that has adopted this Plan with the approval of the Board, as listed in Appendix A to this Plan.

1.41	"Period of Severance" means the period beginning on an Employee's Separation Date and ending on the date such Employee is again credited with an Hour of Service.

A one-year Period of Severance is any period of twelve consecutive months beginning on a Separation Date and any anniversary thereof, provided that the former Employee has not performed an Hour of Service for the Company or an Affiliated Company at any time during such twelve month period.
1.42	"PFS Employee" means an employee of Milton Roy, LLC or Haskel International, LLC.

1.43	"Plan" means the Ingersoll-Rand Industrial U.S., Inc. Employee Savings Plan, as set forth herein, and as may be amended from time to time.

1.44
"Plan Effective Date" means the date as of which assets and liabilities are transferred to the Plan in connection with the spin-off from the Prior Ingersoll Savings Plan and the Prior Ingersoll Bargained Savings Plan.

1.45	"Plan Year" means the calendar year.

1.46	"Prior Ingersoll Bargained Savings Plan" means the Ingersoll-Rand Company Employee Savings Plan for Bargained Employees as in effect immediately prior to the Plan Effective Date.

1.47	"Prior Ingersoll Savings Plan" means the Ingersoll-Rand Company Employee Savings Plan as in effect immediately prior to the Plan Effective Date.

1.48	"Prior Plan Benefit" means an amount which was transferred to this Plan directly from a qualified plan and trust described in Section 401(a) and, if applicable, 401(k) of the Code.

1.49	"Qualified Domestic Relations Order" means a domestic relations order which meets the requirements of Section 414(p) of the Code, as determined by the Committee.

1.50	"Qualified Nonelective Contribution" means a contribution that (i) is made by the Company; (ii) which complies with Treas. Reg. 1.401(k)-(1)(c) and (iii) complies with Treas. Reg. 1.401(k)-(1)(d).

1.51
"Retirement Date" means a Participant's Normal Retirement Date, any actual date of retirement subsequent to the Normal Retirement Date, or any early retirement date under the terms of any qualified retirement plan maintained by the Company by which the Participant is covered.

1.52	"Rollover Contribution" means, a rollover of a distribution payable to an Eligible Employee provided the distribution is:

(a)	an eligible direct rollover distribution within the meaning of Section 7.10; and
(b)	rolled over to the Plan within 60 days following the date the Eligible Employee receives the distribution.
Such Rollover Contributions may include after-tax contributions which are not includible in gross income and such after-tax contributions shall be accounted for separately with respect to amounts not includible in gross income and amounts includible in gross income.
Notwithstanding the above, a former Eligible Employee who was a participant in a qualified defined benefit plan maintained by the Company or a Participating Subsidiary may also elect to roll over an eligible contribution from such defined benefit plan to his Rollover Contribution Account.
1.53
"Salary Deferral Agreement" means an agreement entered into in accordance with procedures established by the Committee in which an Eligible Employee agrees to reduce his Compensation earned after the execution of such agreement and to have the amount of such reduction contributed by the Company to the Trustee on his behalf pursuant to Section 401(k) of the Code.  An Eligible Employee may execute a new Salary Deferral Agreement from time to time pursuant to Section 3.2.

1.54	"Separation Date" means the first to occur of the following:

(a)
The date on which an Employee incurs a severance from employment from the Company or an Affiliated Company, retires at his Retirement Date, retires due to Disability, or dies.  For this purpose an Employee shall be deemed to have resigned if he (i) is absent from work for seven (7) or more successive working days without reasonable cause, or (ii) fails, without reasonable cause, to return to work after a Leave of Absence or temporary layoff within seven (7) days after notice to return has been sent to his last address, as shown by the Company's or Affiliated Company's employment records;

(b)	The first anniversary of the date on which an Employee begins a layoff from the Company or an Affiliated Company, incurs a Disability or commences a Leave of Absence; or

(c)
The second anniversary of the date on which an Employee remains absent from service (with or without pay) with the Company or an Affiliated Company for any reason other than resignation, retirement, discharge, or death, such as illness, maternity or paternity leave.

(d)	Any change in status from an "Employee" to a "Leased Employee" as defined in Section 414(n)(5) shall not be treated as a severance from employment for distribution purposes.
Notwithstanding the foregoing, “Separation Date” with respect to a Bargained Participant means his “Termination of Employment” as set forth in Appendix D.
1.55	"Service" means the aggregate of the following:

(a)
The period commencing with the first day in which an Employee is credited with an Hour of Service and ending on the Employee's Separation Date.  For purposes of Section 6, an Employee is credited with a year of Service for every 12 months, whether or not consecutive, as an Employee.  Partial years of Service are credited on the basis of 1/12th of a year for each month in which the Employee is employed for at least one day.

(b)
Periods of service with the Company or an Affiliated Company prior to January 1, 2020, except that, unless authorized by the Benefits Design Committee, no service with an Affiliated Company shall be taken into account for any period prior to the date on which such company became an Affiliated Company, except in the situations set forth in Appendix B.

(c)	If an Employee performs an Hour of Service within twelve months of a Separation Date on account of an event described in Section 1.54(a), the period from such Separation Date to such Hour of Service.
(d)	If an Employee has more than one absence described in Section 1.54(b) or (c), the Employee's period of Service includes the period calculated in accordance with the following rules:
(i)	A preliminary calculation shall be made indicating the time elapsed during the period of each absence.
(ii)	If the aggregate time elapsed during all such periods of absence (as calculated in (i) above) is 24 months or less, Service shall be credited for the entire period.
(iii)	If the aggregate time elapsed during all such periods of absence (as calculated in (i) above) exceeds 24 months, then:
(A)	for each such absence, Service shall be credited for the lesser of (1) the actual elapsed time of the period of absence, or (2) 12 months, and

(B)	Service credit shall be given for the greater of (1) the total determined under (A) above or (2) 24 months.
(e)
In the case of an Employee who leaves employment with the Company or an Affiliated Company to enter service with the armed forces of the United States, the period of such military service during which his reemployment rights are protected by applicable law, or in accordance with the Company's military leave policy, whichever is longer.

(f)	Any periods of service that would have counted under the terms of the Clark Equipment Savings and Investment Plan and the Ingersoll-Rand Retirement Account Plan shall count as Service under this Plan.
(g)	Any periods of service through December 31, 2009 that would have counted under the terms of the Trane Savings Plan shall count as Service under this Plan.
(h)	Any period of service pursuant to a severance agreement entered into prior to January 1, 2010 if that agreement provides for Service, as determined under this Section 1.55.
1.56
"Spouse" means, notwithstanding any provision in the Plan to the contrary, the person, if any, to whom an Employee is legally married (and who is a spouse under Federal law) at the time of the Employee's death prior to retirement, or at the time his benefits are to commence, as the case may be; provided however, that a former spouse will be treated as the lawful spouse to the extent provided under a qualified domestic relations order as described in Section 414(p) of the Code.

Effective as of June 26, 2013, the Spouse of a married Employee shall include an individual who has entered into a legal marriage with an Employee under the laws of the state or foreign country where the marriage ceremony was performed, without regard to (1) the gender of the Employee and/or the Spouse or (2) the applicable state or local laws in effect where the Employee resides or is employed.  Further, effective as of June 26, 2013, all special Plan rules relating to married Employees shall be applied in a manner that reflects this Section 1.56, including without limitation, the qualified joint and survivor annuity requirements of section 401(a)(11) of the Code, the minimum distribution requirements of section 401(a)(9) of the Code, the rollover rules of section 402(c) of the Code, the exception to the anti-alienation rules found in section 401(a)(13)(B) of the Code, the provisions governing qualified domestic relations orders under section 414(p) of the Code and the special distribution rules that apply to spouses and former spouses pursuant to section 402(e)(1) of the Code.  For the purposes of the Plan, an Employee's Spouse shall be determined on the date of the Employee's death, provided however that a former spouse will be treated as the Spouse to the extent provided under a Qualified Domestic Relations Order.
1.57	"SSIP" means the Ingersoll-Rand Company Savings and Stock Investment Plan, a portion of which was spun-off and merged to form the Prior Ingersoll Savings Plan.

1.58	"Total Account" means the total amounts held under the Plan for a Participant, consisting of the following subaccounts and any such other subaccounts as may be deemed necessary by the Committee:

(a)
"Before-Tax Contribution Account" — The portion of the Participant's Total Account consisting of Before-Tax Contributions made in accordance with Section 3.1(c)(i), plus amounts that were spun-off and/or merged into this Plan from the Merged Plans effective as of the Plan Effective Date, including any investment earnings or losses on such contributions, less any distributions from such Account.

(b)
"After-Tax Contribution Account" — The portion of the Participant's Total Account consisting of After-Tax Contributions made in accordance with Section 3.1(c)(ii), plus amounts that were spun-off and/or merged into this Plan from the Merged Plans effective as of the Plan Effective Date, including any investment earnings or losses on such contributions, less any distributions from such Account.

(c)
"Catch-up Contribution Account" — The portion of the Participant's Total Account consisting of Catch-up Contributions made in accordance with Sections 3.1(c)(iii) and 3.7, plus amounts that were spun-off and/or merged into this Plan from the Merged Plans effective as of the Plan Effective Date, including any investment earnings or losses on such contributions, less any distributions from such Account.

(d)
"Company Matching Contribution Account" — The portion of the Participant's Total Account consisting of Company Matching Contributions made in accordance with Section 4.1(a), including any investment earnings or losses on such contributions, less any distributions from such Account, plus amounts that were spun-off and/or merged into this Plan from the Merged Plans effective as of the Plan Effective Date.

(e)
"Prior Plan Benefit Account" — The portion of the Participant's Total Account consisting of any Prior Plan Benefit that was spun-off and/or merged into this Plan effective as of the Plan Effective Date, that is attributable to benefits under the SSIP, including any investment earnings or losses on such amounts, less any distributions from such Account.

(f)
"Rollover Contribution Account" — The portion of the Participant's Total Account consisting of any Rollover Contribution made by the Participant in accordance with Section 3.5, plus amounts that were spun-off and/or merged into this Plan from the Merged Plans effective as of the Plan Effective Date, including any investment earnings or losses on such amounts, less any distributions from such Account.

(g)	"Company Retirement Contribution Account" - The portion of the Participant's Total Account consisting of Company Retirement Contributions that were made under the portion of the SSIP that was spun-off and/or merged into the Prior Ingersoll Savings Plan effective January 1, 2003 and any non-matching contribution amounts from the Matching Contribution Plan and certain other employer contributions that were spun-off and/or merged into the Prior Ingersoll Savings Plan, to the extent that such amounts were subsequently transferred to this Plan effective as of the Plan Effective Date, including any investment earnings or losses on such contributions.
(h)
"Profit Sharing Contribution Account" - The portion of the Participant's Total Account consisting of the Profit Sharing Account that was spun-off and/or merged into the Prior Ingersoll Savings Plan from the SSIP plus Company Profit Sharing Contributions made to the Prior Ingersoll Savings Plan on behalf of Participants employed by LCN Closers Division of Schlage Lock Company, to the extent that such amounts were subsequently transferred to this Plan effective as of the Plan Effective Date, including any investment earnings or losses on such amounts, less any distributions from such Account.

(i)
"Trane Company Contribution Account" - The portion of the Participant's Total Account consisting of (i) matching contributions made before July 1, 1988 and (ii) any transfers of any former employer's contributions pursuant to an elective transfer described under Treasury Regulation Section 1.411 (d)-4, Q&A-3(b)(1) merged into the Trane Savings Plan that was merged into the Prior Ingersoll Savings Plan from the Trane Savings Plan effective January 1, 2010, to the extent such amounts were subsequently transferred to this Plan effective as of the Plan Effective Date, including any investment earnings or losses on such amounts, less any distributions from such Account.

(j)
"Trane Pre-2010 Company Match Account" - The portion of the Participant's Total Account consisting of any matching contributions (other than matching contributions included in the Trane Company Contribution Account described above), that was merged into the Prior Ingersoll Savings Plan from the Trane Savings Plan effective January 1, 2010, to the extent such amounts were subsequently transferred to this Plan effective as of the Plan Effective Date, including any investment earnings or losses on such amounts, less any distributions from such Account.

(k)
"Trane QNEC-QMAC Account" - The portion of the Participant's Total Account consisting of any Qualified Nonelective Contributions and any "qualified matching contributions," as those terms are defined in Code Section 401(k) and the regulations thereunder, that was merged into the Prior Ingersoll Savings Plan from the Trane Savings Plan effective January 1, 2010, to the extent such amounts were subsequently transferred to this Plan effective as of the Plan Effective Date, including any investment earnings or losses on such amounts, less any distributions from such Account.

(l)	"Trane ESOP Basic" (includes ESOP Additional Contribution) Account - The portion of the Participant's Total Account consisting of any Basic Contributions or any Additional Contributions, as those terms are defined in the Trane Savings Plan, that was merged into the Prior Ingersoll Savings Plan from the Trane Savings Plan effective January 1, 2010, to the extent such amounts were subsequently transferred to this Plan effective as of the Plan Effective Date, including any investment earnings or losses on such amounts, less any distributions from such Account.
(m)
"Trane Employer Contribution Account (including Pre 1988 ESOP)" - The portion of the Participant's Total Account consisting of certain employer contributions under the Trane Savings Plan that was merged into the Prior Ingersoll Savings Plan from the Trane Savings Plan effective January 1, 2010, to the extent such amounts were subsequently transferred to this Plan effective as of the Plan Effective Date.

(n)
"Trane ESOP Account" - The portion of the Participant's Total Account consisting of any employer contributions to the ESOP Component of the Trane Savings Plan that are not included in subparagraphs (i) through (m) above merged into the Prior Ingersoll Savings Plan from the Trane Savings Plan effective January 1, 2010, to the extent such amounts were subsequently transferred to this Plan effective as of the Plan Effective Date, including any investment earnings or losses on such amounts, less any distributions from such Account.

(o)
"Qualified Nonelective Contribution Account" - The portion of the Participant's Total Account consisting of any Qualified Nonelective Contributions made to the Plan, plus amounts that were spun-off and/or merged into this Plan from the Merged Plans effective as of the Plan Effective Date (other than Qualified Nonelective Contributions held in the Participant's Trane QNEC-QMAC Account), including any investment earnings or losses on such amounts, less any distributions from such Account.

(p)
"Core Contribution Account" - The portion of the Participant's Total Account consisting of Core Contributions made in accordance with Section 4.1(b), plus amounts that were spun-off and/or merged into this Plan from the Merged Plans effective as of the Plan Effective Date, including any investment earnings or losses on such contributions, less any distributions from such Account.

1.59	"Trustee" means the Trustee or Trustees appointed by the Company in accordance with Section 10.

1.60
"Trane Merger Employee" means an Employee who became eligible to participate in the Prior Ingersoll Savings Plan solely on account of the merger of the Trane Savings Plan into such plan effective December 31, 2009 or a former Employee with an account balance under the Trane Savings Plan that was merged into the Prior Ingersoll Savings Plan effective December 31, 2009.

1.61	"Trust Fund" means the fund established under the terms of the Trust Agreement for the purpose of holding and investing the assets of the Plan held by the Trustee.

1.62	"Valuation Date" means every day on which the New York Stock Exchange is open for trading, or such other date or dates as the Committee deems appropriate.

SECTION 2
PARTICIPATION
2.1	PARTICIPATION REQUIREMENTS
An Eligible Employee who was a Participant in the Prior Ingersoll Savings Plan or the Prior Ingersoll Bargained Savings Plan immediately prior to the Effective Date shall participate in the Plan in accordance with the provisions contained herein.
Subject to the provisions of any applicable Appendix, an Employee who becomes an Eligible Employee on or after the Effective Date may immediately participate in the Plan for purposes of making Before-Tax Contributions and After-Tax Contributions, and be eligible to receive Company Matching Contributions.  Any Before-Tax Contributions and After-Tax Contributions shall be made in accordance with Section 3.1.  Any Eligible Employee who does not elect to make contributions to the Plan on the date he is first eligible to do so, or who specifically elects not to make Before-Tax Contributions in accordance with Section 3.1 of the Plan, may begin making contributions to the Plan at a later date and such contributions shall be made as soon as administratively practicable after he elects to make such contributions in accordance with Section 3.1(a) of the Plan, provided he is then an Eligible Employee.
2.2	ELECTION TO PARTICIPATE
An Eligible Employee, or an Employee who will become an Eligible Employee, may elect to contribute to the Plan by complying with such administrative procedures as may be required by the Committee prior to his commencement of participation.  In addition, such Eligible Employee may be deemed to have elected to contribute to the Plan pursuant to Section 3.1(b).
2.3	EFFECTIVE DATE OF ELECTIONS
In order to make contributions or have contributions made on his behalf (except Core Contributions), an Eligible Employee who becomes a Participant must make elections (or be deemed to have made an election in accordance with Section 3.1(b) of the Plan) as provided under the Plan.  The elections shall become effective with respect to the first payroll period of the month commencing on or after the Employee's date of commencement of participation.
2.4	PARTICIPATION UPON REEMPLOYMENT
An Eligible Employee who incurs a Separation Date and who is subsequently reemployed as an Eligible Employee at any time thereafter will be eligible to participate as of the date of his reemployment and may participate in the Plan in accordance with Section 3.1(a).

2.5	TERMINATION OF PARTICIPATION
A Participant's participation in the Plan shall continue until the later of:
(a)	the Participant's Separation Date; or
(b)	such time as all nonforfeitable amounts credited to the Participant's Total Account shall have been distributed in full in accordance with the terms of the Plan.
2.6	VETERANS' RIGHTS
Notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service shall be provided in accordance with Sections 414(u) and 401(a)(37) of the Code or the Company's military leave policy to the extent more generous.  For the purpose of accrual of Core Contributions and for determining a Participant's vesting in his Total Account, the Company specifically elects to apply the provisions of Code Section 414(u)(9), such that in the event a Participant who is performing qualified military service does not return to employment on account of such Participant's death or becoming Disabled while performing qualified military service, such Participant shall be treated as though the Participant were re-employed in accordance with the Participant's rights under Section 414(u) on the day immediately prior to the Participant's death or Disability, and then terminated employment on the actual date of (and on account of) the Participant's death or Disability.  This Section 2.6 does not require the Company to make additional Company Matching Contributions on behalf of the deceased or Disabled Participant or to allow any participant contributions (including, without limitation, Before-Tax Contributions, Catch-Up Contributions, After-Tax Contributions, or Rollover Contributions) on behalf of the deceased or Disabled Participant.

SECTION 3
PARTICIPANT CONTRIBUTIONS
3.1	PARTICIPANT CONTRIBUTIONS
(a)
If an Eligible Employee wishes to make contributions to the Plan, (other than Catch-up Contributions as pursuant to Section 3.7) he must elect to make Before-Tax Contributions and/or After-Tax Contributions expressed as a percentage of his Compensation, from 1% to 50%, in increments of 1%.  Such election shall be in the form of a payroll deduction authorization and/or a Salary Deferral Agreement in accordance with procedures established by the Committee, and should the Plan be amended so that the "safe harbor" requirements under Section 401(k)(12) and Section 401(m)(11) are not met, shall be subject to the Compensation Deferral Limit and/or Contribution Percentage Limit, if any, applicable to such Participant as established by the Committee from time to time for purposes of meeting the nondiscrimination tests of Sections 401(k)(3) and 401(m)(2) of the Code (in addition to the maximum limits described in Sections 3.6 and Section 13).  Contributions made in accordance with this Section 3.1 shall be made by the Company directly to the Trustee as soon as such assets can be reasonably segregated from the Company's general assets at the end of each regular pay period, but in no event later than such deadline prescribed in Department of Labor Regulation 2510.3-102(b)-1.

Notwithstanding any other provision in the Plan to the contrary, any Before-Tax Contributions must be deposited with the Trust after the Participant's performance of services with respect to which such Before-Tax Contributions are made or, if earlier, when the cash or other taxable benefit would be currently available.  This requirement shall not apply to Before-Tax Contributions for a pay period that occasionally are made before the services with respect to that pay period are performed if the contributions are made early to accommodate bona fide administration considerations and are not paid early with a principal purpose of accelerating deductions.
(b)
In accordance with administrative procedures established by the Committee, including providing a notice of the deemed election described below and the Eligible Employee's rights under this subsection (b), an Employee shall be deemed to have elected, pursuant to a Salary Deferral Agreement, to make Before-Tax Contributions of 2% of Compensation.  Such Before-Tax Contributions shall commence as soon as practicable following the date that is 30 days after the later of the date that the Employee becomes an Eligible Employee or the date the Eligible Employee receives notice of the deemed election.  Notwithstanding the previous sentence, any such Eligible Employee shall have a 30-day period after becoming an Eligible Employee during which he can, in accordance with administrative procedures established by the Committee, elect not to have Before-Tax Contributions made pursuant to a Salary Deferral Agreement or (ii) as described in Section 3.2, change the percentage of

Compensation to be contributed as Before-Tax Contributions from 2% to any other percentage permitted under this Section.
No contributions under this Section shall be made with respect to an Eligible Employee prior to the date that is 30 days after the Employee becomes an Eligible Employee unless such Eligible Employee elects, in accordance with administrative procedures established by the Committee, to have contributions begin before such date.  In the event an Eligible Employee elects to have contributions begin before such date, contributions shall be made as soon as administratively practicable after such election.
This Section 3.1(b) shall not apply to any Bargained Participant.  A Bargained Participant's Before-Tax Contributions shall be determined based on the Bargained Participant's contribution election, if any, in effect under the Prior Ingersoll Bargained Savings Plan immediately prior to the Effective Date or as provided in Appendix D.
(c)	A Participant's Contributions may consist of Before-Tax Contributions, After-Tax Contributions, and Catch-up Contributions as described below:
(i)
Before-Tax Contributions — At least 1% but not more than 50% of Compensation contributed on the Participant's behalf under a Salary Deferral Agreement shall be known as his Before-Tax Contributions and shall be contributed to his Before-Tax Contribution Account.

(ii)
After-Tax Contributions — Subject to the provisions of any applicable Appendix, the Participant may authorize the Company to deduct pursuant to a payroll deduction authorization a percentage of his Compensation not to exceed the difference between 50% of Compensation and the percentage of Compensation, if any, contributed to his Before-Tax Contribution Account.  Contributions made in accordance with this Section 3.1(c)(ii) shall be known as After-Tax Contributions and shall be contributed to the Participant's After-Tax Contribution Account.

(iii)
Catch-up Contributions — To the extent allowable under Section 3.7 of the Plan, the Participant may authorize the Company to contribute under a Salary Deferral Agreement an amount of his Compensation not to exceed the limit permitted under Section 414(v) of the Code.  Contributions made in accordance with this Section 3.1(c)(iii) shall be known as Catch-up Contributions and shall be contributed to the Participant's Catch-up Contribution Account.

(d)
Subject to the provisions of any applicable Appendix, a Participant may elect to have a "spillover feature" automatically activated in the event his Before-Tax Contributions reach the elective deferral limit set forth in Section 402(g) of the Code and described in Section 3.6 of the Plan.  If the "spillover feature" is elected, and subject to all other applicable limitations described in the Plan, the Participant will be deemed to elect automatically to commence to make After-Tax Contributions at the same rate of contribution that was being made for Before-Tax Contributions.
3.2	INCREASE OR DECREASE IN RATE OF CONTRIBUTIONS
Except to the extent that a decrease in a Participant's rate of payroll deduction contribution is made by the Committee to meet the limitations described in Section 3.1, a Participant may elect to increase or decrease his rate of payroll deduction contributions in accordance with the administrative procedures established by the Committee.  A change in the Participant's rate of payroll deduction contributions can be made with or without a simultaneous change in the rate of contributions under his Salary Deferral Agreement.
A Participant may elect to change the rate of contributions under his Salary Deferral Agreement in accordance with the administrative procedures established by the Committee.  A change in the rate of contributions under a Salary Deferral Agreement can be made with or without a simultaneous change in the Participant's rate of payroll deduction contributions.
3.3	SUSPENSION AND RESUMPTION OF CONTRIBUTIONS
(a)
A Participant may elect to suspend contributions, in accordance with the administrative procedures established by the Committee.  In the event of an election to suspend contributions, the Participant may resume making payroll deduction contributions or may have contributions resumed under a Salary Deferral Agreement in accordance with the administrative procedures established by the Committee.

(b)	A Participant may not make up suspended contributions.
(c)	During a period of suspension, gains and losses on the Participant's Total Account will continue to be credited or debited on the balance of his Total Account.
3.4	EFFECTIVE DATE OF ELECTIONS
The elections referred to in this Section 3 shall become effective in accordance with the administrative procedures established by the Committee.
3.5	ROLLOVER CONTRIBUTIONS
(a)
An Eligible Employee may file a request in writing with the Committee to accept his Rollover Contribution.  The Committee, in accordance with a uniform and nondiscriminatory policy, shall determine whether or not such Rollover Contribution shall be accepted.  Any such request shall state the amount of the Rollover Contribution and shall include a statement that such contribution qualifies as a Rollover Contribution as defined in Section 1.52.  The Committee may require the Employee to submit such other evidence and documentation as the Committee determines necessary to insure that the contribution qualifies as a Rollover Contribution.  All Rollover Contributions must be made in cash.
Notwithstanding any provision to the contrary, a Participant who terminates employment with the Company, may file a request in writing with the Committee to accept his Rollover Contribution from any qualified plan maintained by the Company or Affiliated Company.  Such Participant shall be treated as an "Eligible Employee" with respect to amounts in his Rollover Account.
(b)	The Eligible Employee shall at all times have a nonforfeitable right to 100% of his Rollover Contribution Account.
(c)
An Eligible Employee who makes a Rollover Contribution to the Trust Fund shall be deemed to be a Participant with respect to such amount for all purposes of the Plan, except for purposes of Sections 2.1 through 2.5, Sections 3.1 through 3.4 and Sections 4.1 through 4.3 of the Plan and corresponding provisions of any Appendix.

(d)
At the time the Rollover Contribution is made to the Trust Fund, such Rollover Contribution will be invested in accordance with the Eligible Employee's investment elections in effect for future contributions.  If the Eligible Employee does not have any investment elections in effect, he must elect to have it invested in accordance with the terms of Section 5.2.

3.6	MAXIMUM AMOUNT OF SALARY DEFERRAL
(a)
Subject to the provisions of paragraph (b) below, contributions made during a Participant's taxable year (which is presumed to be the calendar year) on behalf of the Participant under a Salary Deferral Agreement shall be limited to the applicable dollar limit as may be in effect at the beginning of such taxable year under Section 402(g)(1)(B) of the Code, reduced by the amount of "elective deferrals" (as defined in Section 402(g)(3) of the Code ($19,500 for 2020)) made during the taxable year of the Participant under any plans or agreements maintained by the Company or an Affiliated Company other than the Plan (and any plans or agreements maintained by any other employer, if reported to the Committee at such time and in such manner as the Committee shall prescribe).

(b)
If contributions made on a Participant's behalf for a taxable year of the Participant under a Salary Deferral Agreement, and any other elective deferrals (within the meaning of Section 402(g)(3) of the Code), made on the Participant's behalf under any other qualified cash or deferred arrangement of any other employer for such taxable year exceed the applicable dollar limit set forth in Section 402(g)(1)(B) of the Code, then the Participant shall notify the Committee in writing by the March 1 immediately following the close of such taxable year of the amount of such excess.  Such notification shall include a statement that if such amounts are not distributed, the excess deferral amount, when added to amounts deferred under other plans or arrangements described in Section 401(k), 408(k), or 403(b) of the

Code, will exceed the limit imposed on the Participant by Section 402(g) of the Code for the taxable year of the Participant in which the deferral occurred.
If the elective deferral limit is exceeded for a Participant for a taxable year, the excess amount, adjusted for the net earnings or losses thereon up to the end of such taxable year, shall be refunded to the Participant in a single payment no later than April 15 of the taxable year following the taxable year in which such excess deferral arose.  If the Participant's Before-Tax Contribution Account is invested in more than one investment fund, such refund shall be made pro rata, to the extent practicable, from all such investment funds.  The amount refunded shall not exceed the Participant's Before-Tax Contributions under the Plan for the taxable year.  The payment shall be deemed to have been made before the close of the taxable year in which such excess deferral arose.  If the Participant fails to notify the Committee by the specified March 1, no refund will be made.
(c)
Notwithstanding the provisions of paragraph (b) above, a Participant's excess Before-Tax Contributions shall be reduced, but not below zero, by any distribution of excess contributions made pursuant to Section 12.7 or Section 14 of Appendix D for a Plan Year, provided such excess contributions are distributed on or before March 15 of the Plan Year following the Plan Year in which such excess contributions arose.

3.7	CATCH-UP CONTRIBUTIONS
Each Participant who has attained (or who is expected to attain) age 50 before the close of the Participant's taxable year shall be eligible to make Catch-up Contributions during such Plan Year in accordance with, and subject to the limitations of, Section 414(v) of the Code.  Catch-up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the limitations of Sections 402(g) and 415(c) of the Code.  Catch-up Contributions shall be separately accounted for, and no amount shall be finally allocated to the Catch-up Contribution Account until the total permissible maximum amount of Before-Tax Contributions has in fact been allocated to the Plan.  The Company will make Matching Contributions on account of Catch-up Contributions as set forth in Section 4.1(a).  The Plan shall not be treated as failing to satisfy Sections 401(k)(3), 410(b) or 416 of the Code, as applicable, by reason of such Catch-up Contributions.

SECTION 4
COMPANY CONTRIBUTIONS
4.1	COMPANY CONTRIBUTIONS
(a)
Company Matching Contributions.  The Company shall contribute on the Participant's payroll basis an amount equal to 100% of the first 6% of Compensation contributed as Before-Tax Contributions, After-Tax Contributions, and Catch-up Contributions.  Such contributions shall be known as Company Matching Contributions and shall be contributed to the Participant's Company Matching Contribution Account and invested in accordance with the Participant's investment election applicable to Participant Contributions and made in accordance with Section 5.2.

Notwithstanding any provision in the Plan to the contrary, any Company Matching Contributions must be deposited with the Trust after the Participant's performance of service with respect to which the applicable Before-Tax Contributions, After-Tax Contributions and/or Catch-Up Contributions are made or, if earlier, when the cash or other taxable benefit would be currently available.  This requirement shall not apply to any forfeitures allocated as Company Matching Contributions or contributions for a pay period that occasionally are made before the services with respect to that pay period are performed if the contributions are made early to accommodate bona fide administration considerations and are not paid early with a principal purpose of accelerating deductions.
To the extent a Participant did not receive a Company Matching Contribution solely because the Participant's Before-Tax Contribution, After-Tax Contribution and/or Catch-up Contribution exceeded 6% of the Participant's Compensation for any applicable payroll period during the Plan Year that Company Matching Contributions are made to the Plan, an additional Company Matching Contribution shall be made only to the extent that such Participant's Before-Tax Contributions, After-Tax Contributions and/or Catch-up Contributions do not exceed 6% of the Participant's Compensation for the entire Plan Year, regardless of whether such Participant may have terminated employment during the Plan Year.  Such additional Company Matching Contribution shall be made on behalf of such Participant no later than the end of the first calendar quarter following the end of the Plan Year in which the Participant failed to receive a Company Matching Contribution for the reason stated in the preceding sentence.
Notwithstanding the foregoing, any Participant who is a Highly Compensated Employee must be employed on the last day of the Plan Year in order to be eligible for such additional Company Matching Contribution.
(b)	Core Contributions. The Company will make a nonelective contribution, referred to herein as Core Contributions, on behalf of certain Eligible Employees as follows:

(i)
Any Eligible Employee employed by the Company or Participating Subsidiary as of June 30, 2012, and who was otherwise eligible to participate in both the Prior Ingersoll Savings Plan and the Ingersoll-Rand Pension Plan Number One ("IR Pension Plan"), who has made a one-time irrevocable election in accordance with the rules prescribed by the Committee to waive participation in the IR Pension Plan as of January 1, 2013, and in lieu of participating in the IR Pension Plan, the Company shall allocate Core Contributions in the amount of 2% of such Eligible Employee's payroll period Compensation.  Such Core Contributions shall be contributed to the Participant's Core Contribution Account.  All amounts credited to the Participant's Core Contribution Account will be invested in accordance with the Participant's investment election applicable to Participant Contributions and made in accordance with Section 5.2.

(ii)
With respect to any Eligible Employee employed by the Company or Participating Subsidiary as of June 30, 2012, and who was otherwise eligible to participate in both the Prior Ingersoll Savings Plan and the IR Pension Plan, and who did not make the election to waive participation in the IR Pension Plan as described in Section 4.1(b)(i), such non-electing Eligible Employee shall only be eligible for the Core Contribution of 2% of such Eligible Employee's payroll period Compensation for Service performed on or after January 1, 2023.

(iii)
With respect to any Eligible Employee hired or rehired by the Company or Participating Subsidiary on or after July 1, 2012, the Company shall allocate Core Contributions in the amount of 2% of such Eligible Employee' s payroll period Compensation.  Such Core Contributions shall be contributed to the Participant's Core Contribution Account.  All amounts credited to the Participant's Core Contribution Account will be invested in accordance with the Participant's investment election applicable to Participant Contributions and made in accordance with Section 5.2.

(iv)
Notwithstanding anything in this Section 4.1(b) to the contrary, (A) employees who have at all times during their employment been designated as "Club Car" employees by the Company and are not eligible to participate in the IR Pension Plan shall not be eligible for the Core Contribution and (B) PFS Employees shall not be eligible for the Core Contribution; provided, however, that any employee designated as a Club Car employee or a PFS Employee who transfers employment to the Company or Participating Affiliate other than Club Car LLC, Milton Roy, LLC, or Haskel International, LLC shall be eligible for the Core Contribution.  Furthermore, any person hired or rehired by Club Car LLC, Milton Roy, LLC, or Haskel International, LLC shall not be eligible for the Core Contribution.

4.2	FORM AND TIMING OF COMPANY CONTRIBUTIONS.
Company Contributions shall be contributed to the Trust Fund in cash as soon as practicable, but in no event later than the time prescribed by law (including extensions thereof) for filing the Company's Federal income tax return for the taxable year of the Company which includes the last day of the Plan Year for which such contributions are made.
4.3	FORFEITURES OF COMPANY CONTRIBUTIONS
Forfeitures resulting from the application of the vesting provisions contained in Section 6 and forfeitures resulting from the application of Section 9.10 shall be applied, no later than the end of the Plan Year immediately following the Plan Year in which the forfeitures occur, for any of the following purposes, as determined in the sole discretion of the Committee:
(a)	to make restorations pursuant to Section 6.3(c);
(b)	to make restorations pursuant to the last paragraph of Section 9.10;
(c)
to reduce future Company Contributions including any other contributions approved by the Committee (including but not limited to Company Matching Contributions and Qualified Nonelective Contributions); and

(d)	to pay permissible Plan expenses.

SECTION 5
INVESTMENT PROVISIONS
5.1	DESCRIPTION OF FUNDS
The assets of the Plan shall be invested by the Trustee in accordance with the instructions of the Benefits Investment Committee pursuant to Section 10.6 of the Plan and in accordance with the further provisions of this Section 5.1, and the Trust Agreement, in one or more of the investment options selected by the Benefits Investment Committee and listed in the Trust Agreement.
Nothing in this Section 5.1 shall prohibit the Trustee from maintaining from time to time reasonable amounts in cash or cash equivalents.
For all investment options, all dividends, interest and other income of each investment option, as well as stock splits, stock dividends, and the like, shall be reinvested in that investment option, If conversion into cash is necessary to facilitate reinvestment, the conversion into cash shall be based on the closing price per share on the last day on which the stock was traded coincident with or next preceding the applicable Valuation Date.
5.2	INVESTMENT ELECTION
At the time an Eligible Employee elects, or is deemed to have elected in accordance with of the Plan, to participate in the Plan, he must choose, in accordance with administrative procedures adopted by the Committee, to have Participant Contributions invested in one or more of the investment options selected by the Benefits Investment Committee and listed in the Trust Agreement in 1% increments.  Company Matching Contributions shall be invested in accordance with the Eligible Employee's investment elections pursuant to Section 5.2 applicable to his Participant Contributions.
A Participant's investment election must total 100% of such contributions, In the absence of a valid election by any Participant, 100% of such contributions, including Before-Tax Contributions that are made pursuant to an Eligible Employee's deemed election under Section 3.1 of the Plan, and loan repayments shall be credited to the default investment fund as designated by the Benefits Investment Committee.  Notwithstanding the previous sentence, an Eligible Employee who is deemed to have made an election under Section 3.1 to make Before-Tax Contributions shall have a 30-day period after becoming an Eligible Employee during which he can elect to have such Before-Tax Contribution credited to any of the Investment Options.
5.3	CHANGE IN INVESTMENT ELECTION
Each Participant may elect, in accordance with the procedures established by the Committee, to have his future contributions invested in a proportion different from that previously selected.  Such election shall be made in accordance with the percentage specifications provided in Section 5.2.

5.4	RESPONSIBILITY OF PARTICIPANT IN SELECTING INVESTMENTS
The selection of an investment option in accordance with Sections 5.2 and 5.3 is the sole responsibility of each Participant.  The Committee, the Trustee, the Company, or any other fiduciary to the Plan are not authorized or permitted to advise a Participant as to the selection of any option or the manner in which such contributions shall be invested, except to the extent specifically provided in a separate agreement with such Trustee or other fiduciary.  The fact that a security is available to Participants for investment under the Plan shall not be construed as a recommendation as to the purchase of that security, nor shall the designation of an investment option impose any liability on the Committee, the Trustee, the Company, or any fiduciary to the Plan.
The Plan is intended to comply with the provisions of Section 404(c) of ERISA and the regulations thereunder with respect to Total Accounts under the Plan.  The Committee, the Trustee, the Company, and any fiduciary of the Plan shall be relieved of liability for any losses that are the result of investment directions given by a Participant, Beneficiary, or any other person authorized hereunder to direct the investment of any amount allocated to such Participant's, Beneficiary's, or other person's Total Account.  The selection of investment option choices and the administration of Plan investments shall be and are intended to comply with the requirements of Section 404(c)(1) of ERISA and the regulations thereunder.
5.5	TRANSFER OF FUNDS
In accordance with procedures established by the Committee, each Participant may elect to reallocate his Total Account among the available investment options in increments of 1%.
5.6	STOCK RIGHTS, STOCK DIVIDENDS AND STOCK SPLITS
The Trustee, unless otherwise directed by the Committee, shall sell any rights which it receives to purchase shares of Company Stock.  The net proceeds of the sale of such rights, and any cash received by the Trustee in connection with a stock dividend representing fractional interests in shares of Company Stock, shall be applied by the Trustee to purchase shares of Company Stock.  The shares so purchased and any shares received by the Trustee as a result of a stock dividend or stock split shall be allocated to the individual accounts of Participants, in proportion to their respective interests in Company Stock held by the Trust Fund.  Notwithstanding the foregoing, after the Merger, Company Stock shall be a “closed” investment option, and no additional shares of Company Stock shall be purchased for the Plan by the Trustee.
5.7	COMPANY STOCK FUND
The Plan provides for the acquisition and holding of qualifying employer securities, as defined in Section 407(d)(5) of ERISA, to be held in the Company Stock Fund, or simply as shares of Company Stock.  The Benefits Investment Committee shall retain Company Stock as an investment option under the Plan; provided, however, that after the Merger, Company Stock shall be a “closed” investment option, and no additional shares of

Company Stock shall be purchased for the Plan by the Trustee.   The Benefits Investment Committee shall sell shares of Company Stock upon the direction of Participants or to otherwise meet the administrative and distribution requirements of the Plan.  At any time, subject to applicable law and administrative policies, Participants may freely transfer funds out of Company Stock to other available investment options in accordance with Section 5.5 above or withdraw funds invested in Company Stock as otherwise permitted under the Plan.

SECTION 6
VESTING
6.1	VESTING OF PARTICIPANT CONTRIBUTIONS
A Participant shall be fully vested in his Before-Tax Contribution Account, After-Tax Contribution Account, Catch-up Contribution Account, Prior Plan Benefit Account, and Rollover Contribution Account at all times.
6.2	VESTING OF COMPANY CONTRIBUTIONS
(a)
A Participant's interest in his Company Matching Contribution Account, Company Retirement Contribution Account and Profit Sharing Contribution Account, Trane QNEC-QMAC Account and Trane ESOP Account shall be fully vested at all times.

(b)	A Participant's interest in his Trane Pre-2010 Company Match Account shall be fully vested at all times.
(c)
A Participant's interest in his Trane ESOP Basic Contribution Account shall become fully vested after he completes three years of Service.  Notwithstanding the foregoing, a Participant's interest in his Trane ESOP Basic Contribution Account shall be fully vested if he (i) is employed by an Affiliated Company on or after his 65th birthday, (ii) incurs a Disability while employed by an Affiliated Company, (iii) dies while employed by an Affiliated Company or while on military leave, or (iv) terminates Service as a result of a Permanent Shutdown.  A "Permanent Shutdown," with respect to any Trane Merger Employee, means the sale or closing of a division or plant of an Affiliated Company or a complete department thereof.  If the Committee finds that a Permanent Shutdown has occurred it shall fix the date of such Permanent Shutdown.  A Trane Merger Employee shall be considered as separated due to a Permanent Shutdown only if the termination of his employment does not occur more than six (6) months before the date of such Permanent Shutdown.

(d)
A Participant's interest in his Core Contribution account shall become fully vested upon the earlier of such individual's (i) completion of three years of Service, (ii) death, (iii) Disability or (iv) Normal Retirement Date.

(e)
For the avoidance of doubt and not in duplication of any other crediting provision of this Plan, years of Service under the Plan shall include any years of service earned under the Prior Ingersoll Savings Plan for any Participant whose benefit was transferred to the Plan from the Prior Ingersoll Savings Plan on the Effective Date.

6.3	FORFEITURES
Except as provided in an Appendix, the provisions of this Section 6.3 shall apply only to (i) the non-vested portion of a Participant’s Core Contribution Account, (ii) the Accounts

of Participants who participated in the SSIP and who terminated prior to January 1, 2003 and (iii) Trane Merger Employees who were not fully vested in their Trane ESOP Basic Account.
(a)
If a Participant is not fully vested in his Company Matching Contribution Account, Company Retirement Contribution Account, Profit Sharing Contribution Account, Trane ESOP Basic Account or Trane Pre-2010 Company Match Account on his Separation Date, the portion of such Account that is not then vested shall be subject to forfeiture as of the Valuation Date coincident with or next following the earlier of:

(i)	the date on which distribution of the Participant's vested benefit commences on account of his termination of employment; or
(ii)	the fifth anniversary of the Participant's Separation Date.
(b)
If a Participant is not vested in any portion of his Total Account on his Separation Date, such Participant shall be deemed to have been paid the vested portion of such Account on his Separation Date.  The nonvested balance in such Account shall be subject to forfeiture as of the Valuation Date coincident with or next following the Participant's Separation Date, except that there shall be no such forfeiture if the Participant is reemployed by the Company or an Affiliated Company on or prior to such forfeiture date.

(c)
In the event a Participant is reemployed prior to the sixth anniversary of his Separation Date or, in the case of a Participant hired on or after January 1, 2018, prior to the fifth anniversary of his Separation Date, any nonvested portion of his Company Matching Contribution Account, Company Retirement Contribution Account, Profit Sharing Contribution Account, Trane ESOP Basic Account or Trane Pre-2010 Company Match Account which was forfeited in accordance with the provisions of paragraph (a) or (b) above shall be restored to such Participant's account on the Valuation Date coincident with or next following his date of reemployment.

(d)	Forfeitures resulting from the application of this Section 6.3 shall be applied as provided in Section 4.3.
(e)
If a Participant receives a distribution from his Company Matching Contribution Account, Company Retirement Contribution Account, or Profit Sharing Contribution Account at a time when his vesting percentage is less than 100%, the vested balance in each account subsequent to the distribution shall be determined by the formula:

Vested balance = P(AB (R x D)) - (R x D).
For purposes of applying the above formula:
P	is the vested percentage at the date of determination;

AB	is the account balance at the date of determination;

D	is the amount of all distributions previously made; and

R
is the ratio of the account balance at the date of determination to the account balance immediately following each preceding distribution, calculated separately for each prior distribution taking into account only investment gains and losses since the date(s) such distribution(s) were made.

SECTION 7
DISTRIBUTIONS
7.1	DISTRIBUTION ON ACCOUNT OF A PARTICIPANT'S SEPARATION DATE
(a)	Except as modified under any applicable Appendix, upon his Separation Date, the Participant's entire undistributed vested interest shall be payable in the following forms:
(i)	a single lump sum payment;
(ii)	ad hoc distributions in any amount elected by the Participant provided the minimum distribution shall equal the lesser of $500 or the amount equal to the balance of the Participant's Total Account; or
(iii)	annual, quarterly or monthly installments of an amount elected by the Participant in accordance with procedures established by the Committee.
A Participant may elect to commence distribution immediately upon his Separation Date or defer distribution until anytime up until his attainment of age 70 ½ in accordance with Section 7.1(c).
The Total Account of each Participant who receives a distribution will be charged a processing fee as may be determined by the Committee.
(b)	A Participant who has incurred a Separation Date shall receive payment of the vested portion of the undistributed balance in his Total Account as of one of the following dates:
(i)
If the value of the Participant's vested interest in the Trust Fund at his Benefit Commencement Date exceeds $5,000 (excluding the amount of the Participant's Rollover Contribution Account), as of any Valuation Date elected by the Participant, and in accordance with procedures established by the Committee, following the Participant's Separation Date, provided such Valuation Date does not occur later than the end of the appropriate deferral period described in Section 7.1(a).

(ii)
If the value of the Participant's vested interest in the Trust Fund at his Benefit Commencement Date, or at any subsequent Valuation Date, does not exceed $5,000 (excluding the amount of the Participant's Rollover Contribution Account), as soon as practicable following his Separation Date.

In the event of such a distribution greater than $1,000 (including the amount of the Participant's Rollover Contribution Account) in accordance with the provisions of this Section 7.1(b)(ii), if the Participant does not elect to have such distribution paid directly to an eligible retirement plan specified by the Participant in a direct rollover or to receive the distribution directly in accordance with

Section 7.10 then the Committee will pay the distribution in a direct rollover to an individual retirement plan designated by the Committee.
Distributions shall be made as soon as practicable after the applicable Valuation Date, provided the Participant has elected to receive a distribution in accordance with procedures established by the Committee.  If the Participant fails to make proper application for benefits, distribution shall be made no later than 60 days after the close of the Plan Year in which occurs the latest of the Participant's (A) Normal Retirement Age, (B) tenth anniversary of Plan participation, or (C) separation from Service with the Company or an Affiliated Company.
If the amount of distribution available under this Section 7.1 cannot be determined by the date distribution is required to begin, payment will begin no later than 60 days after the date the amount of distribution can be determined, and shall include payments retroactive to the required beginning date.
(c)
Notwithstanding the foregoing, payments to any Participant who was a 5% owner (as defined in Section 416 of the Code) shall begin no later than April 1 of the calendar year following the calendar year in which the participant attains age 70½. With respect to any Participant, other than a 5% owner, payments shall commence no later than the April l following the calendar year in which the Participant attains age 70½ or terminates employment, whichever is later.  Any distribution pursuant to this Section 7.1(c) shall be made in accordance with Section 401(a)(9) of the Code, including the minimum distribution incidental benefit requirements as set forth in the regulations under Section 401(a)(9) of the Code.

(d)
Notwithstanding any provision of the Plan to the contrary, if the Participant's nonforfeitable Total Account balance exceeds (or at the time of any prior distribution exceeded) $5,000 (excluding the amount of the Participant's Rollover Contribution Account) and includes amounts subject to the qualified joint and survivor annuity requirements of Sections 401(a)(11) and 417 of the Code, the Committee shall direct the Trustee to use that portion of the entire value of the Participant's nonforfeitable Total Account consisting of amounts and subject to the requirements of Sections 401(a)(11) and 417 of the Code, and any gains or losses, withdrawals, and other credits or charges allocated on a reasonable and consistent basis to such amounts, to purchase a nontransferable annuity contract on behalf of the Participant, with the remaining portion of the Participant's nonforfeitable Total Account distributed to him in accordance with the provisions of Section 7.1(a).

If the Participant has a Spouse on the date of distribution, the annuity purchased on the Participant's behalf shall be in the form of a Qualified Joint and Survivor Annuity.  If the Participant does not have a Spouse on the date of distribution, the annuity purchased on the Participant's behalf shall be in the form of a Single Life Annuity.

A Qualified Joint and Survivor Annuity is an annuity for the life of the Participant with a survivor annuity for the life of the Participant's Spouse which is no less than 50% and no more than 100% of the amount of the annuity which is payable during the joint lives of the Participant and his Spouse.  If a Participant fails to elect (on the appropriate form provided by the Committee) a Qualified Joint and Survivor Annuity percentage, the percentage payable to the Spouse shall be 50%.
A Single Life Annuity is an annuity for the life of the Participant.
The annuities referred to herein shall be purchased from such insurance company or companies as may be approved by the Benefits Investment Committee.
A Participant may make an election to waive the required annuity form of payment described above and elect either an alternate annuity form of payment or one of the alternate forms of distribution available to such Participant as described in paragraph (a) above by filing the appropriate form with the Committee within the period of at least 30 days before but no more than 90 days prior to the date of distribution.  A Participant may revoke an election to waive the required annuity form of payment at any time and any number of times before the date of distribution by filing the appropriate form with the Committee.
Any election to waive the Qualified Joint and Survivor Annuity form of payment must be consented to by both the Participant and his Spouse.  A spousal consent under this Section 7.1 must:
(i)	be in writing on a form provided by the Committee;
(ii)	specify the Beneficiary, if any;
(iii)	specify the alternate form of payment elected by the Participant;
(iv)	acknowledge the effect of such consent; and
(v)	be witnessed by a notary public.
Any such consent will be valid only with respect to the Spouse who signs the consent.  A spousal consent is not required, however, if the Participant establishes to the satisfaction of the Committee (A) that there is no Spouse; (B) that the Spouse cannot be located; (C) that the Participant is legally separated or has been abandoned by the Spouse (within the meaning of local law) and this fact is evidenced by a court order; or (D) that spousal consent is not required under other applicable regulations.
The distribution date may be less than 30 days after receipt of the written explanation of the Qualified Joint and Survivor Annuity, provided: (A) the Participant has been provided with information that clearly indicates that the Participant has at least 30 days to consider whether to waive the Qualified Joint and Survivor Annuity and elect (with spousal consent) to a form of distribution other than a Qualified Joint and Survivor Annuity; (B) the Participant is permitted to revoke any affirmative distribution election at least until the benefit commencement date or, if later, at any time prior to the expiration of the 7-day period that begins the day after the explanation of the Qualified Joint and Survivor Annuity is provided to the Participant; and (C) the distribution date is a date after the date the written explanation was provided to the Participant.
An election of an alternate annuity form of payment shall not be effective unless the present value of the benefit payable to the Participant exceeds 50% of the present value of the benefit payable to all individuals under the form of payment elected.
7.2	LUMP SUM DISTRIBUTIONS
Lump sum distributions under Sections 7.1 or 7.3 may, at the election of the Participant (or, in the event of his death, at the election of his designated Beneficiary), be made either in the form of cash equal to the value of the Participant's interest in his Total Account, or in the form of Company Stock equal to all of the Participant's whole shares invested in Company Stock combined with a cash lump sum equal to the Participant's fractional shares invested in Company Stock plus the remaining value of the Participant's interest in the remaining funds.  The conversion of shares of Company Stock to cash shall be based on the closing price per share on the last day on which the Company Stock was traded coincident with or next preceding the applicable Valuation Date.
The Committee shall notify all individuals who receive lump sum distributions from the Plan of the availability of the tax-free rollover of such distribution to an individual retirement account and the requirements for favorable tax treatment in accordance with applicable law.
7.3	DISTRIBUTIONS ON DEATH
(a)
Except as modified under any applicable Appendix, upon the death of any Participant whether serving as an active Employee or having terminated his Service for any reason whatsoever and prior to commencement of, or complete distribution of, his Total Account, his entire remaining vested interest in the Trust Fund shall be payable to his surviving Spouse or other properly designated Beneficiary, except as provided below.  If a Participant failed to designate a Beneficiary, if the Participant's designated Beneficiary shall have predeceased him, or if the Participant's designation shall have lapsed or failed for any reason, the Participant's interest shall be paid first to the Participant's Spouse, if then living; if not living, then to the Participant's issue (including adopted children) in equal shares, if then living; then to the Participant's parent(s), if then living, in equal shares; otherwise to the estate of such Participant.

The Participant's vested interest may be paid to a designated Beneficiary other than his Spouse while the Participant's Spouse is living only with the written consent of the Spouse.

A spousal consent under this Section 7.3 must:
(i)	be in writing on a form provided by the Committee;
(ii)	specify the Beneficiary;
(iii)	acknowledge the effect of such consent; and
(iv)	be witnessed by a notary public.
Any such consent will be valid only with respect to the Spouse who signs the consent.  A spousal consent is not required, however, if the Participant establishes to the satisfaction of the Committee (A) that there is no Spouse; (B) that the Spouse cannot be located; (C) that the Participant is legally separated or has been abandoned by the Spouse (within the meaning of local law) and this fact is evidenced by a court order; or (D) that spousal consent is not required under other applicable regulations.
A Participant's designation of a Beneficiary or Beneficiaries shall not be effective for any purpose unless and until it has been filed by the Participant with the Committee, provided, however, that any designation received by the Committee after the Participant's death shall take effect upon such receipt, but prospectively only and without prejudice to any payer or payee on account of any payments made before receipt of such designation by the Committee.
(b)
Except as modified under any applicable Appendix, distribution of the Participant's vested interest in the Trust Fund shall be made at the election of the Participant's designated Beneficiary (or the administrator or executor of the Participant's estate, as the case may be), subject to the processing fees as may be established by the Committee, on a form provided by the Committee, in one of the following forms of payment:

(i)	In a single lump sum payment as described in Section 7.2; or
(ii)
In accordance with procedures established by the Committee, a Beneficiary may elect ad hoc distributions in any amount that is at least equal to the lesser of $500 or the amount of the Participant's vested Total Account balance subject to the provisions of this subsection (b) and subsections (c), (d), (e), (f), and (g) of this Section 7.3.

Notwithstanding the foregoing, if at the Participant's date of death, the Participant's designated Beneficiary is his Spouse and the Participant's vested Total Account balance exceeds $5,000 and includes amounts subject to the qualified joint and survivor annuity requirements of Sections 401(a)(11) and 417 of the Code, the Committee shall direct the Trustee to use that portion of the entire value of the Participant's nonforfeitable Total Account consisting of amounts subject to the requirements of Sections 401(a)(11) and 417 of the Code, and any gains or losses, withdrawals, and other credits or charges allocated on a reasonable and consistent basis to such amounts, to purchase a nontransferable annuity contract for the life of the Spouse.  The Participant's Spouse may elect to waive the single life annuity form of payment and receive the entire value of the Participant's Total Account balance in one of the payment methods described above by filing the appropriate form with the Committee prior to the date of distribution.
(c)
If distribution to the Participant has begun and the Participant dies before his entire interest has been distributed, the remaining portion of the Participant's nonforfeitable interest in the Trust Fund shall be distributed at least as rapidly as under the method of payment in effect at the Participant's date of death.

(d)
Except as modified by any applicable Appendix, if the Participant dies before commencement of his nonforfeitable interest in the Trust Fund, such interest (reduced by any security interest held by the Plan by reason of a loan outstanding to the Participant) shall be distributed to the Participant's designated Beneficiary in a single lump sum cash payment within 90 days after the date the Participant's death is reported to the Committee, or within a reasonable period of time thereafter, and provided the designated Beneficiary has filed a proper distribution election form with the Committee.

Except as provided in paragraph (e) below, distribution to a designated Beneficiary shall begin no later than the time prescribed in Section 7.11.
(e)	If the Participant's designated Beneficiary is his Spouse, such Spouse may elect to defer distribution until the time prescribed in Section 7.11.
(f)
If the amount of distribution available under this Section 7.3 cannot be determined by the date distribution is required to begin, payment will be made no later than 60 days after the date the amount of distribution can be determined, and shall include payments retroactive to the required beginning date.

(g)
If the benefit payable to a designated Beneficiary under this Section 7.3 does not exceed $5,000, distribution shall be made to the designated Beneficiary as soon as practicable after the Valuation Date next following the date the Participant's death is reported to the Committee.

For purpose of this subsection (g), the value payable to the designated Beneficiary shall be determined without regard to that portion of the account balance that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of sections 402(c), 403(a)(4), 403(b)(8), 403(d)(A)(ii), and 457(e)(16) of the Code.  If the value of the Participant's Total Account as so determined is $5,000 or less, the Plan shall immediately distribute the Participant's entire nonforfeitable Total Account.

7.4	INVESTMENT OF DEFERRED DISTRIBUTIONS
If a Participant defers receipt of a distribution of his Total Account in accordance with Section 7.1(b)(ii), his Total Account shall continue to be invested in accordance with the provisions of Section 5 until his Total Account is distributed to him.
7.5	PROOF OF DEATH
The Committee shall, as a condition precedent to making payment to any Beneficiary, require that a death certificate, burial certificate, or other evidence of death acceptable to it be furnished.
7.6	LOAN AS A DISTRIBUTION
In the event a Participant is eligible to receive a distribution in accordance with this Section 7, he shall be given the opportunity to repay his outstanding loan balance, if any.  Repayment must be made prior to the date of distribution.
If the Participant fails to fully repay his outstanding loan balance at the time a lump sum distribution is made to him, the Participant's loan shall be deemed canceled and the remaining outstanding loan balance shall be treated as part of the Participant's lump sum distribution.
If the Participant fails to fully repay his outstanding loan balance at the time the first payment of any distribution is made to him, the Participant's loan shall be deemed canceled and the remaining loan balance shall be treated as though it had been distributed to the Participant on the Valuation Date as of which any distribution is made.
The provisions of this Section 7.6 shall apply to the Participant's interest in all funds except the Loan Fund.
Notwithstanding the above, a Participant who has had a Separation Date may continue to repay in installments in accordance with procedures established by the Committee.  In the event any missed loan repayment is not repaid by the last day of the calendar quarter following the calendar quarter in which the required payment was due, the Participant will be in default and any remaining loan balance will be treated as though it had been distributed to the Participant on the Valuation Date as of which any distribution is made.
7.7	DISTRIBUTION TO ALTERNATE PAYEE
The Committee may authorize the Trustee to make a lump sum distribution to an Alternate Payee pursuant to a Qualified Domestic Relations Order as soon as administratively practicable after the Valuation Date next following the earlier of:
(a)	the date the Participant attains age 50;
(b)	the date the Participant terminates employment;

(c)	the date the Participant is entitled to a distribution under the Plan; or
(d)	the date the Alternate Payee elects to receive a distribution from the Plan; or
(e)	the date the Committee determines that the order is a Qualified Domestic Relations Order, subject to any deferred distribution date specified in the Qualified Domestic Relations Order, provided the Alternate Payee has filed a request for distribution with the Committee.
If the Alternate Payee's nonforfeitable interest in the Plan does not exceed $5,000, distribution to the Alternate Payee shall be made at the earliest possible date described above.  Any distribution shall be subject to a processing fee as may be determined by the Committee.
7.8	NOTICE TO PAYEE
At the time a Participant or Beneficiary makes application for benefits, the Committee shall furnish the individual with a written notice of distribution.
The notice shall include a general description of the terms and conditions of the benefits available to the individual and the timing of distribution of such benefits.
If, with respect to any Participant, the Plan is a transferee plan subject to the qualified joint and survivor annuity requirements of Sections 401(a)(11) and 417 of the Code, the description of benefits shall be furnished no fewer than 30 days and no more than 90 days before the Participant's Benefit Commencement Date, and shall include an explanation of the annuity purchase requirements, including an explanation of:
(a)	the terms and conditions of the Qualified Joint and Survivor Annuity form of payment;
(b)	the Participant's right to elect, and the effect of electing, to waive the Qualified Joint and Survivor Annuity form of payment;
(c)	the rights of the Participant's Spouse; and
(d)	the right to revoke, and the effect of revoking, an election to waive the Qualified Joint and Survivor Annuity form of payment.
The description of the annuity purchase requirements is not necessary if the Participant's vested Total Account balance is less than or equal to $5,000.  The 30 day requirement described above may be waived by the Participant provided such Participant is provided the description and explanation at least 7 days prior to the Participant's Benefit Commencement Date in accordance with Code Section 417(a)(7)(B).

7.9	RESTRICTIONS ON DISTRIBUTIONS
(a)	Notwithstanding any other provisions of the Plan, a Participant's Before-Tax Contribution Account shall not be distributable prior to his Separation Date, his Disability or his death, except:
(i)	in cases of hardship, as provided in Section 8.3;
(ii)	upon attainment of age 59½;
(iii)	upon termination of the Plan without establishment or maintenance of another defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code);
No distribution shall be authorized by paragraph (iii) above, unless the distribution qualifies as a "lump sum distribution" within the meaning of Section 401(k)(10)(B)(ii) of the Code.
(b)	The provisions of this Section 7 shall comply with the requirements of Section 401(a)(9) of the Code as set forth in Section 7.11.
7.10	ELIGIBLE ROLLOVER DISTRIBUTION
(a)
Notwithstanding any provisions of the Plan to the contrary that would otherwise limit a Distributee's election under this Section 7.10, a Distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

(b)	Definitions
(i)
Eligible Rollover Distribution:  An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (of life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; any hardship distribution and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).  The portion of any distribution which is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities shall qualify as an eligible rollover distribution but may only be transferred to an "Eligible Retirement Plan") that accepts rollover distributions of after-tax contributions.

(ii)	Eligible Retirement Plan: An Eligible Retirement Plan is:
(A)
with respect to a Distributee who is an Employee or former Employee or the Employee’s or former Employee's surviving Spouse or Spouse or former Spouse who is the Alternate Payee under a Qualified Domestic Relations Order, any of the following: an individual retirement account described in Section 408(a) of the Code) (including a Roth IRA described in Section 408A of the Code), an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, an annuity contract described in Section 403(b) of the Code, an eligible plan under Section 457(b) of the Code maintained by an employer described in Section 457(c)(i)(A) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution; or

(B)
with respect to a Distributee who is a non-Spouse Beneficiary, an individual retirement account described in Section 408(a) of the Code (including a Roth IRA described in Section 408A of the Code) or an individual retirement annuity described in Section 408(b) of the Code (other than an endowment contract) which is established for the purpose of receiving the distribution on behalf of an individual who is designated as a Beneficiary and who is not the surviving Spouse of the Participant.

(iii)
Distributee:  A Distributee includes (A) an Employee or former Employee, (B) the Employee's or former Employee's surviving Spouse, (C) the Employee's or former Employee's Spouse or former Spouse who is the Alternate Payee under a Qualified Domestic Relations Order, ( with regard to the i, and (D) the Employee’s or former Employee’s non-Spouse Beneficiary who is his designated beneficiary within the meaning of Code Section 401(a)(9)(E).

(iv)	Direct Rollover: A Direct Rollover is the payment by the Plan to the Eligible Retirement Plan specified by the Distributee.
(c)
If a distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of regulations under the Code is given, provided that:

(i)
the Committee clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to eject a distribution (and, if applicable, a particular distribution option), and

(ii)	the Participant, after receiving the notice, affirmatively elects a distribution.
7.11	MINIMUM DISTRIBUTION REQUIREMENTS
(a)	General Rules
(i)	Precedence. The requirements of this section will take precedence over any inconsistent provisions of the Plan.
(ii)
Requirements of Treasury Regulations Incorporated. Ali distributions required under this Section 7.11 will be determined and made in accordance with the Treasury regulations under Section 401(a)(9) of the Code.

(iii)
TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Section 7.11, other than paragraph (a)(ii) above, distributions may be made under a designation made before January l, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act ("TEFRA") and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.

(b)	Time and Manner of Distribution
(i)	Required Beginning Date. The Participant's entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant's Required Beginning Date.
(ii)
Death of Participant Before Distributions Begin.  If the Participant dies before distributions begin, the Participant's entire interest will be distributed, or begin to be distributed, no later than as follows:

(A)
If the Participant's surviving Spouse is the Participant's sole Designated Beneficiary, then distributions to the surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70½, if later.

(B)
If the Participant's surviving Spouse is not the Participant's sole Designated Beneficiary, then distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(C)	If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant's death, the Participant's entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.
(D)
If the Participant's surviving Spouse is the Participant's sole Designated Beneficiary and the surviving Spouse dies after the Participant but before distributions to the surviving Spouse begin, this subsection 7.11(b)(ii), other than subsection 7.11(b)(ii)(A), will apply as if the surviving Spouse were the Participant.

For purposes of this subsection 7.11(b)(ii) and subsection 7.11(d), unless Subsection 7.11(b)(ii)(D) applies, distributions are considered to begin on the Participant's Required Beginning Date.  If subsection 7.11(b)(ii)(D) applies, distributions are considered to begin on the date distributions are required to begin to the surviving Spouse under subsection 7.11(b)(ii)(A). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant's Required Beginning Date (or to the Participant's surviving Spouse before the date distributions are required to begin to the surviving Spouse under subsection 7.11(b)(ii)(A)), the date distributions are considered to begin is the date distributions actually commence.
(iii)
Forms of Distribution.  Unless the Participant's interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year, distributions will be made in accordance with Sections (c) and (d) of this Section 7.11.  If the Participant's interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the regulations promulgated thereunder.

(c)	Required Minimum Distributions During Participant's Lifetime
(i)
Amount of Required Minimum Distribution For Each Distribution Calendar Year.  During the Participant's lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

(A)
the quotient obtained by dividing the Participant's Account Balance by the distribution period in the Uniform Lifetime Table set forth in Treasury Regulation Section 1.401(a)(9)-9, using the Participant's age as of the Participant's birthday in the Distribution Calendar Year; or

(B)
if the Participant's sole Designated Beneficiary for the Distribution Calendar Year is the Participant's Spouse, the quotient obtained by dividing the Participant's Account Balance by the number in the Joint and Last Survivor Table set forth in Treasury Regulation

Section 1.401(a)(9)-9, using the Participant's and Spouse's attained ages as of the Participant's and Spouse's birthdays in the Distribution Calendar Year.
(ii)
Lifetime Required Minimum Distributions Continue Through Year of Participant's Death.  Required minimum distributions will be determined under this Subsection (c) beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant's date of death.

(d)	Required Minimum Distributions After Participant's Death
(i)	Death On or After Date Distributions Begin.
(A)
Participant Survived by Designated Beneficiary.  If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant's Designated Beneficiary, determined as follows:

(1)	The Participant's remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.
(2)
If the Participant's surviving Spouse is the Participant's sole Designated Beneficiary, the remaining Life Expectancy of the surviving Spouse is calculated for each Distribution Calendar Year after the year of the Participant's death using the surviving Spouse's age as of the Spouse's birthday in that year.  For Distribution Calendar Years after the year of the surviving Spouse's death, the remaining Life Expectancy of the surviving Spouse is calculated using the age of the surviving Spouse as of the Spouse's birthday in the calendar year of the Spouse's death, reduced by one for each subsequent calendar year.

(3)
If the Participant's surviving Spouse is not the Participant's sole Designated Beneficiary, the Designated Beneficiary's remaining Life Expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant's death, reduced by one for each subsequent year.

(B)	No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant's death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account Balance by the Participant's remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.
(ii)	Death Before Date Distributions Begin.
(A)
Participant Survived by Designated Beneficiary.  If the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account Balance by the remaining Life Expectancy of the Participant's Designated Beneficiary, determined as provided in Subsection (d)(i).

(B)
No Designated Beneficiary.  If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant's death, distribution of the Participant's entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

(C)
Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin.  If the Participant dies before the date distributions begin, the Participant's surviving Spouse is the Participant's sole Designated Beneficiary, and the surviving Spouse dies before distributions are required to begin to the surviving Spouse under subsection (b)(ii)(A), this subsection (d)(ii) will apply as if the surviving Spouse were the Participant.

(e)	Definitions
(i)
Designated Beneficiary.  The individual who is designated as the Beneficiary under Section 7.3(a) of the Plan and is the designated beneficiary under Treasury Regulation Section 401(a)(9) of the Code and Section 1.401(a)(9)-1, Q&A-4.

(ii)
Distribution Calendar Year.  A calendar year for which a minimum distribution is required.  For distributions beginning before the Participant's death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant's Required Beginning Date.  For distributions beginning after the Participant's death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin pursuant to Subsection (b)(ii).  The required minimum distribution for the Participant's first Distribution Calendar Year will be made on or before the Participant's Required Beginning Date.  The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant's Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.
(iii)	Life Expectancy. Life expectancy as computed by use of the Single Life Table in Treasury Regulation Section 1.401(a)(9)-9.
(iv)
Participant's Account Balance.  The Account Balance as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (Valuation Calendar Year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account Balance as of dates in the Valuation Calendar Year after the Valuation Date and decreased by distributions made in the Valuation Calendar Year after the Valuation Date.  The Account Balance for the Valuation Calendar Year includes any amounts rolled over or transferred to the Plan either in the Valuation Calendar Year or in the Distribution Calendar Year if distributed or transferred in the Valuation Calendar Year.

(v)	Required Beginning Date. The date specified in Section 7.1(c) of the Plan.

SECTION 8
WITHDRAWALS AND LOANS DURING EMPLOYMENT
8.1	DISCRETIONARY WITHDRAWALS
(a)
A Participant may elect to withdraw from the Trust Fund an amount not to exceed the amounts described below at his discretion.  The withdrawal shall be made as soon as practicable following the date on which the request for the withdrawal is made.  The amount available for withdrawal is based on the balance in each account as of the date the withdrawal request is processed by the recordkeeper appointed by the Company and shall be withdrawn in the following order with the amounts available in each account to be fully withdrawn before any amount is taken from the next account:

(i)	From the balance in his After-Tax Contribution Account;
(ii)	From the amount in his Rollover Contribution Account;
(iii)	From the amount of his Company Matching Contribution Account attributable to Company Matching Contributions made to the Prior Ingersoll Savings Plan prior to January 1, 2003.
(iv)	From the amount in his Prior Plan Benefit Account; and
(v)	From the amount in his Trane Company Contribution Account.
Amounts withdrawn under this paragraph (a) shall be debited to each Fund (except the Loan Fund) in proportion to how the balance in each account from which the withdrawal to be made is invested in each such Fund.
In no event shall any former participant in the LCN Plan who became a Participant in the SSIP as a result of the merger of the LCN Plan into the SSIP, or any other individual employed by the LCN Closers Division of Schlage Lock Company who becomes a Participant, be eligible for discretionary withdrawals under this Section 8.1 from his Profit Sharing Account.
(b)	Company Matching Contributions made to the Prior Ingersoll Savings Plan or the Plan on or after January 1, 2003 shall not be available for withdrawal under this Section 8.1.
(c)	A processing fee, as may be determined by the Committee, for each withdrawal under this Section 8.1 will be charged against the Participant's Total Account.
(d)	In no event shall an individual be permitted to take an in-service distribution as described in this Section 8.1 from his Core Contribution Account.

8.2	WITHDRAWALS FOR PARTICIPANTS OVER AGE 59½
A Participant who has attained age 59½ may elect to withdraw from the Trust Fund an amount not to exceed the amounts described below at his discretion.  The withdrawal shall be made as soon as practicable following the date on which the request for the withdrawal is made.  The amount available for withdrawal is based on the balance in each account as of the date the withdrawal request is processed by the recordkeeper appointed by the Company and shall be withdrawn in the following order with the amounts available in each account to be fully withdrawn before any amount is taken from the next account:
(a)	From the balance in his After-Tax Contribution Account;
(b)	From the balance in his Rollover Contribution Account;
(c)	From the balance in his Company Matching Contribution Account;
(d)	From the balance in his Trane Pre-2010 Company Match Account;
(e)	From the balance in his Prior Plan Benefit Account;
(f)	From the balance in his Trane Company Contribution Account;
(g)	From the balance in his Before-Tax Contribution Account;
(h)	From the balance in his Catch-up Contribution Account; and
(i)	From the balance in his Qualified Nonelective Contribution Account.
In no event shall an individual be permitted to take an in-service distribution as described in this Section 8.2 from his Core Contribution Account.
8.3	HARDSHIP WITHDRAWALS
(a)
Except as modified under an applicable Appendix, a Participant may request a hardship withdrawal, subject to the approval of the Committee, in an amount which does not exceed the amount required to meet the immediate and heavy financial need created by the hardship and provided the Participant has obtained all other currently available distributions (other than hardship distributions) and all nontaxable loans available under all qualified and nonqualified plans of deferred compensation maintained by the Company or an Affiliated Company.

The Committee shall promptly review the hardship withdrawal request and notify the Participant that the request has been approved or disapproved.  The Committee shall approve requests for hardship withdrawals using the objective criteria set forth in paragraph (b) below as well as documentary evidence submitted by the Participant to substantiate the reason for and the amount of the need.  The only discretion to be exercised by the Committee is whether the documents submitted by the Participant satisfy the objective conditions.
(b)	For purposes of this Section 8.3, a withdrawal shall be deemed to be made on account of an immediate and heavy financial need of the Participant if the withdrawal is on account of:
(i)
medical expenses described in Section 213(d) of the Code incurred by the Participant, the Participant's Spouse, or any dependent of the Participant (as defined in Section 152 of the Code, but without regard to Sections 152(b)(1), 152(b)(2), and 152(d)(1)(B) of the Code);

(ii)	purchase (excluding mortgage payments) of a principal residence for the Participant;
(iii)	payment for tuition for the next semester or quarter of post-secondary education for the Participant, his Spouse, children or dependents;
(iv)	the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence;
(v)	payment for funeral or burial expenses for the Participant's deceased parent, spouse, child or dependent; or
(vi)
expenses to repair damage to the Participant's principal residence that would qualify for a casualty loss deduction under Code Section 165 (determined without regard to Section 165(h)(5) and whether the loss exceeds 10 percent of adjusted gross income).

(c)	A hardship withdrawal made by a Participant under this Section 8.3 shall be withdrawn from the Participant's Total Account in the following order:
(i)	from the balance of his After-Tax Contribution Account;
(ii)	from the balance in his Rollover Contribution Account;
(iii)	from the vested balance in his Company Matching Contribution Account, excluding the portion of such account attributable to Company Matching Contributions made on or after January 1, 2003;
(iv)	from the balance in his Prior Plan Benefit Account;
(v)	from the balance of his Trane Company Contribution Account;
(vi)	from the balance of his Before-Tax Contribution Account (exclusive of earnings after 1988 except to the extent provided under paragraph (d) below); and

(vii)	from the balance of his Catch-up Contribution Account.
(d)	The balance in the Participant's Before-Tax Contribution Account that is available for withdrawal on account of financial hardship shall be equal to the lesser of (i) or (ii) below:
(i)	An amount equal to (A) plus (B), minus (C), below:
(A)	The balance in the Participant's Before-Tax Contribution Account (including the Loan Fund) under the Prior Ingersoll Savings Plan as of December 31, 1988.
(B)	Contributions credited after December 31, 1988 to the Participant's Before-Tax Contribution Account under the Prior Ingersoll Savings Plan and the Plan.
(C)	Distributions made after December 31, 1988 from the Participant's Before-Tax Contribution Account under the Prior Ingersoll Savings Plan and the Plan.
(ii)	The value of the Participant's Before-Tax Contribution Account (excluding the Loan Fund) as of the date such withdrawal is processed by the recordkeeper appointed by the Company.
(e)
Amounts withdrawn under paragraph (c) above shall be debited to each Fund (except the Loan Fund) in proportion to how the balance of each account from which the withdrawal to be made is invested in such Fund.

(f)
In no event shall any former participant in the LCN Plan who became a Participant in the SSIP as a result of the merger of the LCN Plan into the SSIP, or any other individual employed by the LCN Closers Division of Schlage Lock Company who becomes a Participant, be eligible for hardship withdrawals from his Profit Sharing Account.

(g)	In no event shall a Participant be permitted to take a hardship distribution from his Core Contribution Account.
8.4	TAXABILITY OF WITHDRAWALS
For purposes of determining the tax treatment of distributions from the Plan, the Participant's After-Tax Contribution Account will comprise a separate contract for purposes of Code Section 72(d) and shall include both pre-1987 and post-1986 contributions and earnings thereon.
8.5	RESTORATION OF WITHDRAWALS
A Participant shall not be permitted to restore to the Plan any amounts withdrawn under the provision of Sections 8.1 or 8.3.

8.6	TIMING OF WITHDRAWALS
All withdrawals shall be made as soon as practicable in accordance with procedures established by the Committee.  The Committee in its discretion may authorize an advance payment in an amount equal to all or a portion of the amount of the requested withdrawal, with the balance, if any, to be made as soon as practicable after such Valuation Date.
To the extent that any withdrawals are made from the Participant’s investment in Company Stock pursuant to Section 8.1 or 8.2 of the Plan, such withdrawals may, at the election of the Participant, be made either in the form of cash equal to the portion of the withdrawal being made from the Participant’s investment in Company Stock, or in the form of whole shares of Company Stock combined with a cash lump sum equal to the Participant's fractional shares in Company Stock.  The conversion of shares of Company Stock to cash shall be based on the closing price per share on the last day on which the Company Stock was traded coincident with or next preceding the applicable Valuation Date.
8.7	LOANS
Any Participant may request a loan in an amount which does not exceed an amount equal to the lesser of (a) or (b) below:
(a)	$50,000 reduced by the individual's highest outstanding loan balance during the 12-month period ending on the day before the date the new loan is made.
(b)
50% of the individual's vested Total Account balance, excluding the Company Retirement Contribution Account, Profit Sharing Contribution Account, Trane QNEC-QMAC Account, Trane Employer Contribution Account, Trane ESOP Basic Account and Trane ESOP Account reduced by the outstanding balance of all previous loans made to the individual.  Furthermore, for this purpose, an individual's vested Total Account balance shall also exclude the Core Contribution Account.

In no event, however, shall an individual be allowed to borrow from his Company Matching Contribution Account, Company Retirement Contribution Account, Trane Pre-2010 Company Match Account, Trane QNEC-QMAC Account, Trane Employer Contribution Account, Trane ESOP Basic Account or Trane ESOP Account.  The loan shall be made as of the Valuation Date designated by the Participant which shall coincide with or follow the date on which the loan application is made.
In no event shall any former participant in the LCN Plan who became a Participant in the SSIP as a result of the merger of the LCN Plan into the SSIP, or any other individual employed by the LCN Closers Division of Schlage Lock Company who becomes a Participant, be allowed to borrow from his Profit Sharing Account.

In no event shall an individual be allowed to borrow from his Core Contribution Account.
8.8	LOAN CONDITIONS
Except as modified under an applicable Appendix, a loan shall be subject to the following conditions:
(a)	There shall be no more than one loan outstanding at any time, provided, however, any Participant who had more than one loan outstanding on the Effective Date may continue to repay such loans.
(b)	The minimum loan shall be $1,000.
(c)
Each loan shall bear a reasonable rate of interest established in accordance with specific written procedures adopted from time to time by the Committee.  Such rate of interest shall provide the Plan with a return commensurate with the prevailing interest rate charged on similar commercial loans by institutions in the business of lending money.

(d)	The amount transferred to the Loan Fund from the Participant's Total Account will be made in the following order:
(i)	from the balance of his Before-Tax Contribution Account;
(ii)	effective January 1, 2016, from the balance of his Catch-up Contribution Account;
(iii)	from the balance of his Trane Company Contribution Account;
(iv)	from the balance in his Rollover Contribution Account;
(v)	from the vested balance in his Prior Plan Benefit Account; and
(vi)	from the balance of his After-Tax Contribution Account.
(e)
The repayment period shall be no more than five years, unless the loan is used to acquire a dwelling unit which, within a reasonable period of time (as determined by the Committee), is to be used as the principal residence of the Participant.  The maximum repayment period for a loan used to acquire a dwelling unit shall be a reasonable time, as determined by the Committee, which may exceed five (5) years but shall not exceed fifteen (15) years.

(f)
Repayment shall be in equal installments by payroll deduction provided that a Participant who is on an unpaid Leave of Absence or has had a Separation Date may continue making repayments by check until the loan is repaid within its original term.

(g)	Repayment shall commence with the first paycheck received in the second succeeding month following the Valuation Date as of which the loan is granted.
(h)	Full or partial repayment of the outstanding balance may be made by check as of any Valuation Date after the date on which repayment is scheduled to commence.
(i)
The interest portion of each repayment shall be credited to each account based on the outstanding loan balance in such account.  The principal portion of each repayment shall be credited to each account in reverse sequence to that used when the loan was originally taken from such account.  The amount of each repayment, including principal and interest, shall be remitted at the end of each month and credited to each Fund in accordance with the Participant's then current investment election,

(j)
Up to 50% of the present value of the Participant's vested interest in the Plan shall normally be the collateral for the loan.  However, in the event of the Participant's failure to repay the loan in accordance with Section 8.8(f), the Committee shall take such other action as appropriate to cause repayment within the period stipulated.  Such other action may include, but shall not be limited to, deeming the remaining balance due and payable at the time of default, or treating the unpaid balance of the loan as a withdrawal from the Participant's Total Account, provided that such withdrawal otherwise conforms with the provisions of this Section 8.

(k)
The outstanding loan balance as of the date any distribution is made shall be deemed to have been distributed to the Participant as provided in Section 7.6 and no further repayments shall be due or accepted.

(l)
A Participant may request a withdrawal which includes his entire outstanding loan balance.  At the time of such withdrawal, the loan balance shall be deemed to be distributed to the Participant as part of such withdrawal and no further repayments shall be due or accepted.

(m)
The Committee may from time to time adopt rules to be applied in a uniform and nondiscriminatory manner to all Participants in similar circumstances.  Such rules may include modification or waiver of the rules otherwise set forth in this Section 8.8.

(n)
If the Participant's Total Account includes amounts over $5,000 which are subject to the qualified joint and survivor annuity requirements of Sections 401(a)(11) and 417 of the Code, the Participant's Spouse, if any, must consent to the loan (or any renegotiation, extension, renewal or other revision of the loan).  The Spouse's consent must be obtained within the 90-day period ending on the date on which the loan is to be so secured (or renegotiated, extended, renewed, or otherwise revised).  A spousal consent under this Section 8.8(n) must:

(i)	be in writing on a form provided by the Committee;

(ii)	acknowledge the effect of the loan obligation and the potential reduction of the Participant's Total Account to satisfy the loan obligation; and
(iii)	be witnessed by a notary public.
A spousal consent is not required, however, if the Participant establishes to the satisfaction of the Committee (A) that there is no Spouse; (B) that the Spouse cannot be located; (C) that the Participant is legally separated or has been abandoned by the Spouse (within the meaning of local law) and this fact is evidenced by a court order; or (D) that spousal consent is not required under other applicable regulations.
(o)	Participant loans in plans that are merged into this Plan shall continue in effect under the terms applicable under the prior plan.
(p)	A loan initiation fee and an annual loan maintenance fee, as may be determined by the Committee, will be charged against the Participant's Total Account.

SECTION 9
ADMINISTRATION OF THE PLAN
9.1	THE BENEFITS ADMINISTRATION COMMITTEE
The Plan shall be administered by the Benefits Administration Committee of Ingersoll-Rand Company for any period when Ingersoll-Rand Industrial U.S., Inc. is a member of the same Controlled Group as Ingersoll-Rand plc.  If and when Ingersoll-Rand Industrial U.S., Inc. ceases to be a member of the same Controlled Group as Ingersoll-Rand plc, then the Plan shall be administered by the Benefits Administration Committee of Ingersoll-Rand Industrial U.S., Inc. or such other administrator as appointed by Ingersoll-Rand Industrial U.S., Inc., and the term “Committee” as used in this Plan shall refer to such administrator.  If no such administrator is appointed, the Plan shall be administered by Ingersoll-Rand Industrial U.S., Inc.  The Benefits Administration Committee or such other succeeding administrator is the named fiduciary for the administration of the Plan.
The Committee is the named fiduciary for the administration of the Plan.
9.2	ORGANIZATION OF THE COMMITTEE
The Committee shall have a Chairman designated by the Chief Executive Officer of Ingersoll-Rand plc and a Secretary appointed by the Committee.  Action of the Committee shall be by a majority vote.  A writing by the Secretary of the Committee setting forth the names of the members of the Committee, or actions taken by the Committee shall be sufficient evidence at all times as to the persons constituting the Committee, or such actions taken.
9.3	POWERS OF THE COMMITTEE
Except as provided in the Trust Agreement, hereinafter mentioned, the Committee shall have the sole responsibility for the administration of the Plan with all powers necessary to enable it properly to carry out its duties in that respect; and its decisions upon all matters within the scope of its authority shall be final.  Subject to Section 9.5 and ERISA, the Committee shall have and shall exercise complete discretionary authority to construe, interpret, and apply all of the terms of the Plan, including all matters relating to eligibility for benefits, amount, time or form of benefits, and any disputed or allegedly doubtful terms.  In exercising such discretion, the Committee shall give controlling weight to the intent of the sponsor of the Plan.  Specifically, but not in limitation of the broad power herein conferred, the Committee shall have the power, pursuant to the Plan, to:
(a)	Determine the following:
(i)	Whether a person working for the Company is an Eligible Employee within the definition of that term as used in the Plan;
(ii)	The Service of any Employee;
(iii)	The Compensation of any Employee;

(iv)	All other questions involving construction of the Plan or any of the terms or provisions thereof.
(b)
Examine the administration by the Trustee of the Trust Fund, to take action where necessary regarding any acts or omissions of the Trustee in the administration of the Trust Fund and to make any claim against the Trustee for negligence or otherwise with reference to such acts or omissions.  The responsibility of the Committee in this area is limited to administrative actions and procedures of the Trustee and does not include investment policies, practices or management, all of which fall within the area of responsibility of the Benefits Investment Committee, as covered in Section 10.6.

(c)
Engage an independent qualified public accountant to conduct an examination of any financial statement of the Plan so as to enable him to form an opinion as to any other financial statements necessary for the operation of the Plan.

(d)
Appoint such agents and subcommittees as it may deem necessary for the effective exercise of its powers and duties and to delegate to such agents and subcommittees any powers and duties, both ministerial and discretionary, as the said Committee shall deem expedient and appropriate.

(e)	Authorize the Trustee to incur expenses not provided for in the Trust Agreement and to reimburse the Trustee for any expenses so incurred.
(f)
Adopt such rules of procedure as it shall deem necessary in the administration of the Plan, including, but not limited to, procedures for presenting claims for benefits under the Plan and far review of claims which are denied in whole or in part, and procedures for complying with the requirements of Section 414(p) of the Code with respect to Qualified Domestic Relations Orders.

The foregoing list of powers and discretion is not intended to be either complete or exclusive, and the Committee shall, in addition, have such powers and discretion as it may determine to be necessary for the performance of its administrative duties under the Plan and the Trust Fund.  The Committee's exercise of its discretion shall be exclusive and binding on all parties concerned, including without limitation, any and all Employees, Spouses, Beneficiaries, heirs, distributees, estates, executors, administrators and assigns.
9.4	RECORDS OF THE COMMITTEE
All acts and determinations of the Committee shall be duly recorded by, or under the supervision of, the Secretary thereof, and all such records, together with such other documents as may be necessary for the administration of the Plan, shall be preserved in the custody of the Secretary or the Chairman of the Committee.

9.5	PROCEDURE FOR CLAIMING BENEFITS UNDER THE PLAN
(a)
Initial Claims for Benefits. Claims for benefits under the Plan made by an Employee or Beneficiary covered by the Plan must be submitted to Employee Services or its successor, as designated by the Benefits Administration Committee.  Approved claims will be processed and instructions issued to the Trustee authorizing payments as claimed.

(i)
Disputed Claim. In the event there is a dispute, all claims, including claims that involve a determination of Disability by the Benefits Administration Committee because the Participant is not covered by a long term disability plan sponsored by the Company or an Affiliated Company (a "Disability Determination"), must be submitted to the Benefits Administration Committee in writing and within one year of:

(A)	in the case of any lump sum payment, the date on which the payment was made or allegedly should have been made,
(B)	in the case of an installment payment, the date of the first installment payment or the date it allegedly should have been paid, or
(C)	in the case of any Disability Determination with respect to vesting, the date that the Employee was first notified that he is not vested in any benefit under the Plan.
(ii)	Initial Claim Denial: If a claim is denied in whole or in part, the claimant will be notified by written notice, in a manner calculated to be understood by the claimant. The notice will include:
(A)	the specific reason or reasons for the denial of the claim;
(B)	the specific references to the pertinent Plan provisions on which the denial is based;
(C)	a description of any additional material or information necessary to perfect the claim, and an explanation of why such material or information is necessary;
(D)	a description of the Plan's claim review procedure and the time limits applicable to such procedure; and
(E)	a statement of the claimant's right to bring a civil action in accordance with Section 502(a) of ERISA if the claimant's claim is denied upon review.
(iii)	Timing of Initial Claim Decision: Such notification shall be given within 90 days after the claim is received. This period may be extended for another 90 days if the claimant is notified that the extension is necessary due to matters beyond the control of the Plan, before the end of the original 90-day period.  Any notice for an extension will explain the reason for the extension and the date by which the Benefits Administration Committee expects to rule on the claim.
Notwithstanding the foregoing, in the event of a claim involving a Disability Determination, the Benefits Administration Committee or any designee thereof shall notify the claimant of its decision by written notice within 45 days after receipt of the claim.  This period may be extended for 30 days if the claimant is notified that the extension is necessary due to matters beyond the control of the Plan, before the end of the original 45 day period.  If, prior to the end of the 30-day extension period, the Benefits Administration Committee or any designee thereof determines that due to matters beyond the control of the Plan, a decision cannot be rendered within that initial extension period, the period for making the determination may be extended for an additional 30 days if the claimant is notified in writing prior to the end of the first 30-day extension period.  Any notice for an extension relating to a Disability Determination will explain the reason for the extension, the date by which the Benefits Administration Committee or any designee thereof expects to rule on the claim, the standards on which the Disability Determination, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve those issues.  In the event additional information is necessary, the claimant shall be afforded at least 45 days within which to provide the specified information.
(iv)
Contents of Adverse Disability Determination: In the event of an adverse Disability Determination, in addition to the information described in subsections (A), (B), (C), (D), and (E) of paragraph (ii) above, the Benefits Administration Committee's or any designee thereof written notice of denial shall include:

(A)
either the specific internal rules, guidelines, protocols, standards or other similar criteria of the plan relied upon in making the adverse determination or a statement that such rules, guidelines, protocols, standards or other similar criteria of the Plan do not exist;

(B)
a discussion of the decision that includes, if applicable, the reason(s) for not following the view of the treating professional, medical or vocational experts, or a disability determination by the Social Security Administration;

(C)
if the decision is based on medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the claimant’s medical circumstances, or a statement that such explanation will be provided free of charge upon request; and
(D)	a statement that the claimant is entitled, upon request and free of charge, reasonable access to and copies of all documents, records, and other information relevant to his claim.
(b)
Appeal of Claim Decision: Upon denial of a claim in whole or in part, a claimant or his duly authorized representative shall have the right to submit a written request to the Benefits Administration Committee for a full and fair review of the denied claim, to submit written comments, documents, records, and other information relating to the claim, and to be provided, upon request and free of charge, access to, and copies of, all documents, records and other information relevant to the claimant's claim for benefits.  A request for review of a claim must be submitted within 60 days (180 days in the event of a claim involving a Disability Determination) of receipt by the claimant of written notice of the denial of the claim.

(i)
Review of Disability Determination: In the event of a denial of a claim involving a Disability Determination, the review of the denied claim must not afford deference to the initial adverse determination, and must be reviewed by a Plan fiduciary who had no role in the initial adverse determination and who is not the subordinate of a fiduciary who had a role in the initial determination.  In addition, in deciding an appeal of an adverse determination regarding a claim involving a Disability Determination which was based in whole or in part on a medical judgment, the Plan fiduciary shall consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment (other than any health care professionals who were consulted in connection with the initial adverse determination, or their subordinates) and, upon request, identify for the claimant the medical or vocational experts whose advice was obtained on behalf of the Plan in connection with the claimant's adverse determination, regardless of whether the advice was relied upon in making the determination.

(ii)
Timing of Decision on Appeal: The Benefits Administration Committee or any designee thereof shall advise the claimant of the results of the review within 60 days after receipt of the written request for review (45 days in the event of a review of a denied claim involving a Disability Determination).  This period may be extended for another 60 days (45 days in the case of a claim involving a Disability Determination) if the Benefits Administration Committee determines that special circumstances require an extension of time for processing the request and if written notice of such extension and circumstances is given to such claimant within the initial 60-day (or 45 day) period.  Any notice for an extension will explain the reason for the extension and the date by which the Benefits Administration Committee expects to rule on the claim.

(iii)	Notice of Benefit Determination on Appeal: In the event an appeal is denied, the claimant will be notified in writing. The Benefits Administration Committee shall set forth in the notice:
(A)	the specific reason or reasons for the denial of the claim;
(B)	the specific references to the pertinent Plan provisions on which the denial is based;
(C)
a statement of the claimant's right to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant's claim for benefits; and

(D)	a statement of the claimant's right to bring a civil action in accordance with Section 502(a) of ERISA.
(iv)
Additional Content on Denial of Appeal Involving a Disability Determination: In the event of a denial of an appeal involving a Disability Determination, in addition to the information described in subsections (A), (B), (C), and (D) under paragraph (iii) above, the Benefits Administration Committee's written notice of denial shall include:

(A)
a discussion of the decision that includes, if applicable, the reason(s) for not following the view of the treating professional, medical or vocational experts, or a disability determination by the Social Security Administration;

(B)	any contractual limitation period that applies to the claimant’s right to file a lawsuit, including the calendar date when the contractual limitations period expires;
(C)
if the decision is based on medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the claimant’s medical circumstances, or a statement that such explanation will be provided free of charge upon request; and

(D)
either the specific internal rules, guidelines, protocols, standards or other similar criteria of the Plan relied upon in making the adverse determination or a statement that such rules, guidelines, protocols, standards or other similar criteria of the Plan do not exist.

The decision of the Benefits Administration Committee by majority vote shall be final and binding upon any and all claimants, including but not limited to Employees and their Beneficiaries, and any other individuals making a claim through or under them.

(c)
Time to File Civil Action, Governing Law and Venue: In the event a claimant's appeal is denied by the Benefits Administration Committee, he or she shall have a right to bring a civil action under Section 502(a) of ERISA.  Any such legal action must be filed within twelve (12) months of the appeal having been denied.

Any lawsuit filed shall be governed by ERISA, or to the extent not preempted, the laws of the state of Delaware and shall be brought in federal court in a jurisdiction determined under Section 12.11.
9.6	THE PLAN IS A VOLUNTARY ACT BY THE COMPANY
Establishment and maintenance of the Plan constitute voluntary acts of the Company and are not to be deemed or construed to be a part of any contract of employment, or as giving any person any enforceable right against the Company.  The Trust Fund shall be the sole source of all distributions or other benefits provided for in the Plan, and the Company shall not be liable or responsible therefor.  Neither the action of the Company in establishing the Plan nor any action hereafter taken in connection with the Plan shall be construed as giving to any Employee a right to be retained in the service of the Company or any right or claim to any benefits under the Plan except as expressly provided in the Plan.
9.7	INDEMNIFICATION
The Company may indemnify all persons, including Employees, who are or may be determined to be fiduciaries as that term is defined in ERISA, including independent professional advisors and service organizations which it is contractually obligated to indemnify (but not including other independent professional advisors and service organizations) to the extent permitted by law against any and all claims, loss, damages, expenses and liability from any action or failure to act except when such action or failure to act is due to the gross negligence, willful misconduct or willful breach of fiduciary duty of such person.
9.8	FIDUCIARY INSURANCE
The Company may secure to the extent practicable and maintain in full force and effect insurance on behalf of all persons, including Employees, who are or may be determined to be fiduciaries, as that term is defined in ERISA, including independent professional advisors and service organizations which it is contractually obligated to indemnify, to cover liability or losses occurring by reason of the act or omission of each such person, unless such act or omission is due to the gross negligence, willful misconduct or willful breach of fiduciary duty of such person, and it may secure and maintain in full force and effect insurance on behalf of other independent professional advisors and service organizations which are or may be determined to be fiduciaries, as that term is defined in ERISA.

9.9	FILINGS WITH THE COMMITTEE
For all purposes of the Plan, any designation or change of Beneficiary, distribution election, or other form or document required under the Plan shall become effective only upon receipt by the Committee of such written designation, change, or election, or other form or document.  Notwithstanding the foregoing, the Committee may use or allow the use of electronic and other paperless methodologies to the extent permitted by relevant guidance from the Internal Revenue Service or the Department of Labor.  Electronic media include, but are not limited to, e-mail, internet, intranet systems, voice response, telephone, or other paperless systems.  If electronic or other paperless methodology is approved by the Committee, any requirement in the Plan requiring a written action may be satisfied through electronic media.
9.10	PAYEE UNKNOWN
If the Committee is unable after any benefit becomes payable from the Trust to authorize payment or continued payment because the identity or whereabouts of a former Employee or Beneficiary cannot be ascertained, the Committee shall give written notice addressed to such former Employee or Beneficiary at his last known address as shown by the records of the Company.  If the former Employee or Beneficiary shall fail to respond in writing to such notice, the right to such benefits shall cease; provided, however, that if the identity or whereabouts of such former Employee or Beneficiary is later ascertained, the right to such benefits and payment in the amount provided in the Plan shall commence or recommence after such determination is made; and provided, further, that if there is a dispute respecting eligibility or benefits (either form or amount or both), payments will be made for any period during which there is such a dispute, if it is established that they were in fact due.
Any amounts forfeited pursuant to this Section 9.10 shall be held in a suspense account and such amounts shall be used to restore amounts previously forfeited pursuant to Section 4.3 and this Section 9.10.  In the event that the amount held in suspense is not sufficient to make a restoration, the Company shall make a contribution in the amount necessary to restore such forfeiture.
9.11	RELIANCE ON STATEMENTS OF PARTICIPANTS AND BENEFICIARIES
The Company, any Affiliated Company, the Committee, and the Trustee may rely upon any certificate, statement, or other representation made to them by any Employee, Participant, Spouse, or other Beneficiary with respect to age, length of service, leave of absence, date of cessation of employment, marital status, or other fact required to be determined under any of the provisions of this Plan, and shall not be liable on account of any payment or the performance of any act in reliance upon any such certificate, statement, or other representation.
Any such certificate, statement, or other representation made by an Employee or Participant shall be conclusively binding upon such Employee or Participant and his Spouse or other Beneficiary, and such Employee, Participant, Spouse, or Beneficiary shall thereafter and forever be estopped from disputing the truth and correctness of such certificate, statement, or other representation.
Any such certificate, statement, or other representation made by a Participant's Spouse or other Beneficiary shall be conclusively binding upon such Spouse or Beneficiary, and such Spouse or Beneficiary shall thereafter and forever be estopped from disputing the truth and correctness of such certificate, statement, or other representation.
9.12	DISTRIBUTION TO MINORS AND INCAPACITATED PAYEES
In the event a distribution is to be made to a minor or an adult unable to attend to his affairs for any reason (including, but not limited to, illness, infirmity, or mental incapacity), the Committee may direct the Trustee to pay the benefits to the person or institution maintaining or having custody of such person, without responsibility of the Company or the Trustee to see to the application of such benefits.  Payments made pursuant to such power shall operate as a complete discharge of any and all liability on the part of the Company, the Trustee, and the Trust Fund.

SECTION 10
ADMINISTRATION OF THE TRUST
10.1	TRUST AGREEMENT
The Company has entered into a Trust Agreement, hereinbefore and hereinafter referred to as the "Trust Agreement."
10.2	PROVISIONS OF THE TRUST AGREEMENT
Pursuant to the terms and provisions of the Trust Agreement, such Trustees as the Company may appoint, will receive and invest all contributions made under the Plan by the Company and by the Participants to the Trust Fund held by the Trustees and all income derived therefrom.  The Company may remove the Trustee and may appoint successor or additional trustees and may divide their duties and responsibilities as it sees fit.
10.3	EXCLUSIVE BENEFIT OF PARTICIPANTS
All assets of the Trust Fund, whether representing contributions made by the Company or by the Participants, shall be held by the Trustees as a trust fund for the benefit of Participants and Beneficiaries under the Plan.  In no event shall it be possible at any time prior to the satisfaction of all liabilities, fixed or contingent, under the Plan, for any part of the assets of the Trust Fund whether principal or income, to be used for, or diverted to, purposes other than for the exclusive benefit of such Participants and their Beneficiaries or the payment of reasonable Plan expenses.
10.4	DIRECTIONS OF THE COMMITTEE
The Trust Agreement also specifically provides among other things, for the investment or reinvestment of the Trust Fund and the income derived therefrom, and for the management of such Trust Fund, the responsibilities and immunities of the Trustees, the removal of the Trustees and the appointment of successors, accountings by the Trustees and the disbursement of the Trust Fund in accordance with the direction of the Benefits Investment Committee or the Committee as applicable.
10.5	COORDINATION OF PLAN AND TRUST AGREEMENT
The rights of all persons under the Plan are subject to all the terms and provisions of said Trust Agreement.
10.6	BENEFITS INVESTMENT COMMITTEE
The Benefits Investment Committee is a committee appointed by the Board.  At the inception of the Plan, the Benefits Investment Committee shall be the Benefits Investment Committee of Ingersoll-Rand plc.  If and when the Company ceases to be a member of the same controlled group as Ingersoll-Rand plc, then the Benefits Investment Committee shall be a committee appointed by the Board of the Company.  If the Board of the Company does not appoint such a committee, then the Company shall serve as the Benefits Investment Committee.  The Benefits Investment Committee shall have and may exercise all powers given to the Board and to the Company in the Trust Agreement which relate to the investment policy, practice and management to be followed by the Trustee.  In furtherance of its duties it may engage investment managers, who may be authorized to direct the Trustee in the making of investments, and may discharge any investment manager so engaged and engage other investment managers at any time in its sole discretion.  The Benefits Investment Committee is the named fiduciary for the investment policy of the Trust Fund.
10.7	RETURN OF CONTRIBUTIONS
Nothing herein shall prohibit a return to the Company, within one year after payment, of excess sums contributed to the Trust Fund as a result of a mistake of fact.  In the event that the Commissioner of Internal Revenue determines that the Plan is not initially qualified under the Code, any Company contributions made to the Plan shall be returned to the Company within one year after the date the initial qualification is denied, provided application for qualification is made by the time prescribed by law for filing the Company's return for the taxable year in which the Plan is adopted, or such Inter date as the Secretary of the Treasury may prescribe.
Each Company contribution is conditioned on the deductibility of the contribution under Section 404 of the Code, and to the extent such contribution is disallowed, the contribution shall be returned to the Company within one year after the date of disallowance.
In the event any amount is returned to the Company pursuant to this Section 10.7, such amount to be returned shall be determined without regard to any net investment gains, but such amount shall be reduced to reflect any net investment losses.

SECTION 11
AMENDMENT, TERMINATION, OR MERGER OF THE PLAN
11.1	RIGHT TO AMEND
The Trust Fund, which is an inseparable part of the Plan, shall be irrevocable, and the Company anticipates and believes that the Plan itself will continue without interruption.  However, because of the uncertainties inherent in the operation of any business enterprise over a long period of time, the Company cannot guarantee the continuation of the Plan forever.  Accordingly, the Company expressly reserves the right to amend the Plan at any time.  Prior to the effective time of the Merger, the Board has delegated authority to amend the Plan to the Benefits Design Committee of Ingersoll-Rand plc. However, approval of the shareholders shall be required for any amendment which would deny a Participant voting rights in Company Stock.
The Board or the Committee shall have the authority to waive requirements as to eligibility, in the case of those Participants whose standing has changed so as to otherwise render them ineligible to participate.  No amendment may be made which will deprive any Employee of any interest hereunder that has accrued to him, including optional forms of payment, prior to the adoption date of such amendment.
11.2	CHANGES IN PLAN BENEFITS
Subject to the provisions set forth in Section 11.1, amendments or revisions to the Plan may provide, among other things, that the contributions shall be different from those set forth herein, that various groups of Employees shall receive the same or different contributions and may designate Employees as being within, not within, or no longer within the coverage of any such contributions, all as the Board shall in its discretion from time to time believes to be required by the different situations of various Employees or groups of Employees and in the best interest of the Company and its stockholders.
11.3	RIGHT TO TERMINATE
The Plan may be terminated at any time by resolution of the Board provided that no such action shall permit any part of the assets of the Trust Fund, whether principal or income, to revert to the Company or to be used for or diverted to purposes other than for the exclusive benefit of Participants and their Beneficiaries until all liabilities, fixed or contingent, under the Plan with respect to such Participants and Beneficiaries shall have been liquidated in full.
11.4	NOTICE OF TERMINATION
In the event that the Company determines to amend or discontinue the Plan, in whole or in part, the Company will give the Committee and the Trustee at least one month's prior written notice thereof.

11.5	TERMINATION OF TRUST
If the Plan is terminated, all of the Participants' Total Accounts shall be nonforfeitable as of the date of termination.  The Trust Fund shall be revalued as of the date the remaining assets are to be distributed, and the then current value of all Total Accounts shall be distributed in the manner described in Section 7.
If another defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code) is established or maintained (within the meaning of Section 401(k)(10)(A)(i) of the Code) distribution shall not be made until a Participant's actual separation from service (within the meaning of Section 401(k)(2)(B) of the Code).
11.6	DISCONTINUANCE OF CONTRIBUTIONS
Any Participating Subsidiary may at any time, by resolution of its board of directors, completely discontinue its participation in and contributions under the Plan.  If such Participating Subsidiary completely discontinues its contributions under the Plan, either by resolution of its board of directors or for any other reason, and such discontinuance is deemed a partial termination of the Plan within the meaning of Section 411(d)(3) of the Code, the amounts credited to the Total Accounts of all affected Participants (other than Participants who, in connection with the discontinuance of Company contributions, transfer employment to a Company which continues to contribute under the Plan) shall be nonforfeitable as of the date of discontinuance.
11.7	MERGER OF PLANS
Subject to the provisions of this Section 11.7, the Plan may be amended to provide for the merger of the Plan with, or a transfer of all or part of its assets to, any other qualified plan within the meaning of Section 401(a) of the Code.  In the case of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, each Participant in this Plan shall be entitled to a benefit if such other plan terminated immediately after such merger, consolidation, or transfer equal to or greater than the benefit the Participant would have received if the Plan had been terminated immediately prior to the merger, consolidation, or transfer and any other applicable requirement of Section 414(1) of the Code.
Notwithstanding any other provision in the Plan to the contrary, no plan to plan transfer may be made with respect to accounts under this Plan consisting of Before-Tax Contributions, qualified non-elective deferrals and/or qualified matching contributions unless the transferee plan contains the restrictions on distributions with respect to such transferred amounts as set forth in Regulation Section 1.401(k)-1(d).

SECTION 12
MISCELLANEOUS PROVISIONS
12.1	GENDER
Whenever the word "he" or "his" or "him" is used in the Plan, such word is intended to embrace within its purview the word "she" or "her," as may be appropriate.
12.2	INVESTMENTS AND EXPENSES
All Trustee's fees, investment management fees, investment related fees and administrative costs shall be borne by the Plan except to the extent such fees and costs are otherwise paid by the Company.  Any fees and costs other than for withdrawals, distributions, loan initiations, loan maintenance, Qualified Domestic Relations Order reviews and other Participant initiated transactions and events as determined by the Committee that are paid by the Plan shall be charged against Participant Total Account on a per capita basis.  Processing fees as established by the Committee for withdrawals, distributions, loan initiations, loan maintenance, Qualified Domestic Relations Order reviews and other Participant initiated transactions and events as determined by the Committee will be charged against the applicable Participant's Total Account.
12.3	VOTING RIGHTS
Full and fractional shares of Company Stock (or units representing such shares, if applicable) which are credited to a Participant's Total Account shall be voted by the Trustee only in accordance with, and upon instructions of, the Participant or Beneficiary, as the case may be, to whose Total Account such shares (or units representing such shares, if applicable) are allocated on forms provided for that purpose.  Such forms, together with all information distributed to stockholders regarding the exercise of such rights, shall be provided to each Participant or Beneficiary whose Total Account is invested in Company Stock.  Upon timely receipt of instructions, the Trustee shall vote such shares as so instructed.  Except as otherwise provided in the Trust Agreement, any shares of Company Stock held by the Trustee as to which it receives no voting instructions shall be voted proportionally, as it notes the shares of Company Stock for which it has received instructions.
Notwithstanding the foregoing, in regards to any tender offer, the Trustee shall vote and tender or not tender shares of Company Stock as directed by the Participant.  Except as otherwise required by law, the Trustee shall not vote or tender shares of Company Stock credited to a Participant's Total Account for which it has received no directions from the Participant.
12.4	STATEMENTS OF ACCOUNTS
The Committee shall cause to be furnished to each Participant, no less frequently than once in each calendar quarter, a statement showing the value of his Total Account invested in each investment fund and the vested portion of his Total Account.

12.5	NONALIENABILITY OF BENEFITS
No Participant, nor any Spouse or other Beneficiary of any Participant, shall have any power to assign, transfer, pledge, encumber or anticipate any payment to be made under the Plan, nor shall the right to receive any such payment be in any manner subject to levy, attachment or other legal process to enforce payment of any claim against any Participant, Spouse, or other Beneficiary.  This Section 12.5 shall not apply to the creation, assignment, or recognition of a right to any benefit payable pursuant to a Qualified Domestic Relations Order.
12.6	TOP HEAVY PROVISIONS
(a)	For purposes of this Section, the following terms shall have the meanings indicated below:
(i)	"Aggregation Group" means either:
(A)
A "Permissive Aggregation Group."  The Committee may also include any other qualified plan not required to be included in the Required Aggregation Group, provided the resulting group, taken as a whole, would continue to satisfy the provisions of Sections 401(a)(4) and 410 of the Code.  Such group shall be known as a Permissive Aggregation Group.

(B)
A "Required Aggregation Group."  In determining a Required Aggregation Group hereunder, each qualified plan of the Company or an Affiliated Company in which a Key Employee participates and each other plan of the Company or an Affiliated Company, including terminated plans maintained within the one-year period ending on the Determination Date, which enables any plan in which a Key Employee participates to meet the requirements of Sections 401(a)(4) or 410 of the Code will be required to be aggregated, Such group shall be known as a Required Aggregation Group.  Notwithstanding the foregoing, the Required Aggregation Group will not include "safe harbor" plans described in Section 401(k)(12) and 401(m)(11) of the Code or Section 401(k)(13) and 401(m)(12) of the Code.

Solely for purposes of determining if the Plan or any other qualified plan in the Required Aggregation Group is a top heavy plan for a Plan Year, the accrued benefits of Non-Key Employees shall be determined for Plan Years beginning after 1986 under the method, if any, which is uniformly applied for accrual purposes under all defined benefit plans maintained by the Company or Affiliated Companies or, if there is no such method, as if such benefit accrued not more rapidly than under the slowest accrual rate permitted under Section 411(b)(I)(C) of the Code.

In no event shall this Plan be considered a top heavy plan if it is part of a Required Aggregation Group or a Permissive Aggregation Group that is not a top heavy group.
Only those plans of the Company or Affiliated Companies in which the determination dates fall within the same calendar year shall be aggregated in order to determine whether such plans are top heavy plans.
(ii)	"Determination Date" means the fast day of the preceding Plan Year.
(iii)	"Employee," "Former Employee," "Key Employee" and "Non-Key Employee" shall also include Beneficiaries of such an employee.
(iv)
"Key Employee" means any employee or former employee (including any deceased employee) of the Company or an Affiliated Company who at any time during the Plan Year containing the Determination Date for the Plan Year in question is:

(A)
An officer of the Company or Affiliated Company, if such individual received Section 415 Compensation as defined in Section 13.3 of more than $130,000 as adjusted.  No more than 50 employees (or, if lesser, the greater of 3 employees or 10% of the employees) shall be treated as officers (exclusive of employees described in Section 414(q)(5) of the Code).

(B)
A 5% owner of the Company or an Affiliated Company.  A "5% owner" means a person owning (or considered as owning, within the meaning of Section 318 of the Code) more than 5% of the outstanding stock of the Company or an Affiliated Company, or stock possessing more than 5% of the total combined voting power of all stock of the Company or an Affiliated Company (or having more than 5% of the capita! or profits interest in any Company or Affiliated Company that is not a corporation determined under similar principles).

(C)
A 1% owner of the Company or an Affiliated Company having Section 415 Compensation of more than $150,000.  A "1% owner" means any person who would be described in paragraph (a)(iv)(B) above if "1%" were substituted for "5%" in each place where it appears in paragraph (a)(iv)(B).

A Key Employee shall be determined in accordance with the provisions of Section 416(i) of the Code.
(v)	"Non-Key Employee" means an employee who is not a Key Employee, including any employee who is a former Key Employee.

(vi)	"Valuation Date" means the date used to calculate the value of account balances or accrued benefits for purposes of determining the top heavy ratio specified in paragraph (b) below.
For purposes of this Plan, the Valuation Date shall be the Determination Date.  For each other plan, the Valuation Date shall be, subject to Section 416 of the Code, the most recent Valuation Date which falls within or ends within the twelve consecutive months ending on the applicable determination date for such plan.
(b)	Top Heavy Plan
The Plan shall be deemed a top heavy plan for a Plan Year if, as of the Valuation Date preceding the applicable Determination Date, the sum of the account balances of Key Employees under this Plan and all other defined contribution plans in the Aggregation Group, and the present value of accrued benefits of Key Employees under all defined benefit plans in the Aggregation Group exceeds 60% of the sum of the account balances of all Participants under this Plan and all other defined contribution plans in the Aggregation Group and the present value of accrued benefits of all Participants under all defined benefit plans in the Aggregation Group (but excluding Participants who are former Key Employees).
For purposes of this test, the following rules shall apply:
(i)
Subject to subparagraph (ii) below, any part of an account balance distributed from this Plan or any other plan in the Aggregation Group, and any accrued benefit distributed from any other plan in the Aggregation Group during the one-year period ending on the Determination Date (in the case of any distribution made for a reason other than severance from employment, death or disability, the five-year period ending on the Determination Date) shall be taken into consideration.

(ii)
The accounts of all former employees who have not been credited with at least one Hour of Service during the one-year period ending on the Determination Date shall be disregarded, provided, however, that if such former Employee again completes an Hour of Service with the Company after such one-year period, such former Employee's accounts shall be taken into consideration.

(iii)
If an Employee is a Non-Key Employee for the Plan Year containing the Determination Date, but such individual was a Key Employee during any previous Plan Year, the value of his or her accounts shall not be taken into consideration.

(iv)
The determination of account balances under all defined contribution plans in the Aggregation Group shall be increased for contributions due as of the Determination Date to the extent required under Section 416 of the Code.

(v)
The determination of the present valve of accrued benefits under all defined benefit plans in the Aggregation Group shall be based on the interest rate and mortality table specified in such defined benefit plans.

(vi)	Distributions, rollovers and trust to trust transfers shall be taken into consideration to the extent required under Section 416 of the Code.
(vii)	"Deductible employee contributions" (within the meaning of Section 501(c)(18)(D) of the Code) contributed to any plan in the Aggregation Group shall not be taken into consideration.
The calculation of the top heavy ratio shall be made in accordance with the provisions of Section 416 of the Code.
(c)	Notwithstanding any other provision of the Plan to the contrary, for any Plan Year in which the Plan is deemed to be a top heavy plan, the following provisions shall apply:
(i)	Minimum Contribution
The Company shall make a minimum contribution for each Participant who is a Non-Key Employee and who is employed by the Company or an Affiliated Company on the last day of the Plan Year as follows:
(A)
If the Participant is also a participant in a defined benefit plan or another defined contribution plan sponsored by the Company or an Affiliated Company which provides a top heavy minimum benefit, then the minimum contribution to this Plan is 0%.

(B)
If the Participant is also a participant in a defined benefit plan or another defined contribution plan sponsored by the Company or an Affiliated Company which provides a top heavy minimum benefit offset by the minimum benefit under this Plan, or if the Participant is not a participant in any other defined benefit plan or defined contribution plan sponsored by the Company or Affiliated Company, then the minimum contribution to this Plan is the lesser of:

(1)	3% of the Participant's Section 415 compensation for such Plan Year, or
(2)
The largest percentage of Employer Contributions, as a percentage of Section 415, allocated to the Total Account of any Key Employee for such Plan Year, provided no Key Employee is allocated an amount in excess of 3% of his or her compensation as defined in Section 13.3 (but including amounts of deferred compensation not currently includable in income for Federal income tax purposes for such Plan Year).
For purposes of this paragraph (c)(i), Participants shall also include Eligible Employees who have waived participation in this Plan.
If a Non-Key Employee participates in a defined benefit plan included in the Aggregation Group, the minimum benefit shall be provided under the defined benefit plan.
(ii)	In any Plan Year that the Plan ceases to be top heavy, the above provisions shall no longer apply.
(iii)
Company Contributions including Company Matching Contributions shall be taken into account in satisfying the minimum allocation provisions of paragraph (c)(i).  Before-Tax Contributions shall not be taken into account to satisfy the minimum allocation provisions of paragraph (c)(i) above.

(iv)	Employer contributions for a Non-Key Employee that are taken into account to meet the minimum allocation requirements of this Section shall be disregarded in applying the provisions of Section 12.7.
(v)
The provisions of this subsection (c) shall not apply to any Employee included in a unit of Employees covered by a collective bargaining agreement if, within the meaning of Section 416(i)(4) of the Code, retirement benefits were the subject of good faith bargaining.

12.7	NONDISCRIMINATION LIMITATIONS ON PARTICIPANT CONTRIBUTIONS AND COMPANY MATCHING CONTRIBUTIONS
The provisions of this Section 12.7 do not apply to Bargained Participants.
The Plan is intended to meet the "safe harbor" requirements set forth in Sections 401(k)(12) and 401(m)(11) of the Code and will make the Company Matching Contributions described in Section 4.1(a) of the Plan (the "safe harbor matching contribution").
The Committee shall provide each Eligible Employee at least 30 days but not more than 90 days before the beginning of any Plan Year a written notice of his rights and obligations under the Plan, written in a manner calculated to be understood by the average Eligible Employee.  If an Employee becomes an Eligible Employee after the 90th day before the beginning of the Plan Year and does not receive a notice for that reason, the notice shall be provided no more than 90 days before the date the Employee becomes an Eligible Employee, but not later than the date the Employee becomes an Eligible Employee.  Each Eligible Employee may make or modify a deferral election during the 30 day period following the receipt of the notice.  Such notice shall describe the "safe harbor matching contributions," the plan to which the safe harbor matching contributions are made, the type, and amount of compensation that may be deferred, how to make deferral elections, the period for making elections and the applicable withdrawal and vesting provisions.  In addition, a supplemental notice shall be given if the "safe harbor matching contributions" are changed or if the Plan is amended to suspend the "safe harbor matching contributions."
For any Plan Year in which the Plan is amended to reduce or suspend the "safe harbor matching contributions," the Plan shall also be amended to incorporate the current year testing provisions set forth in Section 401(k)(3) and Section 401(m)(2) of the Code.  Any such amendment may not be effective earlier than the later of 30 days after the supplemental notice is provided or the date the amendment is adopted.  In order for such amendment to be effective, Eligible Employees must be provided a reasonable opportunity to change their election with regard to their Before Tax Contributions and After-Tax Contributions.
Notwithstanding the above, After-Tax Contributions shall be subject to the following testing provisions:
(a)	For purposes of this Section, the following terms shall have the meaning indicated below:
(i)
"Actual Contribution Percentage" means the average (expressed as a percentage) of the contribution percentages of Eligible Employees in a group.  An Eligible Employee's contribution percentage is equal to the ratio of the Employee's After-Tax Contributions for the Plan Year to the Eligible Employee's Compensation for the Plan Year.  The individual ratios and the percentages for any groups of individuals shall be calculated to the nearest one-hundredth of one percent (.01%)

(ii)
"Eligible Employee" means any Employee of the Company who, during the Plan Year, is eligible to make Before-Tax Contributions or After-Tax Contributions in accordance with the provision of Section 3.1.  An individual shall be treated as an Eligible Employee for a Plan Year if he so qualifies for any part of the Plan Year.

(iii)	"Compensation" means compensation as defined in Section 13.3.
(b)
If more than one plan providing for employee contributions (within the meaning of Section 401(m) of the Code) is maintained by the Company or an Affiliated Company, including plans with different plan years, the individual ratios of any Highly Compensated Employee who participates in more than one such plan or arrangement shall, for purposes of determining the individual's Actual Contribution Percentage be determined as if all such arrangements were a single plan or arrangement, except, however, any such plan or arrangement that is not permitted to be aggregated by Treasury Regulation Section 1.401(m)-1(b)(4)(iii)(B) hall be excluded.

(c)	In the event that this Plan satisfies the requirements of Sections 410(b) and 401(a)(4) of the Code only if aggregated with one or more other plans, then this

Section shall be applied by determining the Actual Contribution Percentage of Eligible Employees as if all such plans were a single plan.
(d)
In accordance with the nondiscrimination requirements of Section 401(m) of the Code, the Committee shall establish a Contribution Percentage Limit with respect to After-Tax Contributions credited to a Participant's Total Account during a Plan Year and may adjust such percentage limit from time to time during the Plan Year in order to satisfy one of the following tests:

(i)
The Actual Contribution Percentage of the group of Highly Compensated Employees for the current Plan Year shall not exceed the Actual Contribution Percentage of the group of Nonhighly Compensated Employees for the Plan Year immediately preceding the current Plan Year multiplied by 1.25.

(ii)
The Actual Contribution Percentage of the group of Highly Compensated Employees for the current Plan Year shall not exceed the Actual Contribution Percentage of the group of Nonhighly Compensated Employees for the Plan Year immediately preceding the current Plan Year, multiplied by two, provided that the Actual Contribution Percentage for Highly Compensated Employees is not more than two percentage points higher than the Actual Contribution Percentage for Nonhighly Compensated Employees for the Plan Year immediately preceding the current Plan Year.

(e)	The Committee may take the following actions to assure compliance with the nondiscrimination limitations of Section 401(m) of the Code:
(i)
If during the Plan Year the average percentage described in paragraph (d) above applicable to the group of Highly Compensated Employees is expected to exceed the maximum average percentage necessary to comply with the rules described in such paragraph, the Committee may direct that the Actual Contribution Percentage for each member of the group of Highly Compensated Employees be reduced (beginning with the Highly Compensated Employee whose Actual Contribution Percentage are the largest) so that the maximum average percentage is not exceeded.

(ii)
If at the end of the Plan Year, the average percentage described in paragraph (d) above applicable to the group of Highly Compensated Employees exceeds the maximum average percentage necessary to comply with the rules described in such paragraph, the Committee shall first determine the total amount of excess aggregate contributions (as defined in Section 401(m))by calculating successive reductions in descending order of the highest individual Actual Contribution Percentage attributable to the members of the group of Highly Compensated Employees (beginning with the Highly Compensated Employee whose Actual Contribution Percentage is the highest) until the maximum average

Percentage is not exceeded.  The sum of the percentage reduction shall be multiplied by the applicable Compensation of the affected Highly Compensated Employee to determine the total excess aggregate contributions.  The Committee shall then direct that successive reductions of the highest individual After-Tax Contributions of members of the group of Highly Compensated Employees be made and returned (beginning with the Highly Compensated Employees with the largest contributions) and continuing in descending order until the total amount of excess aggregate contributions have been returned.  Any Company Matching Contributions allocated to excess aggregate contributions returned to Highly Compensated Employees under this subsection (e) shall be forfeited.  The amount of excess aggregate contributions returned and the amount of Company Matching Contributions forfeited under this subsection (e) shall be adjusted for investment gains or losses as of the date of such amounts are returned or forfeited.
In the event a Highly Compensated Employee participates in two or more plans providing for employee contributions (within the meaning of 401(m) of the Code) maintained by the Company or an Affiliated Company, the determination of such Highly Compensated Employee's share of any excess aggregate contributions shall be made in a manner consistent with Treasury Regulation Section 1.401(m)-2(b)(2)(iii)(B).
(iii)
The Plan may use any reasonable method for computing income or loss allocable to excess aggregate contributions as set forth under Treasury Regulation Section 1.401(m)-2(b)(2)(iv).  The Plan may also use any of the alternative or safe harbor methods set forth in Treasury Regulation Section 1.401(m)-2(b)(2)(iv) provided such method is used consistently for all Participants for the Plan Year.  For administrative convenience, such income computation may be determined as of a date that is seven (7) or fewer days prior to the distribution date.

12.8	ACQUISITIONS AND DIVESTITURES
(a)
If the Company or a wholly-owned Domestic Subsidiary of the Company shall acquire either all or substantially all of the assets or shares of stock of any other company or business in the United States, and if such other company or business becomes a Participating Subsidiary hereunder, the Company, in the discretion of the Board or the Committee, may authorize that service with such acquired company or business shall be taken into account as Service under this Plan for any period prior to the date on which such other company or business was acquired.

(b)
If the Company shall sell either all or substantially all of the assets or shares of stock of any subsidiary, division or unit of the Company, or if the Company shall sell either all or substantially all of the shares of stock of any joint venture in which the Company is a partner, the Company, in the discretion of the Board or the Committee, may direct any or all of the following actions be taken with respect to Participants employed on the date of sale by such subsidiary, division, unit or joint venture:
(i)	Any vesting schedule under the Plan may be accelerated to the extent such schedule does not already provide for full vesting as authorized by the Board, or Committee;
(ii)
The Participants' entire interest in all Funds may be transferred to the default investment fund as designated by the Benefits Investment Committee pending distribution of all or a portion of such interest to such Participants or to a successor trustee under another qualified plan and trust in which such Participants shall participate;

(iii)	Any outstanding loan balance may be repaid in full or may be deemed a withdrawal under Section 8.8(k) of the Plan;
(iv)
Any such other action which the Board or Committee, deems necessary or advisable under the circumstances, provided that such action shall be applied in a uniform and nondiscriminatory manner to all Participants of such Participating Subsidiary.

12.9	CHANGE IN OPERATIONS
In the event the operations of any subsidiary, division, unit or plant of the Company changes due to the occurrence of any event which the Board or Committee, deems to result in a layoff or termination of employment of any Participant employed by such subsidiary, division, unit or plant, the Board or the Committee, may direct any or all of the following actions be taken with respect to those Participants who are laid off or whose employment has been terminated as a result of such change in operations:
(a)	Any vesting schedule under the Plan may be accelerated to the extent authorized by the Board or Committee to the extent such schedule does not provide for full vesting;
(b)
Any such other action which the Board, or such committee as it may appoint, deems necessary or advisable under the circumstances, provided that such action shall be applied in a uniform and nondiscriminatory manner to all Participants similarly situated.

12.10	CONSTRUCTION OF PLAN
The provisions of the Plan shall be construed and, except as otherwise provided by ERISA, administered in accordance with the law of the State of Delaware.  In construing the Plan, titles and headings of articles and sections and the location and grouping of the provisions of the Plan shall be given no effect.

12.11	CHOICE OF FORUM.
Notwithstanding any other provision of the Plan, any legal action that relates to the Plan in any way including any class action, putative class action or claim for fiduciary breach must be filed in the United States District Court for either the District of Delaware or the Western District of North Carolina; provided, however, that a legal action for individual benefits also may be filed in the United States District Court in the district that includes the plaintiff s residence.

SECTION 13
MAXIMUM BENEFIT LIMITATIONS UNDER CODE SECTION 415
13.1	MAXIMUM BENEFIT.
(a)
Notwithstanding any other provision of this Plan, for any Limitation Year, the Annual Additions to a Participant's Account, when combined with the Annual Additions to the Participant's Account under all other Qualified Defined Contribution Plans maintained by the Employer shall not exceed the lesser of (i) $40,000 as adjusted for cost of living increases under Section 415(d) ($57,000for 2020) of the Code or (ii) 100% of the Participant's Section 415 Compensation (as defined below) for such Limitation Year.  The Section 415 Compensation limit shall not apply to any contribution to a medical benefit account (as defined in Section 415(1) of the Code) or to any contribution to a post-retirement medical benefits account for a key employee (as defined in Section 419A(d)(1) of the Code) which is otherwise treated as an Annual Addition.

(b)
If the Annual Additions to be allocated to a Participant's accounts for a Limitation Year would exceed the limitations set forth in this Section 13.1, the amounts that would otherwise be allocated to such Participant's Accounts for such Limitation Year shall be reduced until the amount to be allocated to the Participant's accounts under the Plan do not exceed the aforementioned limits or until the amounts allocated under the Plan has been reduced to zero, whichever occurs first, and then any amounts that would otherwise be allocated under any other Qualified Defined Contribution Plan maintained by the Employer shall be reduced until the amount to be allocated to the Participant's Accounts under all Qualified Defined Contribution Plans maintained by the Employer does not exceed the limits in this Section 13.1.  If further action is necessary to meet the requirements of this Section 13.1 such actions shall be taken to the extent permitted under the Internal Revenue Service's Employee Plans Compliance Resolution System (IRS Revenue Procedure 2013-12, as the same may be amended, supplemented, or superseded from time to time) or any successor program.

13.2	DEFINITION OF ANNUAL ADDITIONS
(a)	"Annual Addition" shall mean the sum credited to a Participant's Total Account for any Limitation Year and includes:
(i)	all contributions made by the Employer;
(ii)	forfeitures, if any;
(iii)	the amount, if any, of all Employee contributions;
(iv)
amounts derived from contributions which are attributable to post-retirement medical benefits allocated to the separate account of a key Employee (as defined in Section 419A(d)(3) of the Code) under a welfare benefit fund (as defined in Section 419(e) of the Code) maintained by the Employer; and

(v)	contributions allocated to an individual medical account (as defined in Section 415(1)(2) of the Code) which is part of a defined benefit plan maintained by the Employer.
(b)	The following amounts will not be considered as Annual Additions:
(i)	amounts transferred from one qualified plan to another;
(ii)	rollover contributions made pursuant to Section 402(c) of the Code;
(iii)	repayments of any loans made to a Participant;
(iv)	reinvestment of dividends on employer securities under an employee stock ownership plan pursuant to Section 404(k)(2)(A)(iii)(II) of the Code;
(v)
forfeitures restored to an Employee's account in connection with the restoration of an Employee's accrued benefit by the Employer in accordance with Section 411(a)(3)(D) of the Code or Section 411(a)(7)(C) of the Code or Section 415(k)(3) of the Code resulting from an Employee's repayment or deemed repayment of a prior distribution;

(vi)	repayment of the prior distribution described in the preceding paragraph;
(vii)
restorative payments that are allocated to a Participant's Accounts.  For this purpose, restorative payments are payments made to restore losses to a plan resulting from actions by a fiduciary for which there is reasonable risk of liability for breach of a fiduciary duty under ERISA or under other applicable federal or state law, where plan participants who are similarly situated are treated similarly with respect to the payments.  This includes payments to a plan made pursuant to a Department of Labor order, the Department of Labor's Voluntary Fiduciary Correction Program, or a court-approved settlement, to restore losses to a qualified defined contribution plan on account of the breach of fiduciary duty (other than a breach of fiduciary duty arising from failure to remit contributions to the plan).  Payments made to a plan to make up for losses due merely to market fluctuations and other payments that are not made on account of a reasonable risk of liability for breach of a fiduciary duty under ERISA are not restorative payments for this purpose;

(viii)	make-up contributions made under the Plan pursuant to USERRA and Section 414(u) of the Code;
(ix)	Catch-Up Contributions made under the Plan pursuant to Section 414(v) of the Code.

(c)	Other Rules.
(i)
Amounts that are considered excess contributions (as described in Section 401(k)(8)(B) of the Code) or excess aggregate contributions (as described in Section 401(m)(6)(B) of the Code) nevertheless remain Annual Additions even if such excess contributions or excess aggregate contributions are corrected through a corrective distribution.

(ii)
The Internal Revenue Service may in an appropriate case, considering all of the facts and circumstances, treat transactions between a plan and the Employer, transactions between the plan and the Employee, or certain allocations to Participants' accounts as giving rise to Annual Additions.

(iii)
An Annual Addition is credited to the Total Account of the Participant for a particular Limitation Year if it is allocated to the Participant's Accounts under the terms of the Plan as of any date within that Limitation Year.

(iv)
Employer contributions are not treated as credited to a Participant's Account for a particular Limitation Year unless the contributions are actually made to the Plan no later than 30 days after the end of the period described in Section 404(a)(6) of the Code applicable to the taxable year with or within which the particular Limitation Year ends.  If employer contributions are made to the Plan after the deadline described in the preceding sentence, allocations attributable to those contributions are treated as credited to the Participant's Accounts for the Limitation Year during which those contributions are made.

(v)
Employee contributions, whether voluntary or mandatory, are not treated as credited to a Participant's Accounts for a particular Limitation Year unless the contributions are actually made to the Plan no later than 30 days after the close of that Limitation Year.

(vi)	A forfeiture is treated as an Annual Addition for the Limitation Year that contains the date as of which it is allocated to a Participant's Accounts as a forfeiture.
(vii)
If, in a particular Limitation Year, the Employer allocates an amount to a Participant's Accounts because of an erroneous forfeiture in a prior Limitation Year, or because of an erroneous failure to allocate amounts in a prior Limitation Year, the corrective allocation will not be considered an Annual Addition with respect to the Participant for that particular Limitation Year, but will be considered an Annual Addition for the prior Limitation Year to which it relates.  Similar rules apply to contributions following military service.

13.3	SECTION 415 COMPENSATION.
(a)	"Section 415 Compensation" shall include the items described in Section 13.3(a)(i) below and exclude the items described in Section 13.3(a)(ii) below.
(i)	Section 415 Compensation shall include the following:
(A)
All wages, salaries, fees for professional services, and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of Employment with the Employer maintaining the Plan to the extent that the amounts are includible in gross income (or to the extent amounts would have been received and includible in gross income but for an election under Sections 125(a), 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k), or 457(b) of the Code).  These amounts include, but are not limited to commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other allowances under a non-accountable plan (as described in Treasury Regulation Section 1.62-2(c)).

(B)
In the case of an Employee who is an employee within the meaning of Section 401(c)(1) of the Code and regulations promulgated under Code Section 401(c)(1), the employee's earned income (as described in Section 401(c)(2) of the Code and regulations promulgated under Section 401(c)(2) of the Code), plus amounts deferred at the election of the employee that would be includible in gross income but for the rules of Sections 402(e)(3), 402(h)(1)(B), 402(k), or 457(b) of the Code.

(ii)	Section 415 Compensation shall not include the following:
(A)
Contributions (other than elective contributions described in Sections 402(e)(3), 408(k)(6), 408(p)(2)(A)(i), or 457(b) of the Code) made by the employer to a plan of deferred compensation (including a simplified employee pension described in Section 408(k) of the Code or a simple retirement account described in Section 408(p) of the Code, and whether or not qualified) to the extent that the contributions are not includible in the gross income of the employee for the taxable year in which contributed.

(B)	Distributions from a plan of deferred compensation (whether or not qualified) are not considered as compensation for Code Section 415 purposes.
(C)	Amounts realized from the exercise of a nonstatutory option (which is an option other than a statutory option as defined in

Treasury Regulation Section 1.421-1(b)), or when restricted stock or other property held by an employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture (Code Section 83).
(D)	Amounts realized from the sale, exchange, or other disposition of stock acquired under a statutory stock option (as defined in Treasury Regulation Section 1.421-1(b)).
(E)
Other amounts that receive special tax benefits, such as premiums for group-term life insurance (but only to the extent that the premiums are not includible in the gross income of the employee and are not salary reduction amounts that are described in Section 125 of the Code).

(F)	Other items of remuneration that are similar to any of the items listed in (ii)(A) through (ii)(E) of this Section 13.3.
(b)	Timing of Section 415 Compensation.
(i)
To be taken into account for a Limitation Year, Section 415 Compensation must be actually paid or made available to a Participant (or, if earlier, includible in the gross income of the Participant) within the Limitation Year.  For this purpose, compensation is treated as paid on a date if it is actually paid on that date or it would have been paid on that date but for an election under Sections 125, 132(f)(4), 401(k), 403(b), 408(k), 408(p)(2)(A)(i), or 457(b) of the Code.

(ii)
Compensation paid by the later of 2½ months after Severance from Employment or the end of the Limitation Year that includes the date of the Severance from Employment shall be included in the definition of Section 415 Compensation for the Limitation Year if, absent a Severance from Employment, such payments would have been paid to the Employee while the Employee continued in Employment with the Employer and is regular compensation for services during the Employee's regular working hours, or compensation for services outside the Employee's regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar compensation.

(iii)
Any payment that is not described in the immediately preceding subsection is not considered Section 415 Compensation if paid after Severance from Employment with the Employer maintaining the Plan.  Thus, Section 415 Compensation does not include severance pay, or parachute payments within the meaning of Section 280G(b)(2) of the Code, if they are paid after Severance from Employment with the Employer maintaining the Plan.

(iv)
The rules of subsection 13.3(b)(ii) and (iii) do not apply to payments to an individual on military leave to the extent those payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer rather than entering military service ("differential pay").  In other words, the differential pay the Employer pays to the individual on military service shall count as Section 415 Compensation for purposes of this Plan.

(v)
The rules of subsection 13.3(b)(ii) and (iii) do not apply to compensation paid to a Participant who is permanently and totally disabled, as defined in Section 22(e)(3) of the Code, provided that salary continuation applies to all participants who are permanently and totally disabled for a fixed or determinable period, or the participant was not a highly compensated employee, as defined in Section 414(q) of the Code, immediately before becoming disabled.  In other words, the compensation paid to a Participant who is permanently and totally disabled shall count as Section 415 Compensation for purposes of this Plan in accordance with Treasury Regulation Section 1.415(c)-(2)(g)(4).

(c)	Other Rules.
(i)
The annual Section 415 Compensation of each employee taken into account under the Plan shall not exceed $200,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code ($285,000 for 2020).

(ii)	The term Section 415 Compensation includes compensation a Participant receives from the Employer.
(iii)
With respect to a nonresident alien who is not a Participant in the Plan, the nonresident alien's compensation is not treated as Section 415 Compensation under this Section 13 to the extent the compensation is excludable from gross income and is not effectively connected with the conduct of a trade or business within the United States.  This rule must be applied uniformly to all such employees.

(iv)
Deemed Section 125 Compensation is considered Section 415 Compensation for purposes of this Section 13.  This rule must be applied uniformly to all employees with respect to whom amounts subject to Section 125 of the Code are included in compensation.  Deemed Section 125 Compensation is an amount that is excludable from the income of the Participant under Section 106 of the Code that is not available to the Participant in cash in lieu of group health coverage under a Code Section 125 arrangement solely because that Participant is not able to certify that the Participant has other health coverage.  Under this definition, amounts are Deemed Section 125 Compensation only if the employer does not otherwise request or collect information regarding the participant's other health coverage as part of the enrollment process for the health plan.
(v)
Payments awarded by an administrative agency or court or pursuant to a bona fide agreement by an employer to compensate an employee for lost wages are Section 415 Compensation within the meaning of this Section 13 for the Limitation Year to which the back pay relates, but only to the extent such payments represent wages and compensation that would otherwise be included in compensation under this section.

(vi)
Contributions to the Plan with respect to a cash or deferred election under Section 401(k) of the Code may only be made with respect to amounts that are compensation within the meaning of Section 415(c)(3) of the Code and Treasury Regulation Section 1.415(c)-2.  This subsection 13.3(c)(vi) is not intended to provide for a more expansive definition of compensation under the Plan than that which is used for calculating a Participant's contributions with respect to his cash or deferred election.

13.4	OTHER DEFINITIONS.
For the purposes of this Section 13, the following definitions shall also apply.
(a)
"Affiliate" shall mean any corporation that is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) that includes the Company; any trade or business that is under common control (as defined in Section 414(c) of the Code) with the Company; any organization that is a member of an affiliated service group (as defined in Section 414(m) of the Code) that includes the Company; and any other entity required to be aggregated with the Company pursuant to regulations under Section 414(o) of the Code.

(b)
"Employer" means the Company and any Affiliate, provided however, that for purposes of determining the Affiliates under this Section 14, the phrase "more than 50 percent" shall be substituted for the phrase "at least 80%" each place it appears in Section 1563(a)(1) of the Code.

(c)	"Qualified Defined Contribution Plan" shall have the meaning set forth in (i) and (ii) below.
(i)	A Qualified Defined Contribution Plan shall mean a defined contribution plan within the meaning of Section 414(i) of the Code that is:
(A)	A plan described in Section 401(a) of the Code which includes a trust which is exempt from tax under Section 501(a) of the Code;
(B)	An annuity plan described in Section 403(a) of the Code;
(C)	An annuity contract or custodial account described in Section 403(b) of the Code; and

(D)	A simplified employee pension described in Section 408(k) of the Code.
(ii)	Contributions to the following types of arrangements are treated as contributions to a defined contribution plan for purposes of Code Section 415 and this Section:
(A)
Mandatory employee contributions to a defined benefit pension plan (see Section 411(c)(2)(C) of the Code and Treasury Regulation Section 1.411(c)-1(c)(4)) and for this purpose contributions that are picked up by an employer under Section 414(h)(2) of the Code are not considered employee contributions);

(B)	Contributions allocated to any individual medical benefit account which is part of a pension or annuity plan established pursuant to Section 401(h) of the Code;
(C)
Amounts attributable to medical benefits allocated to an account established for a key employee (any employee who, at any time during the plan year or any preceding Man year, is or was a key employee as defined in Section 416(i) of the Code) pursuant to Section 419A(d)(1) of the Code; and

(D)	Annual additions under a Section 403(b) annuity contract that is a defined benefit type arrangement.
(d)
"Severance from Employment" Whether an employee has a Severance from Employment with the employer that maintains a plan is determined in the same manner as under Treasury Regulation Section 1.401(k)-1(d)(2) except that, for purposes of determining the employer of an employee, the modifications provided under Section 415(h) of the Code to the employer aggregation rules apply.

IN WITNESS WHEREOF, the Benefits Design Committee has caused this instrument to be executed by its duly authorized representative this 20th day of December, 2019.

By:	/s/ Laura M. Nolen
Laura M. Nolen
Associate General Counsel,
Benefits & Executive Compensation

APPENDIX A

LIST OF PARTICIPATING SUBSIDIARIES
The following wholly-owned subsidiary corporations or divisions will be Participating Subsidiaries in the Ingersoll-Rand Industrial U.S., Inc. Employee Savings Plan:
1.          Ingersoll-Rand Industrial U.S., Inc.
2.          Club Car LLC
3.          Milton Roy, LLC
4.          Haskel International, LLC
*The above list does not include former employers of certain retirees and terminated vested participants.

APPENDIX B

PRIOR SERVICE WITH AN AFFILIATED COMPANY
PURSUANT TO SECTION 1.55(B)
Service with an Affiliated Company shall be taken into account for any period prior to the date such company became an Affiliated Company in the following situations:
(1)	Service with The ARO Corporation prior to the date on which The ARO Corporation was acquired by Ingersoll-Rand Company.
(2)
In the case of an Eligible Employee who transfers to or from the employ of Dresser-Rand Company and/or Ingersoll-Dresser Pump Company, the period of service with Dresser-Rand Company and/or Ingersoll-Dresser Pump Company.

(3)
In the case of an Eligible Employee who transfers to or from the employ of Dresser-Rand Company and/or Ingersoll-Dresser Pump Company to or from the employ of Dresser Industries, Inc., the period of service with Dresser Industries, Inc.

(4)
Service with Zimmerman International Corp. prior to the date on which the assets of Zimmerman International Corp. were acquired by the Company with respect to individuals who became Employees as a result of the acquisition.

(5)	Service with Checker Flag Parts, Inc. prior to the date on which Checker Flag Parts, Inc. was acquired by Ingersoll-Rand Company.
(6)
Service with SPS Technologies. Inc. prior to the date on which SPS Technologies, Inc. was acquired by the Company with respect to individuals who became Employees of the Company as a result of the acquisition.

(7)	Service under the Johnstone Pump Co. Savings Plan through January 5, 1998 shall be recognized for vesting purposes with respect to individuals who are Employees of the Company on January 1, 2000.
(8)
Service under the Torrington Rockford Salary Savings Plan through April 12, 1994 shall be recognized for vesting purposes with respect to individuals who are Employees of the Company on January 1, 2000.

(9)
Service under the Monarch Hardware, Inc. Profit Sharing Plan through April 2, 1997 shall be recognized for vesting purposes with respect to individuals who are employees of the Company on January 1, 2000.

(10)
Service under the Harrow Products, Inc. 401(k) Savings Plan and Trust through March 30, 1999 shall be recognized for vesting purposes with respect to individuals who are employees of the Company on January 1, 2000.  Notwithstanding the previous sentence, such service shall not be recognized with respect to individuals employed by the Corona Clipper Division of Harrow Products, Inc. whose account balances in the Harrow Products, Inc. 401(k) Savings Plan and Trust are not transferred to the Man.

(11)	Service with Hibon prior to September 29, 2006 shall be recognized for vesting purposes with respect to those individuals who are employees of the Company on September 29, 2006.
(12)	Service with Zeks Air Drier Corporation prior to August 31, 2006 shall be recognized for vesting purpose with respect to individuals who are employees of the Company on August 31, 2006.
(13)
Service with Trane U.S. Inc., Trane America LLC, World Standard Ltd and/or Trane Comfort Solutions Inc. prior to January 1, 2010, including continued years of vesting service pursuant to a severance agreement entered into before January 1, 2010 if that agreement provides for such service shall be recognized far vesting purposes with respect to individuals who are employees of the Company on January 1, 2010; provided that such individual was also employed by one of the aforementioned Trane entities on June 5, 2008.

(14)	Service with Darwin R. Johnson, Inc. prior to November 1, 2010 shall be recognized for vesting purposes with respect to those individuals who are employees of the Company on November 1, 2010.
(15)	Service with Cameron International Corporation prior to January 1, 2015 shall be recognized for vesting purposes with respect to individuals who become employees of the Company on January 1, 2015

APPENDIX C

SPECIAL PROVISIONS

TRANE ESOP COMPONENT
1.
Trane ESOP Component.  The following provisions apply with respect to Participants who participated in the Trane Savings Plan where a portion of their Total Account consisted of a Trane Pre-2010 Company Match Account, Trane QNEC-QMAC Account, Trane ESOP Basic Account or a Trane ESOP Account (collectively referred to as the "Trane ESOP Component") that was merged into the Prior Ingersoll Employee Savings Plan from the Trane Savings Plan effective January 1, 2010, to the extent such amounts were subsequently transferred to this Plan effective as of the Plan Effective Date. The Trane ESOP Component is intended to satisfy the requirements of Section 4975(e)(7) of the Code and Treasury Regulation Section 54.4975-11 and is designed to be invested primarily in Company Stock which constitutes "qualifying employer securities" within the meaning of Section 407(d)(5) of ERISA.  Effective December 1, 2013, subject to the investment diversification rules set forth in paragraph 6 below, the ESOP Component of the Trane Savings Plan shall be invested primarily in the Company Stock Fund.

2.
Nonterminable Protections and Rights.  Except as provided in paragraph 4 below or as set forth in Treasury Regulation Section 54.4975-7(b)(10) (put option), no Company Stock acquired with the proceeds of an "exempt loan" (within the meaning of Section 2550.408b-3 of the Department of Labor Regulations and Treasury Regulation Section 54.4975-7(b)) may be subject to a put, call, or other option or buy-sell or similar arrangement when held by and when distributed from the Trust, whether or not the ESOP Component still constitutes an ESOP.  For purposes of the put option described in Treasury Regulation Section 54.4975-7(b)(10), in the case of a transaction between the Plan and a "disqualified person," as defined in IRC Section 4975(e)(2), the Fair Market Value of any Company Stock acquired with the proceeds of an "exempt loan" subject to the put option shall be determined on the date of the transaction.  The protections and rights granted in this section are nonterminable and such protections and rights shall continue to exist under the terms of the Plan so long as any Company Stock acquired with the proceeds of an "exempt loan" is held by the Trust or by any Participant or other person for whose benefits such protections and rights have been created and neither the repayment of the loan nor the failure of the ESOP Component of the Plan to be an ESOP, nor an amendment to the Plan shall cause a termination of said rights.

3.
Code Section 1042 Transactions.  Notwithstanding anything to the contrary herein, no portion of the assets in the Trane ESOP Component of the Plan attributable to or allocable in lieu of employer securities acquired by the Plan in a sale to which Section 1042 of the Code applies may accrue or be allocated, directly or indirectly, during the nonallocation period (as that term is defined in Section 409(n)(3)(C) of the Code) for the benefit of (i) any taxpayer who makes an election under Section 1042(a) of the Code with respect to employer securities; (ii) any individual who is related to such taxpayer within the meaning of Section 267(b) of the Code; or (iii) any other person who owns (after application of Section 318(a) of the Code without regard to the employee trust exception of paragraph (2)(B)(i) of Section 318(a)) more than 25 percent of any class of outstanding stock of the corporation which issued such employer securities or of any corporation which is a member of the same controlled group of corporations (within the meaning of Section 409(1)(4) of the Code) or the total value of any class of outstanding stock of any such corporation.
4.
Effect of "Going-Private" Transaction.  A Participant shall have the right to demand the distribution of the portion of his Total Account attributable to the Trane ESOP Component to be made entirely in whole shares of Company Stock (with only the value of any fractional share paid in cash), unless, at the time of such distribution, the Company's charter or by-laws restrict ownership of Company Stock to Employees and the Trust, in which event such distribution shall be made in cash.  The by-laws or articles of incorporation of the Company may restrict the sale or transfer of Company Stock distributed from the Plan, provided that such restrictions apply to all Company Stock of the same class and otherwise comply with the requirements of the Treasury Regulations issued under Section 4975(e) of the Code.  If Company Stock is subject to a right of first refusal, in no event may the Company pay a price for such Company Stock that is less than the price offered by any third party making a bona fide offer and in no event shall the Trust pay a price less than the Fair Market Value of the Company Stock, as determined by the Committee based upon a valuation by an independent appraiser using generally accepted methods of valuation.

5.
Tendering of Company Stock.  With respect to the Trane ESOP Component, shares of Company Stock in the Trust shall be tendered by the Trustee in the manner set forth in the Trust Agreement; provided, however, the Trustee shall not tender any shares of Company Stock credited to a Participant's Company Stock Contribution Account as to which timely instructions were not received by the Trustee.

6.	Diversification of ESOP Component. A Participant shall be entitled to diversify one hundred percent (100%) of the portion of his Total Account constituting the Trane ESOP Component.
7.
Forfeitures.  If a Participant incurs a forfeiture under Section 6, Company Stock acquired with the proceeds of an "exempt loan" may be forfeited only after all other assets held in the Plan for such Participant.

8.	Employer Securities Defined.
(a)
In General.  The term "employer securities" means common stock issued by the employer (or by a corporation which is a member of the same controlled group) which is readily tradable on an established securities market.

(b)
Special rule where there is no readily tradable common stock.  If there is no common stock which meets the requirements of subparagraph (a), the term "employer securities" means common stock issued by the employer (or by a corporation which is a member of the same controlled group) having a combination of voting power and dividend rights equal to or in excess of:

(i)	that class of common stock of the employer (or of any other such corporation) having the greatest voting power, and
(ii)	that class of common stock of the employer (or of any other such corporation) having the greatest dividend rights.

APPENDIX D

SPECIAL PROVISIONS APPLICABLE TO BARGAINED EMPLOYEES COVERED BY THE BARGAINING AGREEMENT WITH ZIMMERMAN HANDLING SYSTEM UAW LOCAL 771
SECTION 1
DEFINITIONS
1.1
"Break in Service" means the end of five consecutive Computation Periods - (or six consecutive Computation Periods if absence from employment was due to a Maternity/Paternity Absence) for which a Bargained Participant is credited with less than 501 Hours of Service.

1.2
“Compensation” with respect to a Bargained Participant means wages within the meaning of Code section 3401(a) and all other payments of compensation to an Employee by the Employer (in the course of the Employers' trade or business) for which the Employer is required to furnish the Employee a written statement on Form W--2 under sections 6041(d), 6051(a)(3) and 6052 of the Code, and amounts contributed by the Employer pursuant to a salary reduction agreement that are not includable in the gross income of the Employee under sections 125, 132(f)(4), 402(e)(3) or 402(h) of the Code. Notwithstanding the preceding sentence, the term Compensation shall not include reimbursements or other expense allowances; fringe benefits (cash and noncash), including wellness incentive awards; moving expenses; deferred compensation; welfare benefits; and 100% of an annual incentive award, under a management incentive program, if paid to a Highly Compensated Employee. For the avoidance of doubt, Compensation excludes payments made after termination of employment other than the last regular paycheck.

For purposes of this definition of Compensation, contributions pursuant to a cafeteria plan established under Section 125 of the Code include any amounts not available to an Employee in cash in lieu of group health coverage because the Employee is unable to certify that he or she has other health coverage. An amount will be treated as a contribution under Section 125 of the Code only if the Company does not request or collect information regarding the Employee's other health coverage as part of the enrollment process for the health plan.
Notwithstanding any provision of the Plan to the contrary, in no event shall an Employee's Compensation taken into account under the Plan for any Plan Year exceed the applicable limit specified in Code Section 401(a)(17)(A) for Plan Year. This dollar limit on Compensation shall be adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code. The cost-of-living adjustment shall apply only to Compensation taken into account for Plan Years beginning with the Plan Year in which such increase is effective.

1.3          "Computation Period" means:
(a)
with respect to Eligibility Service, and any Break in Service with respect to Eligibility Service, the twelve (12) consecutive month period commencing with an Employee's Employment Date (or if Eligibility Service is disregarded due to the occurrence of a Break in Service, the Employment Date thereafter) and the Plan Year which includes the first anniversary of the Employment Date and each subsequent Plan Year; and

(b)
with respect to Vesting Service, and any Break in Service with respect to Vesting Service, the Plan Year beginning with the Plan Year in which occurs the Employee's Employment Date (or if Vesting Service is disregarded due to the occurrence of a Break in Service, the Employment Date thereafter) and each Plan Year thereafter.

1.4	"Core Contribution" means a Company nonelective contribution as described in Section 4.1(b) of this Appendix D.
1.5
"Core Contribution Account" means the portion of the Bargained Participant's Total Account consisting of any Core Contributions made to the Plan on behalf of such Bargained Participant, including any investment earnings or losses on such amounts, less any distributions therefrom. The Core Contribution Account is part of the Total Account for all purposes.

1.6	"Core Contribution Participant" means an Eligible Employee who has an Employment Date occurring on or after January 21, 2015.
1.7
"Disability" or "Disabled" means a physical or mental condition resulting from bodily injury, disease or mental disorder which renders the Bargained Participant incapable of continuing in any gainful employment.

1.8	"Early Retirement Date" means the date a Bargained Participant attains age 55 and completes 15 Years of Service.
1.9
"Eligible Employee" means any Employee (including an Employee on an Authorized Leave of Absence) of the Company, who is included in a group of Employees covered under a collective bargaining agreement between the Company and the International Union, United Automobile, Aerospace and Agricultural Implement Workers of America Local 771, but excluding any Employee:

(a)	who is considered an Employee solely because of the application of Section 414(n) of the Code;
(b)
who is a nonresident alien who receives no earned income (within the meaning of Code Section 911(d)(2)) which constitutes income from sources within the United States (within the meaning of Code Section 861(a)(3)); and

(c)	who is a resident alien not legally in the U.S. or who is legally in the U.S. but can continue to participate in a retirement plan sponsored by an Affiliated Company.
1.10
"Eligibility Service" means the sum of an Employee's Years of Service; provided however, Years of Service shall be disregarded if the Employee had no vested interest in his or her Contributions by an Employer, Years of Service earned before a Break in Service shall be disregarded.

1.11	"Employer" means the Company.
1.12	"Employment Date" means the day an Employee first earns an Hour of Service, or for a rehired Employee, the day such Employee first earns an Hour of Service after being rehired.
1.13	"Non-Core Contribution Participant" means a Bargained Participant who is not a Core Contribution Participant.
1.14	"Termination of Employment" occurs when a person ceases to be an Employee, as determined by the personnel policies of the Affiliated Company.
1.15	"Vesting Service" means the sum of the Years of Service of an Employee; provided however, Years of Service shall be disregarded:
(a)	if the Employee had no vested interest in his Total Account, and such Years of Service were earned before the Break in Service; or
(b)	if such Years of Service were earned after a Break in Service, for purposes of determining the nonforfeitable percentage of his or her Accrued Benefit earned before such Break in Service.
For the avoidance of doubt and not in duplication of any other crediting provision of this Plan, except to the extent such service would be disregarded pursuant to the rules set forth above, Vesting Service under the Plan shall include any vesting service earned under the Prior Ingersoll Bargained Savings Plan for any Participant whose benefit was transferred to the Plan from the Prior Ingersoll Bargained Savings Plan on the Effective Date.
1.16	"Year of Service" means each Computation Period in which an Employee is credited with at least 1,000 Hours of Service.
SECTION 2
PARTICIPATION
2.1          PARTICIPATION REQUIREMENTS

An Eligible Employee who was a participant in the Prior Ingersoll Bargained Savings Plan immediately prior to the Effective Date shall be eligible to participate in the Plan in accordance with the provisions contained herein.
An Employee who becomes an Eligible Employee on or after the Effective Date shall become a Bargained Participant on the first day of the month on or after the date he or she completes one year of Eligibility Service and attains age 18.
2.4          PARTICIPATION UPON REEMPLOYMENT
(a)
An Eligible Employee who has at least one year of Eligibility Service and previously was a Bargained Participant prior to his Termination of Employment shall become a Bargained Participant on the first day he earns an Hour of Service.

(b)
An Eligible Employee who previously completed the service requirement to become a Bargained Participant and who had a Termination of Employment before he or she became a Bargained Participant shall be eligible to become a Bargained Participant on the later of

(i)	the date he or she would have become a Bargained Participant but for his or her Termination of Employment, or
(ii)	the date he or she again performs an Hour of Service.
SECTION 3
PARTICIPANT CONTRIBUTIONS
3.1          PARTICIPANT CONTRIBUTIONS
(c)	A Bargained Participant's Contributions may consist of Before-Tax Contributions, After-Tax Contributions, and Catch-Up Contributions as described below:
(i)
Before-Tax Contributions - At least 1% but not more than 15% of Compensation contributed on the Bargained Participant's behalf under a Salary Deferral Agreement shall be known as his Before-Tax Contributions and shall be contributed to his Before-Tax Contribution Account.

(ii)	After-Tax Contributions - No After-Tax Contributions shall be permitted under this Appendix.
(iii)
Catch-Up Contributions - To the extent allowable under Section 3.7 of the Plan, Eligible Employees may authorize the Company to contribute under a Salary Deferral Agreement an amount of his Compensation not to exceed the limit permitted under Section 414(v) of the Code. Contributions made in accordance with this Section 3.1(c)(iii) shall be known as Catch-Up Contributions and shall be contributed to the Bargained Participant's Catch-Up Contribution Account.

(d)	Because Bargained Participants are not permitted to make After-Tax Contributions to the Plan, the “spillover feature” is not available to Bargained Participants.
SECTION 4
COMPANY CONTRIBUTIONS
4.1          COMPANY CONTRIBUTIONS
(a)	Company Matching Contributions.
(i)
Non-Core Contribution Participants. The Company shall contribute after the end of each pay period an amount equal to 25% of the first 5% of Compensation contributed on the Non-Core Contribution Participant's behalf as Before-Tax Contributions, not to exceed 1.25% of Compensation for such pay period. Notwithstanding the foregoing, all Company Matching Contributions owing under the Prior Ingersoll Bargained Savings Plan to a Non-Core Contribution Participant and attributable to a pay period beginning on or after January 1, 2015 and ending on such date during 2015 or 2016 that the Company had payroll systems in place to handle Company Matching Contributions under Section 4.1(a)(i) on a payroll period basis (the "Payroll Matching Implementation Date") shall be contributed as a single lump sum contribution as soon as administratively feasible after the Payroll Matching Implementation Date, but in no event later than the time prescribed by law. No interest or earnings attributable to unpaid Company Matching Contributions shall accrue or be paid with regard to any period between January 1, 2015 and the date on which such contributions were made to the Prior Ingersoll Bargained Savings Plan.

(ii)
Core Contribution Participants. The Company shall allocate at the end of each pay period an amount equal to 50% of the first 6% of Compensation contributed on the Core Contribution Participant's behalf as Before-Tax Contributions, not to exceed 3% of Compensation for such pay period.

The Company Matching Contribution shall be based solely on a Bargained Participant’s Before-Tax Contributions for each pay period. The Company shall not make an additional Matching Contribution at the end of the Plan Year to “true-up” the match made with respect a Bargained Participant’s Before-Tax Contributions for the full Plan Year.
(b)
Core Contributions. Each pay period, the Company shall contribute to the Core Contribution Account of each Core Contribution Participant an amount equal to 2% of the Core Contribution Participant's Compensation for that pay period. Except as modified in Section 4.1(c) below, such contributions shall be contributed as soon as administratively feasible following such pay period but in no event later than the time prescribed by law.
3.5          ROLLOVER CONTRIBUTIONS
Rollover Contributions of Before-Tax Contributions are permitted under this Appendix.
3.7          CATCH-UP CONTRIBUTIONS
The Company will not make Matching Contributions on account of Catch-up Contributions made by Bargained Participants.
SECTION 5
INVESTMENT PROVISIONS
5.2	INVESTMENT ELECTION
Core Contributions shall also be invested in the same manner as the Eligible Employee elected to have his Participant Contributions invested.
SECTION 6
VESTING
6.2	VESTING OF COMPANY MATCHING CONTRIBUTIONS AND FORMULA BASED CONTRIBUTIONS
(a)	A Non-Core Contribution Participant's interest in his Company Matching Contribution Account shall become fully vested based on the following vesting schedule:
Years of Vesting Service	Vested Percentage

Less than 1 year	0%
1 year but less than 2 years	20%
2 years but less than 3 years	40%
3 years but less than 4 years	60%
4 years but less than 5 years	80%
5 years or more	100%

(b)	A Core-Contribution Participant's interest in his Company Matching Contribution Account and his Core Contribution Account shall become fully vested after he completes three years of Vesting Service.
(c)
Notwithstanding the foregoing, any Bargained Participant's interest in his Company Matching Contribution Account and his Core Contribution Account (if applicable) shall become fully vested upon the first to occur of the following while such Bargained Participant is employed by the Company or an Affiliated Company or while on military leave: (i) Early Retirement Date, (ii)

Normal Retirement Date, (iii) Termination of Employment due to Disability, or (iv) death.
6.3	FORFEITURES
The provisions of Section 6.3 of the Plan shall apply, subject to modification as provided below:
(a)
If a Bargained Participant is not fully vested in his Company Matching Contribution Account on his Termination of Employment, the portion of such Accounts that is not then vested shall be subject to forfeiture as of the Valuation Date coincident with or next following the earlier of:

(i)	the date on which distribution of the Bargained Participant's vested benefit commences on account of his termination of employment; or
(ii)	the date the Bargained Participant incurs a Break in Service.
(b)
If a Bargained Participant is not vested in any portion of his Company Matching Contribution Account, such Bargained Participant shall be deemed to have been paid the vested portion of such Account as of his Termination of Employment. The nonvested balance in such Account shall be subject to forfeiture as of the Valuation Date coincident with or next following the Bargained Participant's Termination of Employment.

(c)
In the event a Bargained Participant is reemployed prior to incurring a Break in Service, he shall be entitled to make repayment to the Plan of the full amount distributed to him no later than (1) the date he or she incurs a Break in Service, and (2) the last day of the 5-year period commencing on or after his or her date of reemployment. Upon making repayment in a single payment of the amount distributed to him, the amount repaid shall be credited to the Bargained Participant's Account from which paid and the nonvested portion of his Company Matching Contribution Account shall be reinstated to his or her Accounts and invested in the same manner as the Account to which it is posted.

(d)
Forfeitures of Core Contributions made on account of Core Contribution Participants shall be governed by the same rules as apply to Company Matching Contributions, as described in Sections 6.3(a)-(c) above and as provided in Section 6.3 of the Plan, to the extent consistent with the provisions of this Appendix.

(e)
If a Bargained Participant receives a distribution from his Company Matching Contribution Account or his Core Contribution Account at a time when his vesting percentage is less than 100%, the vested balance in each account subsequent to the distribution shall be determined by the formula:

Vested balance = P(AB + D) – D

P	is the vested percentage at the date of determination;
AB	is the account balance at the date of determination; and

D	is the amount of all distributions previously made.

SECTION 7
DISTRIBUTIONS
7.1	DISTRIBUTION ON ACCOUNT OF A PARTICIPANT'S SEPARATION DATE
(a)	Upon his Separation Date, the Bargained Participant's entire undistributed vested interest shall be payable in the following forms, rather than the forms provided in Section 7.1 of the Plan:
(1)
An annuity which is purchased with the Bargained Participants Total Account that provides for level monthly payments for the Bargained Participant's lifetime with payments ceasing upon the Bargained Participant's death. If the Bargained Participant has a Spouse on the date of distribution, the annuity purchased will be in the form of a 50% Joint & Survivor Annuity that provides level monthly payments for the Bargained Participant's lifetime with 50% of such monthly payments payable to the Bargained Participant's Spouse for the Spouse's lifetime. The Bargained Participant may waive the 50% joint and Survivor form of payment by making an election that complies with Section 7.1(d) of the Plan.

(ii)	a single lump sum payment;
(iii)	periodic installments as selected by the Bargained Participant, not to exceed the Bargained Participant's life expectancy.
7.3          DISTRIBUTIONS ON DEATH
(b)
Distribution of the Bargained Participant's vested interest in the Trust Fund shall be made at the election of the Bargained Participant's designated Beneficiary (or the administrator or executor of the Bargained Participant's estate, as the case may be), subject to the processing fees as may be established by the Committee, on a form provided by the Committee, in one of the forms of payment set forth in Section 7.1 of this Appendix, subject to the provisions of this subsection (b) and subsections (c),(e), (f) and (g) of Section 7.3 of the Plan and subsection (d) below.

(d)	Distribution to a designated Beneficiary shall begin no later than the time prescribed in Section 7.11 of the Plan.

SECTION 8
WITHDRAWALS AND LOANS DURING EMPLOYMENT
8.1          DISCRETIONARY WITHDRAWALS
There shall be no discretionary withdrawals under this Appendix.
8.2          WITHDRAWALS FOR PARTICIPANTS OVER AGE 59½
A Bargained Participant who is over age 59½ may request a withdrawal in accordance with Section 8.2, subject to the modifications contained herein. The withdrawal shall be made from the Trust Fund in an amount not to exceed the sum of the balances in the Bargained Participant's Before-Tax Contribution Account, Rollover Contribution Account and vested Company Matching Contribution Account. The amount available for withdrawal is based on the balances in the Bargained Participant's Before-Tax Account, Rollover Contribution Account and Company Matching Contribution Account as of the date the withdrawal request is processed by the recordkeeper appointed by the Company.
8.3          HARDSHIP WITHDRAWALS
(a)	A Bargained Participant may request a hardship withdrawal in accordance with Section 8.3 of the Plan, subject to the modifications of Section 8.3(b) and Section 8.3(c) below.
(b)
A hardship withdrawal made by a Bargained Participant under this Section 8.3 shall be withdrawn from the Bargained Participant's Before-Tax Contribution Account, exclusive of earnings after 1988 except to the extent provided under paragraph (c) below.

(c)	The balance in the Bargained Participant's Before-Tax Contribution Account that is available for withdrawal on account of financial hardship shall be equal to the lesser of (i) or (ii) below:
(i)          An amount equal to (A) plus (B), minus (C), below:
(A)	The balance in the Bargained Participant's Before-Tax Contribution Account (including the Loan Fund) under the Prior Ingersoll Bargained Savings Plan, as of December 31, 1988.
(B)	Contributions credited after December 31, 1988 to the Bargained Participant's Before-Tax Contribution Account under the Prior Ingersoll Bargained Savings Plan and the Plan.
(C)	Distributions made after December 31, 1988 from the Bargained Participant's Before-Tax Contribution Account

under the Prior Ingersoll Bargained Savings Plan and the Plan.
(ii)	The value of the Bargained Participant's Before-Tax Contribution Account as of the date such withdrawal is processed by the recordkeeper appointed by the Company.
(d)	For clarification, the Rollover Contribution Account, Company Matching Contribution Account, and Core Contribution Account are not eligible for withdrawal under this Section 8.3.
8.7	LOANS

Any Bargained Participant may request a loan in accordance with Sections 8.7 and 8.8 of the Plan modified as herein.

A Bargained Participant may borrow from his Company Matching Contribution Account.
8.8	LOAN CONDITIONS
Paragraphs (d) and (e) are modified to provide as follows:
(d)	The amount transferred to the Loan Fund from the Bargained Participant's Total Account will be made in the following order:
(i)          from the balance of his Before-Tax Contribution Account;
(ii)          from the vested Company Matching Contribution Account;
(iii)          from the balance in his Rollover Contribution Account; and
(iv)          from the balance in his Catch-Up Contribution Account.
(e)	The repayment period shall be no less than six months and no more than five years.
SECTION 14
SPECIAL DISCRIMINATION RULES
14.1	DEFINITIONS

For purposes of this Section 14, the following definitions shall apply:
(a)
Actual Deferral Percentage or ADP shall mean the ratio (expressed as a percentage) of (i) the Before-Tax Contributions made to the Plan on behalf of an Eligible Employee for the Plan Year (excluding any excess Before Tax Contributions by a Non-highly Compensated Employee under Section 3.6 of the Plan) to (ii) the Eligible Employee's Compensation for the Plan Year.

(b)
Average Actual Deferral Percentage shall mean the average (expressed as a percentage) of the Actual Deferral Percentages of the Eligible Employees in a group. The percentage shall be rounded to the nearest one-hundredth of one percent (four decimal places).

(c)	Compensation for purposes of this Section 14 shall have the meaning set forth in Section 13.3.
Excess ADP Deferrals shall have the meaning set forth in Section 14.4.
14.2	AVERAGE ACTUAL DEFERRAL PERCENTAGE.
(a)	The Average Actual Deferral Percentage for Highly Compensated Employees for each Plan Year must satisfy one of the following tests:
(i)
The Average Actual Deferral Percentage for Eligible Employees who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for Eligible Employees who are Non-highly Compensated Employees for the prior Plan Year multiplied by 1.25; or

(ii)
The Average Actual Deferral Percentage for Eligible Employees who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for Eligible Employees who are Non-highly Compensated Employees for the prior Plan Year multiplied by 2.0, provided that the Average Actual Deferral Percentage for Eligible Employees who are Highly Compensated employees does not exceed the Average Actual Deferral Percentage for Eligible Employees who are Non-highly Compensated Employees by more than two (2) percentage points.

(b)
In computing the Average Actual Deferral Percentage, the Company may exclude Non-highly Compensated Employees who, prior to the last day of the Plan Year, have not yet attained age 21 or have not yet completed 1,000 Hours of Service during a 12 consecutive month period that begins on the Employee's date of hire or during any Plan Year thereafter. A plan may ignore such Non-Highly Compensated Employees only if the Company satisfies a special coverage rule described below. The special coverage rule requires the applicable plan to satisfy the minimum coverage rules of Code Section 410(b)(4)(B) with respect to all Employees who are permitted to participate in the plan but have not yet attained age 21 or have not yet completed the 1,000 Hours of Service requirement described above.

14.3       SPECIAL RULES FOR DETERMINING AVERAGE ACTUAL DEFERRAL PERCENTAGE
(a)
The Actual Deferral Percentage for any Highly Compensated Employee for the Plan Year who is eligible to have Before-Tax Contributions allocated to his Account under two or more arrangements described in Section 401(k) of the Code that are maintained by the Company or an Affiliated Company shall be determined as if such Before-Tax Contributions were made under a single arrangement.

(b)
If two or more plans maintained by the Company or an Affiliated Company are treated as one plan for purposes of the nondiscrimination requirements of Code Section 401(a)(4) or the coverage requirements of Code Section 410(b) (other than for purposes of the average benefits test), all Before-Tax Contributions that are made pursuant to those plans shall be treated as having been made pursuant to one plan.

(c)
The determination and treatment of the Before-Tax Contributions and the Actual Deferral Percentage of any Eligible Employee shall be in accordance with such other requirements as may be prescribed from time to time in Treasury Regulations.

14.4       DISTRIBUTION OF EXCESS ADP DEFERRALS
(a)
Before-Tax Contributions exceeding the applicable limitations of Section 14.2 ("Excess ADP Deferrals") and any income or loss allocable to such Excess ADP Deferrals shall be distributed to Highly Compensated Employees whose Accounts were credited with Excess ADP Deferrals in the preceding Plan Year. To determine the dollar amount of Excess ADP Deferrals to be distributed, the Committee shall first determine the aggregate dollar amount of the distribution as follows;

(i)
Determine the dollar amount by which the Before-Tax Contributions of the Highly Compensated Employee(s) with the highest ADP must be reduced to equal the ADP of the second-highest ADP(s) under the Plan; then

(ii)
Determine the dollar amount by which the Before-Tax Contributions for the two (or more) Highly Compensated Employees with the highest ADPs under the Plan must be reduced for each such Employee's ADP to equal the third-highest ADP under the Plan; then

(iii)
Repeat the steps described in (i) and (ii) above with respect to the third and successive highest ADP levels under the Plan until the Average Actual Deferral Percentage does not exceed the amount allowable under Section 14.2(a); then

(iv)	Add the dollar amounts determined in each of steps (i), (ii) and (iii) above.
This aggregate dollar amount of Excess ADP Deferrals determined under steps (i) through (iv) above shall be distributed as follows:
(v)	first to those Highly Compensated Employees with the highest amount of Before-Tax Contributions until that amount equals the second highest amount of Before-Tax Contributions under the Plan;
(vi)
second, to the two (or more) Highly Compensated Employees with the next highest dollar amount of Before-Tax Contributions under the Plan, until that amount equals the third highest amount of Before-Tax Contributions under the Plan; and

(vii)
then the steps described in (v) and (vi) shall be repeated for the third and successive Highly Compensated Employees with the highest amount of Before-Tax Contributions under the Plan until all Excess ADP Deferrals have been returned.

If a Highly Compensated Employee is eligible to make Catch-Up Contributions under Section 3.7, any Excess ADP Deferrals allocated to such Highly Compensated Employee in steps (v) through (vii) above must be retained by the Plan and treated as Catch-Up Contributions for the Plan Year in which the Excess ADP Deferral was made, to the extent permitted under Section 3.7 and Code Section 414(v). Any remaining Excess ADP Deferral shall then be distributed to such Highly Compensated Employee. Any Excess ADP Deferrals that are retained by the Plan as Catch-Up Contributions under this paragraph shall be treated as Catch-Up Contributions under Section 3.7 of the Plan.
(b)
To the extent administratively possible, the Committee shall distribute all Excess ADP Deferrals and any income or loss allocable thereto prior to March 15 following the end of the Plan Year in which the Excess ADP Deferrals arose. In any event, however, the Excess ADP Deferrals and any income or loss allocable thereto shall be distributed prior to the end of the Plan Year following the Plan Year in which the Excess ADP Deferrals arose. Excess ADP Deferrals shall be treated as Annual Additions under the Plan.

(c)
The income or loss allocable to an Excess ADP Deferral that is returned to an Eligible Employee pursuant to this Section shall be determined using any reasonable method adopted by the Committee to measure income earned or loss incurred during the Plan Year or any other method authorized by the Internal Revenue Service.

(d)
If an Excess Deferral has been distributed to the Eligible Employee pursuant to Section 3.6, then any Excess ADP Deferral allocable to such Eligible Employee for the same Plan Year shall be reduced by the amount of such Excess Deferral.

(e)
Any Company Matching Contribution allocable to an Excess ADP Deferral that is returned to the Eligible Employee pursuant to this Section 14.4, shall be forfeited notwithstanding the provisions of Section 6 of this Appendix. For this purpose, however, the Before-Tax Contributions that are returned to the Eligible Employee shall be deemed to be first those Before-Tax Contributions for which no Company Matching Contribution was made and second those Before-Tax Contributions for which a Company Matching Contribution was made. Accordingly, unmatched Before-Tax Contributions shall be returned before matched Before-Tax Contributions.

14.5       ORDER OF APPLYING CERTAIN SECTIONS OF SECTION 14
In applying the provisions of this Section 14, the determination and distribution of excess deferrals (determined under Section 3.6) shall be made first (to the extent possible) and the determination and elimination of Excess ADP Deferrals shall be made second.